As filed with the Securities and Exchange Commission on April 21, 2021
Registration No. 333-250017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	37-1958714 (I.R.S. Employer Identification No.)
10960 Wilshire Blvd., Suite 2200
Los Angeles, CA 90024
(310) 424-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ben Kohn
Chief Executive Officer
10960 Wilshire Blvd. Suite 2200
Los Angeles, CA 90024
(310) 424-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
W. Stuart Ogg Jones Day 1755 Embarcadero Road Palo Alto, CA 94 (650) 739-3939	Chris Riley General Counsel PLBY Group, Inc. 10960 Wilshire Blvd., Suite 2200 Los Angeles, CA 90024 (310) 424-1800
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On November 10, 2020, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-250017), as amended on December 22, 2020, January 28, 2021 and February 4, 2021, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2021 (as amended, the “Registration Statement”).
This post-effective amendment is being filed to update the Registration Statement to include information contained in the registrant’s Current Report Form 8-K/A No. 1 filed with the SEC on March 31, 2021, the registrant’s Annual Report on Form 10-K filed with the SEC on April 15, 2021 and the registrant’s Current Report on Form 8-K/A No. 2 filed with the SEC on April 21, 2021, and certain other information in such Registration Statement.
No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 21, 2021
PRELIMINARY PROSPECTUS
PLBY GROUP, INC.
5,390,763 Shares of Common Stock
This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of (i) 390,763 shares of common stock, par value of $0.0001 per share (“Common Stock”) of Mountain Crest Acquisition Corp, a Delaware corporation, which was renamed PLBY Group, Inc. in connection with the Closing (as defined below) (“MCAC”) underlying the 355,241 private units issued in connection with a private placement completed on June 4, 2020 (the “Private Units,”), and (ii) up to 5,000,000 shares of Common Stock (the “PIPE Shares”) issued in a private placement pursuant to the terms of the Subscription Agreements (as defined below) in connection with the Business Combination (as described below).
On February 10, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc. (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement). Pursuant to the terms of the Merger Agreement, Playboy merged with and into Merger Sub, with Playboy surviving the merger as a wholly owned subsidiary of MCAC (the “Business Combination”) and MCAC changed its name to “PLBY Group, Inc.” upon consummation of the Business Combination.
On June 9, 2020, simultaneously with the closing of MCAC’s initial public offering (“IPO”), MCAC sold an aggregate of 321,500 Private Units in a private placement to Sunlight Global Investment LLC (“Sponsor”) and Chardan Capital Markets, LLC (“Chardan”). On June 17, 2020, simultaneously with the closing of Chardan’s exercise of its over-allotment option in part, MCAC sold an aggregate of an additional 33,741 Private units. There are a total of 390,763 shares of Common Stock underlying a total of 355,241 Private Units that were held by Chardan, Dr. Liu, our director and former Chief Executive Officer of MCAC, and Mr. Dong Liu, former Chief Financial Officer of MCAC, all of whom are included as Selling Stockholders.
In connection with the Business Combination, MCAC entered into subscription agreements, each dated as of September 30, 2020 (the “Subscription Agreements”), with certain institutional and accredited investors (collectively, the “PIPE Investors”), pursuant to which MCAC issued and sold to the PIPE Investors, in a private placement closed immediately prior to the closing of the Business Combination, the PIPE Shares at $10.00 per share, for an aggregate purchase price of $50,000,000.
Upon the consummation of the Business Combination, Craig-Hallum Capital Group LLC and Roth Capital Partners LLC each received 100,000 shares of Common Stock as compensation for advisory services rendered to MCAC, including in their role as placement agents in the PIPE investment pursuant to an agreement, dated July 22, 2020, which was subsequently amended to join Roth Capital Partners, LLC on September 30, 2020. The services were completed as of September 30, 2020.
The Selling Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will pay certain offering fees and expenses and fees in connection with the registration of the Common Stock and will not receive proceeds from the sale of the securities by the Selling Stockholders. Our Common Stock is currently listed on the Nasdaq Global Market and trades under the symbol “PLBY.”
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 13 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to PLBY Group, Inc., a Delaware Corporation (f/k/a Mountain Crest Acquisition Corp). References to “MCAC” refer to the registrant prior to the Closing. In this prospectus:
•
“Board” means the board of directors of the Company.

•
“Business Combination” means the transactions contemplated under the Merger Agreement.

•
“Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation.

•
“Chardan” means Chardan Capital Markets, LLC, MCAC’s underwriter in the IPO.

•
“Closing” means the closing of the Business Combination.

•
“Closing Date” means date of the consummation of the Business Combination.

•
“Code” means the Internal Revenue Code of 1986, as amended.

•
“Company” or “PLBY” means PLBY Group, Inc.

•
“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company.

•
“Continental” means Continental Stock Transfer & Trust Company, the Company’s transfer agent.

•
“DGCL” means Delaware General Corporation Law.

•
“Effective Time” means the time at which the Merger becomes effective.

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•
“GAAP” means accounting principles generally accepted in the United States of America.

•
“Initial Stockholders” means the Sponsor and the officers and directors of MCAC.

•
“IPO” refers to the initial public offering of 5,000,000 units of MCAC consummated on June 9, 2020.

•
“Insider Shares” means the 1,437,450 shares of Common Stock.

•
“MCAC Units” means the units that were issued in the IPO, each consisting of one share of Common Stock and one right to receive one-tenth (1/10) of a MCAC share of Common Stock.

•
“MCAC Rights” means the right to receive one-tenth (1/10) of a share of Common Stock underlying the MCAC Units.

•
“Merger Agreement” means that certain agreement and plan of merger, dated as of September 30, 2020, by and among MCAC, Merger Sub, Playboy and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement).

•
“Merger Consideration” means Closing Payment Shares (as defined herein), subject to any Net Debt (as defined herein) adjustment.

•
“Merger Sub” means MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC prior to the Closing.

•
“Organizational Documents” means Certificate of Incorporation and bylaws.

•
“PIPE Investment” means the private placement of 5,000,000 shares of Common Stock for an aggregate of $50,000,000 in a private placement immediately prior to the Closing.

•
“Playboy” means Playboy Enterprises, Inc., a Delaware corporation.

•
“Private Units” means the 355,241 units sold to the Sponsor and Chardan, in the aggregate, in private placements that occurred contemporaneously with the IPO and the exercise of Chardan’s over-allotment option.

•
“RT” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Combined Company and its subsidiaries).

•
“RSU” means restricted stock unit awards of Playboy.

•
“SEC” means the U.S. Securities and Exchange Commission.

•
“Securities Act” means the Securities Act of 1933, as amended.

•
“Sponsor” means Sunlight Global Investment LLC.

•
“Underwriting Agreement” means the Underwriting Agreement, dated June 4, 2020, by and between the MCAC and Chardan.

•
“Yandy” means Yandy Enterprises LLC, a wholly-owned subsidiary of Playboy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on the expectations and beliefs of our management in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include statements about our future performance and opportunities; benefits of the Business Combination; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements.
The forward-looking statements are based on the current expectations of our management as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by us and the following:
•
expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•
the outcome of any legal proceedings that may be instituted against us following the consummation of the Business Combination;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Playboy to grow and manage growth profitably, and retain its key employees;

•
limited liquidity and trading of our securities;

•
geopolitical risk and changes in applicable laws or regulations;

•
the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•
risks relating to the uncertainty of our projected financial information;

•
risks related to the organic and inorganic growth of our business and the timing of expected business milestones;

•
risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our and our business operations, as well as our and their financial condition and results of operations; and

•
litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning our business or other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

v

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy,” “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Company Overview
We are a pleasure and leisure company. We provide consumers across all demographics and geographies with products, content and experiences that help them lead happier, healthier and more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving more than $3 billion in global consumer spend with products and content available in 180 countries.
Our mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences, and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right.
Driven by our cause of “Pleasure for All,” our goal is to build the leading pleasure and leisure lifestyle platform for men and women around the world.
For the fiscal years ended December 31, 2019 and 2020, Playboy’s historical consolidated revenue was $78.1 million and $147.7 million, respectively, historical consolidated net loss was $23.6 million and $5.3 million, respectively.
Our Products
Our products and content connect consumers to a lifestyle of pleasure and leisure. Our offerings help consumers around the world look good, feel good, and enjoy their lives.
Our four target consumer categories — Sexual Wellness, Style and Apparel, Gaming and Lifestyle, and Beauty and Grooming — reflect the market segments where our over 67 years of building consumer trust give us a unique position to lead. Each of these categories comprise very large and growing markets, providing Playboy with significant opportunities for growth from the increased sales of our current products, as well as through the introduction of new products within these categories.
Our Business Segments
We generate revenue through the sales of our products to consumers around the world. We employ multiple business models, including brand licensing, direct-to-consumer and third-party retail sales, and digital subscriptions, to maximize the value of our assets and to ensure long-term revenue and profitability growth. We report on our business operations in three segments:
•
Licensing, including licensing our brand to third parties for products, services, venues and events;

•
Direct-to-Consumer, including sales of third-party products through our owned-and-operated ecommerce platforms; and sales of our proprietary products through our platforms and/or third-party retailers; and

•
Digital Subscriptions and Content, including the sale of subscriptions to Playboy programming and trademark licensing for online gaming products.

Our Strategy
We are building the leading pleasure and leisure lifestyle platform for men and women around the world. Our commercial strategy is to create high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital subscription offerings and by utilizing our significant organic reach for marketing efficiency. We sell our products through third party digital and physical retail partners to expand our points of sale and gather additional consumer insights to drive product innovation and inform go- to-market plans, and we license our trademarks and intellectual property in specific categories and geographies that have particular regulatory requirements, or where speed-to-market can be accelerated through a best-in-class partnership, to gain high-margin revenue and consumer insights we can reinvest in our owned-and-operated operations. Over the past several years, we have exited licensing contracts that were not strategically aligned with the brand’s interests to open up categories for owned-and-operated development and to enter into partnerships more closely aligned with our brand and consumer categories of focus.
Our immediate focus for owned and operated operations is in the Sexual Wellness category in Western markets, where we can aggregate what today is a highly fragmented market through in-house product development and acquisitions and move quickly to gain consumer mindshare and build the leading digital and physical retail presence. We will approach Beauty and Grooming as a natural extension of the Sexual Wellness category to integrate further into consumers’ daily habits. Playboy’s 10-year relationship with a market leader in the Beauty and Grooming category demonstrated strong consumer affinity for Playboy-branded offerings in the space. With the integration of the e-commerce platform that we acquired in December 2019, Sexual Wellness products represent the fastest-growing and the second-largest revenue contributor of our business today. We will utilize our trademarks wherever most effective to brand and/or market products, and we also intend to use our brand expertise to develop and acquire additional brands for these categories to further expand our consumer and distribution reach.
Significant consumer engagement and spend with Playboy-branded gaming properties around the world, including with leading partners such as Microgaming, Scientific Games, and Caesar’s Entertainment, steers our investment in digital gaming, sports betting and other digital offerings to further support our commercial strategy to expand consumer spend with minimal marginal cost, and gain consumer data to inform go-to-market plans across categories.
Licensing our trademarks and intellectual property for the apparel and accessories category, which today represents our largest single revenue contributor, will continue to serve as a powerful cash foundation and consumer insights engine.
Our Competition
Playboy operates in the consumer goods space across a variety of different industries and face competition from broad direct-to-consumer platforms such as Amazon, as well as brands and retailers that are more targeted to particular markets. In the men’s apparel space in China, we compete with other leading men’s apparel brands such as Uniqlo, Semir, Levi’s, Nautica and Lacoste on the breadth and quality of our products, and in the United States and United Kingdom, our apparel collaborations compete with other streetwear offerings. In the sexual wellness industry, we compete with brands such as Hims, Ro Health, and Foria, lingerie ecommerce businesses such as AdoreMe, and other suppliers of products in this fragmented and rapidly growing space. Our online direct-to-consumer apparel business competes with Amazon as well as retailers more focused on lingerie, costumes and accessories, and streetwear. Our subscription offerings today compete with providers of paid and free adult content, and our digital games compete with other real-money and social casino-style games available in the iOS and Android app stores.
Government Regulation
In connection with the products we provide, we must comply with various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements include, without limitation:
•
federal, state, local and foreign laws and regulations involving minimum wage, health care, overtime, sick leave, lunch and rest breaks and other similar wage, benefits and hour requirements and other similar laws;

•
Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state agencies and other similar laws;

•
alcohol beverage marketing regulations, custom and import matters with respect to products imported to and exported from the United States;

•
the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti- kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and

•
federal, state and foreign anticorruption, data protection, privacy, consumer protection, content regulation and other laws and regulations, including without limitation, GDPR and the CCPA.

Intellectual Property
Playboy owns various trademarks, copyrights and software comprising Playboy’s intellectual property holdings including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN,” logo and the “Yandy” name.
We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.
Recent Developments
On January 31, 2021, Playboy entered into a Stock Purchase Agreement (the “Lovers Purchase Agreement”) with TLA Acquisition Corp., the parent company of the Lovers, and the stockholders of Lovers to acquire all of the outstanding Lovers capital stock (the “Transaction”). The purchase price for the Transaction was approximately $25 million in cash and the Transaction closed on March 1, 2021.
Corporate Information
MCAC was formed as a blank check company on November 12, 2019, under the laws of the state of Delaware, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Based on its business activities, MCAC was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash. Until the consummation of the Business Combination, the Company did not engage in any operations nor generated any revenue.
On June 9, 2020, MCAC consummated its initial public offering. On February 10, 2021, MCAC consummated the Business Combination with Playboy pursuant to the Merger Agreement. In connection with the Business Combination, MCAC changed its name to PLBY Group, Inc.
Our address is 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024. Our telephone number is (310) 424-1800. Our website address is www.plbygroup.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
PIPE Subscription Agreements and PIPE Registration Rights Agreement
In connection with the Business Combination, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”),

each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC issued and sold, in a private placement immediately prior to the Closing, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”).
Pursuant to the PIPE Registration Rights Agreements, MCAC agreed to file (at MCAC’s sole cost and expense) a registration statement registering the resale of the shares of Common Stock to be purchased in the PIPE Investment (the “PIPE Resale Registration Statement”) with the SEC no later than the 5th calendar day following the date that this prospectus is first filed with the SEC. MCAC will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that MCAC has cleared comments with the SEC on this prospectus, but no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies MCAC that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the date hereof) (the “Effectiveness Date”). The PIPE Resale Registration Statement has been filed and declared effective on February 10, 2021. The post-effective amendment to the PIPE Resale Registration Statement of which this prospectus forms a part has been filed to satisfy MCAC’s obligations under the PIPE Registration Rights Agreement.
Under certain circumstances, additional payments by MCAC may be assessed with respect to the PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the Closing Date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12- month period; or (iv) MCAC fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act of 1933, as amended (the “Securities Act”) and the PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12) month anniversary of the closing and ending at such time that all of the PIPE Shares may be sold without the requirement for MCAC to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by MCAC will accrue on the applicable PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreements).
Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:
•
an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•
an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•
reduced disclosure about our executive compensation arrangements; and

•
an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

For as long as we continue to be an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors.
We will remain an emerging growth company until the earlier of (1) the date (a) June 9, 2025, (b) in which the Company has total annual gross revenue of at least $1.07 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of shares of the Company’s common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
For more information on the Company, please see the sections titled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

THE OFFERING
Issuer
PLBY Group, Inc.
Common stock offered by the Selling Stockholders
(i) 390,763 shares of common stock underlying a total of 355,241 Private Units, and (ii) up to 5,000,000 shares of common stock, which were issued pursuant to the terms of the Subscription Agreements in a private placement in connection with the Business Combination.
Common stock issued and outstanding
33,765,554(1)
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.
Risk factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.
Trading symbol
Our common stock is listed on the Nasdaq Global Market under the symbol “PLBY”.

(1)
As of April 16, 2021, this amount excludes:

•
Playboy options assumed in the Business Combination exercisable for an aggregate of 3,560,541 shares of common stock at a weighted average exercise price of $5.61;

•
assumed obligation in the Business Combination to issue shares in respect of terminated Playboy RSUs for an aggregate of 2,045,634 shares of common stock to be settled approximately one year following the Closing Date;

•
55,000 shares of common stock underlying the remaining outstanding Chardan unit purchase option (the “UPO”); and

•
4,262,364 shares of common stock initially reserved for issuance pursuant to future awards under our 2021 Equity and Incentive Compensation Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan, which became effective upon the consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF MCAC
MCAC’s balance sheet data as of December 31, 2020 and December 31, 2019 and statement of operations data for the year ended December 31, 2020 and for the period from November 12, 2019 (inception) through December 31, 2019 are derived from MCAC’s audited financial statements included elsewhere in this prospectus.
The historical results of MCAC included below and elsewhere in this prospectus are not necessarily indicative of the future performance of MCAC. You should read the following selected financial data in conjunction with “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.
	Year Ended December 31, 2020	For the Period from November 12, 2019 (inception) through December 31, 2019
Operating and formation costs	$1,093,833	$492
Loss from operations	(1,093,833)	(492)
Other income:		—
Interest earned on marketable securities held in Trust Account	31,669	—
Unrealized gain on marketable securities held in Trust Account	362	—
Other income, net	32,031	—
Loss before provision for income taxes	(1,061,802)	—
Benefit from income taxes	—	—
Net loss	$(1,061,802)	$(492)
Weighted average shares outstanding – basic and diluted	1,912,761(1)	1,250,000(2)
Basic and diluted net loss per share common share	$(0.56)	$(0.00)

(1)
Excludes an aggregate of 5,061,856 shares subject to possible redemption at December 31, 2020.

(2)
Excludes an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5 to MCAC Audited Financial Statements).

Balance Sheet Data:	As of December 31, 2020	As of December 31, 2019
Cash	$57,732	$—
Deferred offering costs	$—	$100,231
Cash and marketable securities held in Trust Account	$58,679,991	$—
Total assets	$58,772,057	$100,231
Total liabilities	$2,769,200	$100,723
Common stock subject to possible redemption	$51,002,849	$—
Total Stockholders’ Equity (Deficit)	$5,000,008	$(492)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PLAYBOY
The following table sets forth selected historical financial information derived from Playboy’s audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, each of which is included elsewhere in this registration statement. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this registration statement.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following summary selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and Playboy’s financial statements and the related notes appearing elsewhere in this registration statement.
	December 31,
	2020	2019
	(in thousands, except share and per share data)
Consolidated Statement of Operations Data:
Net revenues	$147,662	$78,110
Costs and expenses:
Cost of sales	(73,180)	(37,742)
Selling and administrative expenses	(59,863)	(45,399)
Related-party expenses	(1,007)	(1,005)
Total costs and expenses	(134,050)	(84,146)
Operating (loss) income	13,612	(6,036)
Nonoperating income (expense):
Investment income	30	225
Interest expense	(13,463)	(14,225)
Gain from settlement of convertible promissory note	1,454	—
Gain from bargain purchase	—	1,483
Other, net	168	(173)
Total nonoperating expense	(11,811)	(12,690)
Income (loss) before income taxes	1,801	(18,726)
Provision for income taxes	(7,072)	(4,850)
Net (loss)	(5,271)	(23,576)
Net loss attributable to redeemable noncontrolling interest	—	—
Net (loss) attributable to Playboy	$(5,271)	$(23,576)
Net loss per share, basic and diluted	$(1.33)	$(6.12)
Weighted-average shares used in computing net loss per share, basic and diluted	3,961,996	3,854,256

	December 31,
	2020	2019
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$13,430	$27,744
Total current assets	$47,216	$53,834
Total assets	$412,127	$418,651
Total current liabilities	$53,963	$61,149
Long-term debt, net of current portion	$154,230	$157,810
Total liabilities	$329,316	$333,557
Total stockholders’ equity	$83,019	$85,302

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical condensed consolidated balance sheet of Playboy as of December 31, 2020 with the historical condensed balance sheet of MCAC as of December 31, 2020, giving effect to the Business Combination as if it had been consummated as of that date.
The following pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical condensed consolidated statement of operations of Playboy for the year ended December 31, 2020 with the condensed historical statement of operations of MCAC for the year ended December 31, 2020, giving effect to the Business Combination as if it had occurred on January 1, 2020.
The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination. The adjustments presented to the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the Business Combination.
The historical financial statements of MCAC and Playboy have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP.
The historical financial information of Playboy as of December 31, 2020 was derived from the audited financial statements of Playboy as of and for the year ended December 31, 2020, which are included elsewhere in this prospectus. The historical financial information of MCAC as of December 31, 2020 was derived from the audited financial statements of MCAC as of and for the year ended December 31, 2020, which are included elsewhere in this prospectus. This information should be read together with Playboy’s and MCAC’s audited financial statements and related notes, “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and other financial information included elsewhere in this prospectus.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies actually been combined as of January 1, 2020. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined as of January 1, 2020 or the future results that the Combined Company will experience. Playboy and MCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Selected Unaudited Pro Forma Financial Information
(in thousands, except share and per-share data)
	MCAC	Playboy	Pro Forma Combined
Statement of Operations Data – Year Ended December 31, 2020
Net revenues	$—	$147,662	$147,662
Total costs and expenses	(1,094)	(134,050)	(132,973)
Operating (loss) income	(1,094)	13,612	14,689
Net loss	(1,062)	(5,271)	(5,648)
Net loss per common share – basic and diluted	(0.56)	(1.33)	(0.16)
Balance Sheet Data – As of December 31, 2020
Total current assets	$92	$47,216	$140,681
Total assets	58,772	412,127	504,934
Total current liabilities	757	53,963	47,401
Total liabilities	2,769	329,316	322,754
Total stockholders’ equity	5,000	83,019	182,388

Risk Factor Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:
•
our ability to maintain the value and reputation of the Playboy brand;

•
operating in highly competitive industries;

•
our ability to anticipate changes in the market for our adult oriented products and rapidly adapt;

•
our ability to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights;

•
our ability to identify, fund investment in and commercially exploit new technology;

•
negative publicity, lawsuits and boycotts as a result of our business involving the provision of sexually explicit content;

•
the refusal of companies upon which we rely for products and services to do business with us because some of our products contain adult content;

•
various taxation related risks in multiple jurisdictions;

•
potential systems failures in our digital operations;

•
our exposure to data security and privacy risks;

•
compliance with government regulations;

•
challenges relating to operations and expansion outside of the U.S.;

•
adverse results in litigation;

•
our ability to attract and retain key employees and hire qualified management and personnel;

•
difficulties in making strategic acquisitions on economically acceptable terms;

•
integration risks from significant future acquisitions;

•
our debt and other financial obligations;

•
the demand for our products;

•
the COVID-19 (as defined below) pandemic;

•
global economic conditions;

•
our ability to manage the various licensing and selling models in our operations;

•
the concentration of a substantial portion of our licensing revenue with a limited number of licensees and retail partners;

•
our dependence on third parties to help operate certain aspects of our e-commerce business;

•
increasing competition for and changing dynamics in the marketplace for our adult content products;

•
our ability to maintain our agreements with multiple system operators and direct-to-home operators on favorable terms;

•
shifts in consumer behavior as a result of technological innovations and changes in the distribution of content;

•
our ability to meet the listing requirements to be listed on the Nasdaq Stock Market and maintain the listing of our securities in the future;

•
the potential utilization of exemptions from certain Nasdaq requirements as a result of our status as a controlled company within the meaning of the Nasdaq rules;

•
the benefits from the Business Combination; and

•
the reduced reporting requirements as a result of our status as an emerging growth company.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the sections titled “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.
General Risks Related to Our Business and Industry
Our success depends on our ability to maintain the value and reputation of the Playboy brand.
Our success depends on the value and reputation of the Playboy brand. The Playboy name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting, and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality product, and customer experience.
We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand and reputation could be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, which could be amplified by social media, if we fail to deliver innovative and high-quality products and experiences acceptable to our customers, or if we face or mishandle a product recall.
We license our brand to third parties to use in connection with various goods and services, subject to our approval. Our financial condition could be negatively impacted if any such third parties use our brand in a manner that adversely reflects on Playboy or our brand.
Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful, the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.
Our businesses operate in highly competitive industries.
The sexual wellness, lifestyle experiences, apparel and accessories, and beauty and grooming industries in which we operate are highly competitive. The ability of our businesses to compete in each of these industries successfully depends on a number of factors, including our ability to consistently supply high quality and popular content and products, adapt to new technologies and distribution platforms, maintain our brand reputation and produce new and successful products and content. There can be no assurance that we will be able to compete successfully in the future against existing or new competitors, or that increasing competition will not result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.
Additionally, many of our competitors, including large entertainment and media enterprises and apparel and beauty retailers, have greater financial and human resources than we do. We cannot assure you that we can remain competitive with companies that have greater resources or that offer alternative entertainment or product offerings.
The market for our adult oriented products is changing rapidly, and unless we are able to anticipate these changes and rapidly adapt, we will lose market share.
Online usage is changing rapidly as technological advancements allow the deployment of more advanced and interactive multimedia product offerings and the Internet and mobile device usage have resulted in new digital distribution channels. As a result, we have to rapidly develop new business models, products and distribution models that will allow us to otherwise capitalize on our large library of titles that we own and license as well as our product offerings.
Unless we are able to effectively modify our business model to compete with the products offered digitally on the Internet or elsewhere, our market share, revenues and profits from our product offerings could decrease. Although we are currently developing new products and seeking potential acquisition targets, no assurance can be given that we will remain competitive in the rapidly changing adult entertainment marketplace or the other industries we compete in. Our future success will depend, in part, on our ability to adapt to rapidly changing technologies, to enhance existing product offerings and to develop and introduce a variety of new products to address changing demands of our consumers.
If we are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, our ability to compete could be negatively impacted.
Our intellectual property rights, particularly our trademarks in the Playboy name and Rabbit Head Design, are valuable assets of our business and are critical to our success, growth potential and competitive position. Although certain of the intellectual property we use is registered in the U.S. and in many of the foreign countries in which we operate, there can be no assurances with respect to the continuation of such intellectual property rights, including our ability to further register, use or defend key current or future trademarks. Further, applicable law may provide only limited and uncertain protection, particularly in emerging markets, such as China.
Furthermore, we may not apply for, or be unable to obtain, intellectual property protection for certain aspects of our business. Third parties have in the past, and could in the future, bring infringement, invalidity, co-inventorship, re-examination, opposition or similar claims with respect to our current or future intellectual property. Any such claims, whether or not successful, could be costly to defend, may not be sufficiently covered by any indemnification provisions to which we are party, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.
In addition, third parties may distribute and sell counterfeit (or grey market) versions of our products, which may be inferior or pose safety risks and could confuse consumers or customers, which could cause them to refrain from purchasing our brands in the future or otherwise damage our reputation. The presence of counterfeit versions of our products in the market and of prestige products in mass distribution channels could also dilute the value of our brands, force us and our distributors to compete with heavily discounted products, cause us to be in breach of contract (including license agreements), impact our compliance with distribution and competition laws in jurisdictions including the E.U. and China, or otherwise have a negative impact on our reputation and business, prospects, financial condition or results of operations.
In order to protect or enforce our intellectual property and other proprietary rights, we may initiate litigation or other proceedings against third parties, such as infringement suits, opposition proceedings or interference proceedings. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns, adversely impact customer relations and we may not be successful. Litigation and other proceedings may also put our intellectual property at risk of being invalidated or interpreted narrowly. The occurrence of any of these events may have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.
Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property of third parties.
Our commercial success depends in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and other proprietary rights of third parties. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Moreover, our acquisition targets and other businesses in which we may make strategic investments are often smaller or younger companies with less robust intellectual property clearance practices, and we may face challenges on the use of their trademarks and other proprietary rights.

If we are found to be infringing, misappropriating or otherwise violating a third-party trademark, patent, copyright or other proprietary rights, we may need to obtain a license, which may not be available in a timely manner on commercially reasonable terms or at all, or redesign or rebrand our products, which may not be possible or result in a significant delay to market or otherwise have an adverse commercial impact. We may also be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain products or engaging in certain activities, which could therefore have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our securities.
Any inability to identify, fund investment in and commercially exploit new technology could have a material adverse impact on our business, financial condition or results of operations.
We are engaged in businesses that have experienced significant technological changes over the past several years and are continuing to undergo technological changes. Our ability to implement our business plan and to achieve the results projected by management will depend on management’s ability to anticipate technological advances and implement strategies to take advantage of future technological changes. Any inability to identify, fund investment in and commercially exploit new technology or the commercial failure of any technology that we pursue, such as Internet and mobile, could result in our businesses becoming burdened by obsolete technology and could have a material adverse impact on our business, financial condition or results of operations.
Our business involves the provision of sexually explicit content which can create negative publicity, lawsuits and boycotts.
We are engaged in the business of providing adult-oriented, sexually explicit products worldwide. Many people regard our primary business as unwholesome. Various national and local governments, along with religious and children’s advocacy groups, consistently propose and enact legislation to restrict the provision of, access to, and content of such entertainment. These groups also often file lawsuits against providers of adult entertainment, encourage boycotts against such providers and mount negative publicity campaigns. In this regard, some of our distribution outlets and advertisers, have from time-to-time been the target of groups who seek to limit the availability of our products because of their content. We expect to continue to be subject to these activities.
The adult-oriented content of our websites may also subject us to obscenity or other legal claims by third parties. We may also be subject to claims based upon the content that is available on our websites through links to other sites and in jurisdictions that we have not previously distributed content in. Implementing measures to reduce our exposure to this liability may require us to take steps that would substantially limit the attractiveness of our websites and other distribution channels and/or their availability in various geographic areas, which could negatively impact their ability to generate revenue.
In addition, some investors, investment banks, market makers, lenders and others in the investment community may refuse to participate in the market for our common stock, financings or other activities due to the nature of our adult business. These refusals may negatively impact the value of our common stock and our opportunities to attract market support.
Companies providing products and services on which we rely may refuse to do business with us because some of our products contain adult content.
Some companies that provide products and services we need may be concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. There can be no assurance that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.
If we are unable to advertise on certain platforms because of our brand or products, our business would be harmed.
Some companies that operate websites and offline media, including search engines and social media platforms, on which we would like to advertise our products, and provide direct purchasing capabilities, may be reluctant or refuse to allow such advertising due to the adult nature of certain of our products and the history of our brand. Our inability to advertise on such platforms would make it more difficult for us to reach a broad audience, which could limit sales of our products, and the reduce the value of our brand. Our existing competitors, as well as potential new competitors, may not face such obstacles and be able to undertake more extensive marketing campaigns and reach a broader consumer base, making it more difficult for Playboy to compete with them with similar products.
If we are unable to generate revenues from advertising and sponsorships our future growth may be harmed.
If companies perceive Playboy.com or any of our other free websites to be limited or ineffective advertising mediums, they may be reluctant to advertise in our products or to be our sponsors. Our ability to generate significant advertising and sponsorship revenues depends upon several factors, including, among others, the following:
•
our ability to maintain a large, demographically attractive subscriber base for Playboy.com and any of our other free websites;

•
our ability to offer attractive advertising rates;

•
our ability to attract advertisers and sponsors; and

•
our ability to provide effective advertising delivery and measurement systems.

Our potential advertising revenues are also dependent on the level of spending by advertisers, which is impacted by a number of factors beyond our control, including general economic conditions, changes in consumer purchasing and viewing habits and changes in the retail sales environment. Our existing competitors, as well as potential new competitors, may have significantly greater financial, technical and marketing resources than we do. These companies may be able to undertake more extensive marketing campaigns, adopt aggressive advertising pricing policies and devote substantially more resources to attracting advertising customers.
We have experienced seasonality in our revenues, which may result in volatility in our earnings.
While we receive revenue throughout the year, our businesses do experience seasonality. For example, our consumer brand licensing business under our consumer business experiences higher receipts in its first and third fiscal quarters due to the licensing fee structure in its licensing agreements which typically require advance payment of such fees during these quarters, and our direct-to-consumer business typically experiences higher sales in the fourth quarter due to the U.S. holiday season, including Halloween. To the extent that we continue to experience seasonality after the Business Combination, this may result in volatility in our earnings.
We will have a significant amount of intangible assets, including our trademarks, recorded on our consolidated balance sheet following the Business Combination. As a result of changes in market conditions and declines in the estimated fair value of these assets, we may be required to record impairments of our intangible assets in the future which could adversely affect our results of operations.
As of December 31, 2020, Playboy’s indefinite-lived intangible assets and goodwill represented $337.2 million, or 81.8% of its total consolidated assets. As a result of the Business Combination, such intangible assets and goodwill will be recorded on our consolidated balance sheets going forward. Under GAAP, indefinite-lived intangible assets are not amortized, but instead are subject to impairment evaluation based on related estimated fair values, with such testing to be done at least annually. We will review our trademarks for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Any write-down of intangible assets resulting from future periodic evaluations would, as applicable, either decrease our net income or increase our net loss, and those decreases or increases could be material.
Our use of certain tax attributes may be limited.
We have significant net operating losses (“NOLs”). A valuation allowance has been provided as of December 31, 2020 which primarily relates to state net operating losses and capital loss carryforwards. As of December 31, 2020, we had federal NOLs available to carryforward to future periods of $180.2 million, which begin expiring in 2027 and we had state and local NOLs available to carryforward to future periods of $99.3 million, which begin expiring in 2021. We have foreign tax credits available to carryforward to future periods of $2.8 million as of December 31, 2020, which expire by 2021. The statute of limitations for tax years 2015 and forward remains open to examination by the major U.S. taxing jurisdictions to which we are subject. In addition, due to the NOL carryforward provision, tax authorities continue to have the ability to adjust the amount of our carryforward. The limitations on the use of the NOLs under Section 382 could affect our ability to offset future taxable income.
We are subject to taxation related risks in multiple jurisdictions.
We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Significant judgment is required in determining our global provision for income taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be challenged by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.
Tax laws are being re-examined and evaluated globally. New laws and interpretations of the law are taken into account for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we do business. If U.S. or other foreign tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.
Our digital operations are subject to systems failures.
The uninterrupted performance of our computer systems is critical to the operations of our websites. Our computer systems are located at external third-party sites, and, as such, may be vulnerable to fire, loss of power, telecommunications failures and other similar catastrophes. In addition, we may have to restrict access to our websites to solve problems caused by computer viruses or other system failures. Our customers may become dissatisfied by any disruption or failure of our computer systems that interrupts our ability to provide our content. Repeated system failures could substantially reduce the attractiveness of our websites and/or interfere with commercial transactions, negatively affecting our ability to generate revenues. Our websites must accommodate a high volume of traffic and deliver regularly-updated content. Our sites have, on occasion, experienced slow response times and network failures. These types of occurrences in the future could cause users to perceive our websites as not functioning properly and therefore induce them to frequent websites other than ours. We are also subject to risks from failures in computer systems other than our own because our customers depend on their own Internet service providers for access to our sites. Our revenues could be negatively affected by outages or other difficulties customers experience in accessing our websites due to Internet service providers’ system disruptions or similar failures unrelated to our systems. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our Internet systems or the systems of our customers’ Internet service providers.
Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.
We rely significantly upon the ability of consumers to access our products through the internet. If network operators block, restrict or otherwise impair access to our products over their networks, our business could be negatively affected. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our membership acquisition and retention could be negatively impacted. Furthermore, to the extent network operators create tiers of internet access service and either charge us for or prohibit us from being available through these tiers, our business could be negatively impacted.
Most network operators that provide consumers with access to the internet also provide these consumers with multichannel video programming. As such, many network operators have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. While we believe that consumer demand, regulatory oversight and competition will help check these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours or otherwise implement discriminatory network management practices, our business could be negatively impacted. The extent to which these incentives limit operator behavior differs across markets.
We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.
Online security breaches could materially adversely affect our business, financial condition or results of operations. Any well-publicized compromise of security could deter use of the Internet in general or use of the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials in particular. In addition to our own sensitive and proprietary business information, we handle transactional and personal information about our consumers and users of our digital experiences, which include online distribution channels and product engagement. In offering products via online payment, we may increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our customers’ transaction data. If third parties are able to penetrate our network security or otherwise misappropriate confidential information, we could be subject to liability, which could result in litigation. In addition, experienced programmers or “hackers” may attempt to misappropriate proprietary information or cause interruptions in our product offerings that could require us to expend significant capital and resources to protect against or remediate these problems. Increased scrutiny by regulatory agencies, such as the Federal Trade Commission and state agencies, of the use of customer information could also result in additional expenses if we are obligated to reengineer systems to comply with new regulations or to defend investigations of our privacy practices.
In addition, we must comply with increasingly complex and rigorous, and sometimes conflicting, regulatory standards enacted to protect business and personal data in the United States, Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (the “GDPR”), which became effective on May 25, 2018; and California passed the California Consumer Privacy Act (the “CCPA”) which became effective on January 1, 2020. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines. These laws impose additional obligations on companies regarding the handling of personal data and provide certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under GDPR and CCPA) and regulations can be costly and time consuming, and any failure to comply with these regulatory standards could subject us to legal and reputational risks.
Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.
We are subject to payment processing risk.
Our customers pay for our products using a variety of different payment methods, including credit and debit cards, gift cards, prepaid cards, direct debit, online wallets and direct carrier and partner billing. We rely on internal systems as well as those of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations, including additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners and/or disruptions or failures in our payment processing systems, partner systems or payment products, including products we use to update payment information, our revenue, operating expenses and results of operation could be adversely impacted. In certain instances, we leverage third parties such as our cable and other partners to bill subscribers on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we would have to transition subscribers or otherwise find alternative methods of collecting payments, which could adversely impact member acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operations and if not adequately controlled and managed could create negative consumer perceptions of our products. If we are unable to maintain our fraud and chargeback rate at acceptable levels, card networks may impose fines, our card approval rate may be impacted and we may be subject to additional card authentication requirements. The termination of our ability to process payments on any major payment method would significantly impair our ability to operate our business.
Government regulations could adversely affect our business, financial condition or results of operations.
Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, access to satellite transponders, commercial advertising, subscription rates, foreign investment, Internet gaming, use of confidential customer information and content, including standards of decency/obscenity. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and/or exposing us to significant liabilities. While we are not able to reliably predict particular regulatory developments that could affect us adversely, those regulations related to adult content, the Internet, consumer products and commercial advertising illustrate some of the potential difficulties we face.
Adult content.   Regulation of adult content could prevent us from making our content available in various jurisdictions or otherwise have a material adverse effect on our business, financial condition or results of operations. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or “immoral” influences. Regulation aimed at limiting minors’ access to adult content could also increase our cost of operations and introduce technological challenges, such as by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business.
Internet.   Various governmental agencies are considering a number of legislative and regulatory proposals that may lead to laws or regulations concerning various aspects of the Internet, including online content, intellectual property rights, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Regulation of the Internet could materially adversely affect our business, financial condition or results of operations by reducing the overall use of the Internet, reducing the demand for our products or increasing our cost of doing business.

Consumer products.   Any attempts to limit or otherwise regulate the sale or distribution of certain consumer products sold by our licensees could materially adversely affect our business, financial condition or results of operations.
We are subject to risks resulting from our operations outside the U.S., and we face additional risks and challenges as we continue to expand internationally.
The international scope of our operations may contribute to volatile financial results and difficulties in managing our business. For the years ended December 31, 2020 and 2019, we derived approximately 52% and 77% of our consolidated revenues from countries outside the U.S., respectively. Our international operations expose us to numerous challenges and risks, including, but not limited to, the following:
•
adverse political, regulatory, legislative and economic conditions in various jurisdictions;

•
costs of complying with varying governmental regulations;

•
fluctuations in currency exchange rates;

•
difficulties in developing, acquiring or licensing programming and products that appeal to a variety of audiences and cultures;

•
scarcity of attractive licensing and joint venture partners;

•
the potential need for opening and managing distribution centers abroad; and

•
difficulties in protecting intellectual property rights in foreign countries.

In addition, important elements of our business strategy, including capitalizing on advances in technology, expanding distribution of our products and content and leveraging cross-promotional marketing capabilities, involve a continued commitment to expanding our business internationally. This international expansion will require considerable management and financial resources.
We cannot assure you that one or more of these factors or the demands on our management and financial resources would not harm any current or future international operations and our business as a whole.
We are subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.
From time to time, we are involved in litigation and other proceedings and litigation arising in the ordinary course of business, such as the matters described in “Business — Legal Proceedings” of this prospectus. Defending these claims, even those without merit, could cause us to incur significant legal expenses and divert financial and management resources. These claims could also result in significant settlement amounts, damages, fine or other penalties. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition, and results of operations. In addition, an adverse resolution of any lawsuit or claim against us could negatively impact our reputation and our brand image and could have a material adverse effect on our business.
In addition, we rely on our employees, consultants and sub-contractors to conduct our operations in compliance with applicable laws and standards. Any violation of such laws or standards by these individuals, whether through negligence, harassment, discrimination or other misconduct, could result in significant liability for us and adversely affect our business. For example, negligent operations by employees could result in serious injury or property damage, and sexual harassment or racial and gender discrimination could result in legal claims and reputational harm.
If we are unable to attract and retain key employees and hire qualified management and personnel our ability to compete could be harmed.
We believe that our ability to successfully implement our business strategy and to operate profitably depends, in part, on our ability to retain our key personnel. If key personnel become unable or unwilling to continue in their present positions, our business, financial condition or results of operations could be materially adversely affected. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.
Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.
Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by our management team is not a guarantee the success with respect to any acquisition we may consummate. You should not rely on the historical record of the performance of our management team’s or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage the Company, which will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.
Our expansion into new products, technologies, and geographic regions subjects us to additional risks.
We may have limited or no experience in our newer market segments, and our customers may not adopt our product or content offerings. These offerings, which can present new and difficult technology and regulatory challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or content could result in the value of those investments being written down or written off.
We expect to incur transaction costs in connection with our acquisitions.
We have incurred and expect to continue to incur significant costs and expenses in connection with past and future acquisitions, including financial advisory, legal, accounting, consulting and other advisory fees and expenses, reorganization and restructuring costs, litigation defense costs, severance/employee benefit-related expenses, filing fees, printing expenses and other related charges. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with our acquisitions. There are many factors beyond our control that could affect the total amount or timing of the integration and implementation expenses. These costs and expenses could reduce the benefits and income we expect to achieve from our acquisitions.

We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. If additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing stockholders may experience dilution or the new securities may have rights senior to those of our common stock.
The officers, directors or other key personnel of an acquisition candidate may resign upon completion of such an acquisition. The loss of a target’s key personnel could negatively impact the operations and profitability of our post-acquisition business.
The role of an acquisition candidate’s key personnel upon the completion of an acquisition cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following an acquisition, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.
We will consider an acquisition outside of our management’s areas of expertise if an acquisition candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular acquisition candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in an acquisition candidate.
In pursuing selective acquisitions, we may incur various costs and liabilities and we may never realize the anticipated benefits of the acquisitions.
If appropriate opportunities become available, we may acquire businesses, products or technologies that we believe are strategically advantageous to us. Transactions of this sort could involve numerous risks, including:
•
unforeseen operating difficulties and expenditures arising from the process of integrating any acquired business, product or technology, including related personnel;

•
diversion of a significant amount of management’s attention from the ongoing development of our business;

•
dilution of existing stockholders’ ownership interest in us;

•
incurrence of additional debt;

•
exposure to additional operational risk and liability, including risks arising from the operating history of any acquired businesses;

•
entry into markets and geographic areas where we have limited or no experience;

•
loss of key employees of any acquired companies;

•
adverse effects on our relationships with suppliers and customers; and

•
adverse effects on the existing relationships of any acquired companies, including suppliers and customers.

Furthermore, we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on terms favorable or acceptable to us or at all.

When we acquire businesses, products or technologies, our due diligence reviews are subject to inherent uncertainties and may not reveal all potential risks. We may therefore fail to discover or inaccurately assess undisclosed or contingent liabilities, including liabilities for which we may have responsibility as a successor to the seller or the target company. As a successor, we may be responsible for any past or continuing violations of law by the seller or the target company, including violations of decency laws. Although we generally attempt to seek contractual protections, such as representations and warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs. Finally, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.
Our acquisitions may result in disruptions in our business and diversion of management’s attention.
Any acquisitions will require the integration of the operations, products and personnel of the acquired businesses and the training and motivation of these individuals. Such acquisitions may disrupt our operations and divert management’s attention from day-to-day operations, which could impair our relationships with current employees, customers and partners. We may also incur debt or issue equity securities to pay for any future acquisitions. These issuances could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition-related costs or amortization, or impairment costs for acquired goodwill and other intangible assets. If management is unable to fully integrate acquired business, products or persons with existing operations, we may not receive the benefits of the acquisitions, and our revenues and stock trading price may decrease.
We may not realize all of the anticipated benefits of our acquisitions or those benefits may take longer to realize than expected.
Our ability to realize the anticipated benefits of our acquisitions depends, to a large extent, on our ability to implement changes to acquired businesses in a manner that facilitates growth opportunities and realizes anticipated synergies. We will be required to devote significant management attention, resources and costs to realigning the business practices and operations of acquired businesses to our brand management model. We generally expect to benefit from operational synergies from our acquisitions resulting from the consolidation of capabilities and elimination of redundancies, as well as greater efficiencies from increased scale and market integration. However, this process may preclude or impede realization of the benefits expected from acquisitions and could adversely affect current revenues and investments in future growth, which could adversely affect our results of operations. We cannot be certain that we will not be required to implement further realignment activities, make additions or other changes to our workforce based on other cost reduction measures or changes in the markets and industry in which we compete. In addition, future business conditions and events may impact our ability to continue to realize any benefits of these initiatives. If we are not able to successfully achieve these objectives, the anticipated benefits of our acquisitions may not be realized fully or at all or may take longer to realize than expected.
Any future acquisition may not be accretive, and may be dilutive, to our earnings per share, which may negatively affect the market price of our common stock.
Future acquisitions may not be accretive to our earnings per share. Our expectations regarding the timeframe in which a potential acquisition may become accretive to our earnings per share may not be realized. In addition, we could fail to realize all of the benefits anticipated in a potential acquisition or experience delays or inefficiencies in realizing such benefits. Such factors could, combined with the potential issuance of shares of our common stock in connection with a potential acquisition, result in such acquisition being dilutive to our earnings per share, which could negatively affect the market price of our common stock.
The terms of our credit facility impose restrictions on us that may affect our ability to successfully operate our business.
Our credit facility contains covenants that limit our actions. These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interests. The covenants restrict our ability to, among other things:
•
incur or guarantee additional indebtedness;

•
make loans and investments;

•
enter into agreements restricting our subsidiaries’ abilities to pay dividends;

•
create liens;

•
sell or otherwise dispose of assets;

•
enter new lines of business;

•
merge or consolidate with other entities; and

•
engage in transactions with affiliates.

The credit facility also contains financial covenants requiring us to maintain specified minimum net worth and interest coverage ratios.
Our ability to comply with these covenants and requirements may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply.
A variety of uncontrollable events may reduce demand for our products, impair our ability to provide our products or increase the cost of providing our products.
Demand for our products can be significantly adversely affected in the U.S., globally or in specific regions as a result of a variety of factors beyond our control, including: adverse weather conditions arising from short-term weather patterns or long-term change, catastrophic events or natural disasters (such as excessive heat or rain, hurricanes, typhoons, floods, tsunamis and earthquakes); health concerns, such as pandemics; international, political or military developments; and terrorist attacks. These events and others, such as fluctuations in travel and energy costs and computer virus attacks, intrusions or other widespread computing or telecommunications failures, may also damage our ability to provide our products or to obtain insurance coverage with respect to these events. An incident that affected our property directly would have a direct impact on our ability to provide products and content. Moreover, the costs of protecting against such incidents reduces the profitability of our operations.
In addition, we derive affiliate fees and royalties from the distribution of our programming, sales of our licensed goods and services by third parties, and the management of businesses operated under brands licensed from us, and we are therefore dependent on the successes of those third parties for that portion of our revenue. A wide variety of factors could influence the success of those third parties and if negative factors significantly impacted a sufficient number of those third parties, the profitability of one or more of our businesses could be adversely affected.
We obtain insurance against the risk of losses relating to some of these events, generally including physical damage to our property and resulting business interruption, certain injuries occurring on our property and some liabilities for alleged breach of legal responsibilities. When insurance is obtained it is subject to deductibles, exclusions, terms, conditions and limits of liability. The types and levels of coverage we obtain vary from time to time depending on our view of the likelihood of specific types and levels of loss in relation to the cost of obtaining coverage for such types and levels of loss and we may experience material losses not covered by our insurance.
Our financial condition and results of operations have been and are expected to continue to be adversely affected by the coronavirus pandemic.
A novel strain of coronavirus (“COVID-19”) was first identified in China in December 2019, and subsequently declared a pandemic by the World Health Organization. To date, this pandemic and preventative measures taken to contain or mitigate the pandemic have caused, and are expected to continue to cause, business slowdown or shutdown in affected areas and significant disruption in the financial markets, both globally and in the United States. These events have led to and could continue to lead to a decline in discretionary spending by consumers, and in turn materially impact, our business, sales, financial condition and results of operations. We may experience a negative impact on our sales, operations and financial results, and we cannot predict the degree to, or the time period over, which our sales, operations and financial results will continue to be subject to risk by the pandemic and preventative measures. Risks presented by the COVID-19 pandemic include, but are not limited to:
•
Deterioration in economic conditions in the United States and globally, including China;

•
Reduced consumer demand for our products as consumers seek to reduce or delay discretionary spending in response to the impacts of COVID-19, including as a result of a rise in unemployment rates and diminished consumer confidence;

•
Decreased retail traffic as a result of store closures, reduced operating hours, social distancing restrictions and/or changes in consumer behavior;

•
The risk that any safety protocols in our facilities will not be effective or not be perceived as effective, or that any virus-related illnesses will be linked or alleged to be linked to such facilities, whether accurate or not;

•
Incremental costs resulting from the adoption of preventative measures, including providing facial coverings and hand sanitizer, rearranging operations to follow social distancing protocols, conducting temperature checks and undertaking regular and thorough disinfecting of surfaces;

•
Inventory shortages caused by a combination of increased demand for our products and longer lead-times in the manufacturing and delivery of our products, due to work restrictions related to COVID-19, import/export conditions such as port congestion, and local government orders;

•
Disruption to our distribution centers and our third-party manufacturing partners and other vendors, including through the effects of facility closures, reductions in operating hours, labor shortages, and real time changes in operating procedures, including for additional cleaning and disinfection procedures;

•
Bankruptcies or other financial difficulties facing our wholesale customers or licensing partners, which could cause them to be unable to make or delay making payments to us, or result in cancellation or reduction of their orders or licensing agreements;

•
Operational risk, including but not limited to cybersecurity risks, as a result of extended workforce remote work arrangements, and restrictions on employee travel;

•
Impacts to our distribution and logistics providers’ ability to operate or increases in their operating costs. These supply chain effects may have an adverse effect on our ability to meet consumer demand, including digital demand, and could result in an increase in our costs of production and distribution, including increased freight and logistics costs and other expenses;

•
Disruption to our operations if a large number of our employees and/or a subset of our key employees and executives are impacted by COVID-19, which could negatively impact our ability to continue to operate effectively; and

•
Significant disruption of and volatility in global financial markets, which could have a negative impact on our ability to access capital in the future.

We continue to monitor the latest developments regarding the pandemic and have made certain assumptions regarding the pandemic for purposes of our operating, financial and tax planning projections, including assumptions regarding the duration and severity of the pandemic and the global macroeconomic impacts of the pandemic. However, we are unable to accurately predict the extent of the impact of the pandemic on our business, operations and financial condition due to the uncertainty of future developments. In particular, we believe the ultimate impacts on our business, results of operations, cash flows and financial condition will depend on, among other things, the further spread and duration of COVID-19, third party or governmental actions taken to contain its spread and mitigate its public health effects the requirements to take action to help limit the spread of the illness, the availability, safety and efficacy of a vaccine and treatments for COVID-19 and the economic impacts of the pandemic. Even in those regions where we are beginning to experience business recovery, should those regions fail to fully contain COVID-19 or suffer a COVID-19 relapse, those markets may not recover as quickly or at all, which could have a material adverse effect on our business and results of operations. The pandemic may also affect our business, operations or financial condition in a manner that is not presently known to us or that we currently do not consider to present significant risks.

In addition, the impact of COVID-19 may also exacerbate other risks discussed in this “Risk Factors” section, which could have a material effect on us.
Global economic conditions could have a material adverse effect on our business, operating results and financial condition.
The uncertain state of the global economy continues to impact businesses around the world. If global economic and financial market conditions further deteriorate or do not improve, the following factors could have a material adverse effect on our business, operating results and financial condition:
•
Our sales are impacted by discretionary spending by consumers. Declines in consumer spending may result in reduced demand for our products, increased inventories, reduced orders from retailers for our products, order cancellations, lower revenues, higher discounts and lower gross margins.

•
In the future, we may be unable to access financing in the credit and capital markets at reasonable rates in the event we find it desirable to do so.

•
We conduct transactions in various currencies, which creates exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar. Continued volatility in the markets and exchange rates for foreign currencies and contracts in foreign currencies could have a significant impact on our reported operating results and financial condition.

•
As a result, we cannot ensure that demand for our offerings will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending.

•
Continued volatility in the availability and prices for commodities and raw materials we use in our products and in our supply chain (such as cotton or petroleum derivatives) could have a material adverse effect on our costs, gross margins and profitability.

•
If retailers of our products experience declining revenues or experience difficulty obtaining financing in the capital and credit markets to purchase our products, this could result in reduced orders for our products, order cancellations, late retailer payments, extended payment terms, higher accounts receivable, reduced cash flows, greater expense associated with collection efforts and increased bad debt expense.

•
If retailers of our products experience severe financial difficulty, some may become insolvent and cease business operations, which could negatively impact the sale of our products to consumers.

•
Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce our users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, including lifestyle experiences such as casino gaming, and lower spending on sexual wellness, apparel or beauty products. As a result, we cannot ensure that demand for our offerings will remain constant.

If contract manufacturers of our products or other participants in our supply chain experience difficulty obtaining financing in the capital and credit markets to purchase raw materials or to finance capital equipment and other general working capital needs, it may result in delays or non-delivery of shipments of our products.
In particular, since we derived in 2019 and 2020, and expect to continue to derive, a significant portion of our revenue from China, our business development plans, results of operations and financial condition may be materially adversely affected by significant political, social and economic developments in China. A slowdown in economic growth in China, such as due to the outbreak of the COVID-19 pandemic could adversely impact our licensees in China, prospective customers, suppliers, distributors and partners of our licensees in China, which could have a material adverse effect on our results of operations and financial condition. In addition, a deterioration in trade relations between the U.S. and China or other countries, or the negative perception of U.S. brands by Chinese or other international consumers, could have a material adverse effect on our results of operations and financial condition. There is no guarantee that economic downturns, any further decrease in economic growth rates or an otherwise uncertain economic outlook in China will not persist in the future, that they will not be protracted or that governments will respond adequately to control and reverse such conditions, any of which could materially and adversely affect our business, financial condition and results of operations.
Additional Risks Related to Our Licensing and Direct-to-Consumer Businesses
We utilize various licensing and selling models in our operations, and our success is dependent on our ability to manage these different models.
In addition to the licensing model, we operate online and brick-and-mortar retail stores and we produce and sell directly to customers. Although we believe these various models could have certain benefits, these models could themselves be unsuccessful and our beliefs could turn out to be wrong. Moreover, our pursuit of these different models could divert management’s attention and other resources, including time and capital. As a result, our future success depends in part on our ability to successfully manage these multiple models. If we are unable to do so, our performance, financial condition and prospects could be materially harmed.
Risks that impact our business as a whole may also impact the success of our direct-to-consumer, or DTC, business.
We may not successfully execute on our DTC strategy (which includes our online and brick-and-mortar retail platforms). Consumers may not be willing to pay for an expanding set of DTC products, potentially exacerbated by an economic downturn. Government regulation, including revised foreign content and ownership regulations, may impact the implementation of our DTC business plans. Poor quality broadband infrastructure in certain markets may impact our customers’ access to our DTC products and may diminish our customers’ experience with our DTC products. These and other risks may impact the profitability and success of our DTC businesses.
A new agency relationship for our consumer brands licensing business may not ultimately be successful.
We currently engage an agency to act as our global products licensing agent. In the event we need to engage a new agency to act as our global products licensing agent, the transition from the current licensing agent to a new global products licensing agent may be subject to delays, as the new global agent may lack institutional knowledge of our consumer brand licensing business, and there may be unanticipated issues arising from the new relationship and the transition. The failure of our global agent to find or maintain revenue-enhancing licensing opportunities for the business could have an adverse impact on the revenue and cash flows of our consumer business.
A substantial portion of our licensing revenue is concentrated with a limited number of licensees and retail partners, such that the loss of a licensee or retail partner could materially decrease our revenue and cash flows.
Our licensing revenues are concentrated with a limited number of licensees and retail partners. For instance, the five largest license agreements in our consumer brands licensing business comprised 32% of consolidated revenues in year ended December 31, 2020, and the largest contributed 15% of consolidated revenues during that period. Because we are dependent on these licensees for a significant portion of our licensing revenue, if any of these licensees were to have financial difficulties affecting their ability to make payments, cease operations, or if any of these licensees decides not to renew or extend any existing agreements, or to significantly reduce its sales of licensed products under any agreement, our revenue and cash flows could be reduced substantially, which could have a material adverse effect on our financial condition, results of operations or business.

Our wholesale licensing arrangements subject us to a number of risks.
We have entered into several arrangements in connection with our licensing strategy. Although we believe our licensing arrangements may have certain benefits, these arrangements are subject to a number of risks and our beliefs could turn out to be wrong. If any of these risks occur and we do not achieve the intended or expected benefits of our licensing strategy, our results of operations, and financial condition could be materially adversely affected.
The terms of our licensing arrangements vary. These different terms could have a material impact on our performance. These effects on our performance could become increasingly significant in future periods, to the extent our new licensees gain traction over time with new retailers and consumer bases and the proportion of our royalty revenues from these licensees increases, or if we pursue similar arrangements in the future.
Additionally, in licensing arrangements, we have limited ability to control various aspects of the manufacturing process, including access to raw materials, the timing of delivery of finished products, the quality of finished products and manufacturing costs. Our licensees may not be able to produce finished products of the quality or in the quantities that are sufficient to meet retailer and consumer demand in a timely manner or at all, which could result in an inability to generate revenues from any such products and loss of confidence in our brands. Interruptions or delays in the manufacturing process can occur at any time and for a variety of reasons, many of which are outside our control, including, among others, unforecasted spikes in demand, shortages of raw materials, labor disputes, backlogs, insufficient devotion of resources to the manufacture of products bearing our brands, or problems that may arise with manufacturing operations or facilities or our licensees’ businesses generally. On the other hand, our licensees may produce inventory in excess of retailer and consumer demand, in which case over-supply may cause retail prices of products bearing our brands to decline. Further, we compete with other brand owners for the time and resources of our licensees, which could curtail or limit our ability to engage new or maintain relationships with existing licensee partners on acceptable terms or at all. Further, the unplanned loss of any of our wholesale licensees could lead to inadequate market coverage for retail sales of products bearing our brands, create negative impressions of us and our brands with retailers and consumers, and add downward pricing pressure on products bearing our brands as a result of liquidating a former wholesaler’s inventory of such products. The occurrence of any of these risks could adversely impact our reputation, performance and financial condition.
We rely on the accuracy of our licensees’ sales reports for reporting and collecting our royalty revenues, and if these reports are untimely or incorrect, our revenues could be delayed or inaccurately reported or collected.
Most of our licensing royalty revenues are generated from retailers that manufacture and sell products bearing our brands in their stores and on their websites, and from wholesalers that manufacture and distribute products bearing our brands and sell these products to retailers. In addition, we generate revenues from licensees that sell products that we have developed and designed. Under our existing agreements, our licensees pay us fees based on their sales of products or, for some of our wholesale licensees, based on their manufacturing costs. As a result, we rely on our licensees to accurately report their sales or costs in collecting our license and design fees, preparing our financial reports, projections and budgets and directing our sales and marketing efforts. Although all of our agreements permit us to audit our licensees, if any of them understate their sales or costs, we may not collect and recognize the royalty revenues to which we are entitled on a timely basis or at all, or we may endure significant expense to obtain compliance.
The failure of licensees to adequately produce, market, import and sell products bearing Playboy’s trademarks in their license categories, continue their operations, renew their license agreements or pay their obligations under their license agreements could result in a decline in the results of operations of our business.
A significant part of our revenues depends on royalty payments made to us pursuant to license agreements. Although the license agreements for our trademarks usually require the advance payment of a portion of the license fees and, in most cases, provide for guaranteed minimum royalty payments to us, the failure of licensees to satisfy their obligations under these agreements, or their inability to operate successfully or at all, could result in their breach and/or the early termination of such agreements, their non-renewal of such agreements or the decision to amend such agreements to reduce the guaranteed minimum royalty payments or sales royalties due thereunder, thereby eliminating some or all of that stream of revenue.
There can be no assurances that we will not lose the licensees under our license agreements due to their failure to exercise the option to renew or extend the term of those agreements or the cessation of their business operations (as a result of their financial difficulties or otherwise) without equivalent options for replacement. Any of such failures could reduce the anticipated revenue stream to be generated by the license agreements. In addition, the failure of licensees to meet their production, manufacturing and distribution requirements, or to be able to continue to import goods (including, without limitation, as a result of labor strikes or unrest), could cause a decline in their sales and potentially decrease the amount of royalty payments (over and above the guaranteed minimum royalty payments) due to us. Any decrease in royalties for any of the above reasons could have a material and adverse effect on our financial condition, results of operations or business.
Further, the failure of licensees and/or their third party manufacturers, which we do not control, to adhere to local laws, industry standards and practices generally accepted in the United States in areas of worker safety, worker rights of association, social compliance, and general health and welfare, could result in accidents and practices that cause disruptions or delays in production and/or substantial harm to the reputation of our trademarks, any of which could have a material adverse effect on the business and financial results of our business. A weak economy or softness in sectors of licensees of our consumer business could exacerbate this risk. This, in turn, could decrease our potential revenues and cash flows.
We rely on third parties to help operate certain aspects of our e-commerce business. If these third parties fail to perform, our business could be harmed.
We are dependent on information technology systems and third parties to operate certain of our e-commerce and subscription websites, process transactions, respond to customer inquiries and maintain cost-efficient operations. The failure of our information technology systems to operate properly or effectively, problems with transitioning to upgraded or replacement systems, or difficulty in integrating new systems, could adversely affect our business. Our information technology systems, websites, and operations of third parties on whom we rely, may encounter damage or disruption or slowdown caused by a failure to successfully upgrade systems, system failures, viruses, computer “hackers”, natural disasters, pandemics, or other causes. These could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of products to our customers or lost sales, which could reduce demand for our products and cause our sales to decline. Any significant disruption in our information technology systems or websites could harm our reputation and credibility and could have a material adverse effect on our business, financial condition, and results of operations.
Our commercial agreements, strategic alliances, and other business relationships expose us to risks.
We provide physical, e-commerce, and omnichannel retail and other products and content to businesses through commercial agreements, strategic alliances, and business relationships. These arrangements are complex and require substantial infrastructure capacity, personnel, and other resource commitments, which may limit the amount of business we can service. We may not be able to implement, maintain, and develop the components of these commercial relationships, which may include web services, fulfillment, customer service, inventory management, tax collection, payment processing, hardware, content, and third-party software, and engaging third parties to perform services. The amount of compensation we receive under certain of our commercial agreements is partially dependent on the volume of the other company’s sales. Therefore, when the other company’s offerings are not successful, the compensation we receive may be lower than expected or the agreement may be terminated. Moreover, we may not be able to enter into additional or alternative commercial relationships and strategic alliances on favorable terms. We also may be subject to claims from businesses to which we provide these products and content if we are unsuccessful in implementing, maintaining, or developing these products and content.
As our agreements terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our present and future e-commerce services agreements, other commercial agreements, and strategic alliances create additional risks such as:
•
disruption of our ongoing business, including loss of management focus on existing businesses;

•
impairment of other relationships;

•
variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

•
difficulty integrating under the commercial agreements.

Our consumer business is subject to additional risks associated with our international licensees.
Many of the licensees of our consumer business are located outside the U.S. Our consumer business and our licensees face numerous risks in doing business outside the U.S., including: (i) unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements; (ii) tariffs, trade protection measures, import or export licensing requirements, trade embargoes, sanctions and other trade barriers; (iii) competition from foreign companies; (iv) longer accounts receivable collection cycles and difficulties in collecting accounts receivable; (v) less effective and less predictable protection and enforcement of intellectual property rights; (vi) changes in the political or economic condition of a specific country or region (including, without limitation, as a result of political unrest), particularly in emerging markets or jurisdictions where political events may strongly influence consumer spending; (vii) fluctuations in the value of foreign currency versus the U.S. dollar, the cost of currency exchange and compliance with exchange controls; (viii) potentially adverse tax consequences; and (ix) cultural differences in the conduct of business. Any one or more of such factors could cause the future international sales of licensees to decline. In addition, the business practices of our consumer business in international markets are subject to the requirements of the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery laws, any violation of which could subject us to significant fines, criminal sanctions and other penalties. The occurrence of any of the above risks and uncertainties could result in a material adverse effect on our consumer business’s financial condition, results of operations or business.
We are subject to product liability claims when people or property are harmed by the products we sell or manufacture.
Some of the products we sell or manufacture expose us to product liability or food safety claims relating to personal injury or illness, death, or environmental or property damage, and can require product recalls or other actions. Third parties who sell products using our platforms and stores increase our exposure to product liability claims, such as when these sellers do not have sufficient protection from such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Although we impose contractual terms on sellers that are intended to prohibit sales of certain type of products, we may not be able to detect, enforce, or collect sufficient damages for breaches of such agreements. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.
Additional Risks Related to Our Digital Subscriptions and Content Business
Free content on the internet and competition from the tube sites is increasing competition for our adult content products and is changing the dynamics of the marketplace for our adult content products.
Demand for our paid adult content products is significantly impacted by the availability of free adult entertainment available on the Internet in general and at the “YouTube-like” adult video sites that are commonly known as “tube sites.” The tube sites feature free adult videos, some of which consist of unlicensed, or pirated, excerpts of professionally produced adult movies (including at times pirated versions of our proprietary videos). The availability of these free adult videos has diminished the demand for our paid video offerings on our proprietary websites, Playboy TV and Playboy Plus, and for our other content products, and has diluted the market presence of our website. The tube sites have materially affected the revenues we generate from our website and other adult content offerings. It is uncertain what affect these tube sites and other free internet adult websites will have on our on-going operations and our future financial results. No assurance can be given that we will be able to effectively compete against the tube sites and other internet products.
Failure to maintain our agreements with multiple system operators, or MSOs, and direct-to-home, or DTH, operators on favorable terms could adversely affect our business, financial condition or results of operations.
We currently have agreements with many of the largest MSOs in the U.S. and internationally. Our agreements with these operators may be terminated on short notice without penalty. If one or more MSOs or DTH operators terminate or do not renew these agreements, or do not renew them on terms as favorable as those of current agreements, our business, financial condition or results of operations could be materially adversely affected.
In addition, competition among television programming providers is intense for both channel space and viewer spending. Our competition varies in both the type and quality of programming offered, but consists primarily of other premium pay platforms, such as general-interest premium channels, and other adult movie pay platforms. We compete with other pay platforms as we attempt to obtain or renew carriage with DTH operators and individual cable affiliates, negotiate fee arrangements with these operators, negotiate for video-on-demand, or VOD, and subscription video-on-demand rights and market our programming through these operators to consumers. The competition with programming providers has intensified as a result of consolidation in the DTH and cable systems industries, which has resulted in fewer, but larger, operators. Competition has also intensified with VOD’s lower cost of entry for programmers compared to linear networks and with capacity constraints disappearing. The impact of industry consolidation, any decline in our access to and acceptance by DTH and/or cable systems and the possible resulting deterioration in the terms of agreements, cancellation of fee arrangements or pressure on margin splits with operators of these systems could adversely affect our business, financial condition or results of operations.
Limits on our access to satellite transponders could adversely affect our business, financial condition or results of operations.
Our cable television and DTH operations require continued access to satellite transponders to transmit programming to cable and DTH operators. Material limitations on our access to these systems or satellite transponder capacity could materially adversely affect our business, financial condition or results of operations. Our access to transponders may also be restricted or denied if:
•
we or the satellite transponder providers are indicted or otherwise charged as a defendant in a criminal proceeding;

•
the Federal Communications Commission issues an order initiating a proceeding to revoke the satellite owner’s authorization to operate the satellite;

•
the satellite transponder providers are ordered by a court or governmental authority to deny us access to the transponder;

•
we are deemed by a governmental authority to have violated any obscenity law; or

•
the satellite transponder providers fail to provide the required services.

In addition to the above, the access of Playboy TV and the Playboy Channel and our other networks to transponders may be restricted or denied if a governmental authority commences an investigation or makes an adverse finding concerning the content of their transmissions. Technical failures may also affect our satellite transponder providers’ ability to deliver transmission services.
There has been a shift in consumer behavior as a result of technological innovations and changes in the distribution of content, which may affect our viewership and the profitability of our content business in unpredictable ways.
Technology and business models in our industry continue to evolve rapidly. Changes to these business models include the increasing presence of streaming platforms and the greater video consumption through time-delayed or time-shifted viewing of television programming through streaming platforms, on-demand platforms, and digital video recorder, or DVRs. Consumer behavior related to changes in content distribution and technological innovation affect our economic model and viewership in ways that are not entirely predictable.
Consumers are increasingly viewing content on a time-delayed or on-demand basis from traditional distributors and from streaming platforms, connected apps and websites and on a wide variety of screens, such as televisions, tablets, mobile phones and other devices. Additionally, devices that allow users to view television programs on a time-shifted basis and technologies that enable users to fast-forward or skip programming, including commercials, such as DVRs and portable digital devices and systems that enable users to store or make portable copies of content may affect the attractiveness of our offerings to advertisers and could therefore adversely affect our revenues. There is increased demand for short-form, user-generated and interactive content, which have different economic models than our traditional content offerings. Likewise, distributors are offering smaller programming packages known as “skinny bundles,” which are delivered at a lower cost than traditional offerings and sometimes allow consumers to create a customized package of networks, that are gaining popularity among consumers. If our networks are not included in these packages or consumers favor alternative offerings, we may experience a decline in viewership and ultimately the demand for our programming, which could lead to lower distribution and advertising revenues.
In order to respond to changes in content distribution models in our industry, we have invested in, developed and launched DTC products (including our online retail stores). There can be no assurance, however, that our viewers will respond to our DTC products or that our DTC strategy will be successful, particularly given the increase in DTC products on the market. Each distribution model has different risks and economic consequences for us, so the rapid evolution of consumer preferences may have an economic impact that is not completely predictable. Distribution windows are also evolving, potentially affecting revenues from other windows. If we cannot ensure that our distribution methods and content are responsive to our target audiences, our business could be adversely affected.
Our digital content business involves risks of liability claims for media content, which could adversely affect our business, financial condition or results of operations.
As a distributor of media content, we may face potential liability for:
•
defamation;

•
invasion of privacy;

•
negligence;

•
copyright or trademark infringement; and

•
other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online providers and other disseminators of media content. We could also be exposed to liability in connection with material available through our websites. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with material available through our websites could require us to take steps that would substantially limit the attractiveness of our websites and/or their availability in various geographic areas, which would negatively affect their ability to generate revenues.
Risks Related to the Ownership of Our Common Stock
The Company will be required to meet the listing requirements to be listed on the Nasdaq Stock Market. However, the Company may be unable to maintain the listing of its securities in the future.
If the Company fails to meet the continued listing requirements and Nasdaq delists its securities, the Company could face significant material adverse consequences, including:
•
a limited availability of market quotations for its securities;

•
a limited amount of news and analyst coverage for the company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The Company is a controlled company within the meaning of the Nasdaq rules, and, as a result, qualifies for exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. To the extent the Company utilizes any of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such requirements. The Company does not currently intend to rely on the exemptions afforded to controlled companies at this time.
So long as more than 50% of the voting power for the election of directors of the Company is held by an individual, a group or another company, the Company will qualify as a “controlled company” under Nasdaq rules. Following the completion of the Business Combination, RT-ICON Holdings LLC, together with its affiliates and its and their successors and assigns (other than the Company and its subsidiaries) (“RT”), controls a majority of the voting power of Company’s outstanding common stock. As a result, the Company is a “controlled company” under Nasdaq rules. Accordingly, the Company is exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Company’s board of directors to have a majority of independent directors and require that the Company either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of the Company’s executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While the Company does not currently intend to rely on any of these exemptions, it will be entitled to do so for as long as the Company is considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of the Company’s common stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
The market price of the Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.
The market price of Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
•
the impact of COVID-19 pandemic on our business;

•
the inability to obtain or maintain the listing of our shares of common stock on Nasdaq;

•
the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, and retain our key employees;

•
changes in applicable laws or regulations;

•
risks relating to the uncertainty of our projected financial information; and

•
risks related to the organic and inorganic growth of our business and the timing of expected business milestones.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Company’s common stock, regardless of the Company’s actual operating performance.
If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.
The market price of our common stock may decline as a result of the Business Combination if:
•
We do not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•
The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.
Volatility in the Company’s share price could subject the Company to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.
If securities or industry analysts do not publish research or reports about the Company, or publish negative reports, the Company’s stock price and trading volume could decline.
The trading market for the Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Company. The Company does not have any control over these analysts. If the Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Company downgrade its common stock or change their opinion, the Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which could cause the Company’s stock price or trading volume to decline.
Because the Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.
We have agreed to register additional shares of our common stock currently held by certain of our stockholders, and the subsequent sale of such shares in the public market may have an adverse effect on the market price of our common stock.
In connection with the Business Combination, we agreed to file a resale registration statement under which we expect to register up to approximately 21,854,261 previously unregistered shares of our common stock held by Suying Liu, Dong Liu, Nelson Haight, Todd Milbourn, and Wenhua Zhang, shareholders of Playboy before the Business Combination. We expect to file such resale registration statement in April 2021. Once the SEC declares such resale registration statement effective, subject in certain cases to applicable contractual lock-up agreements (including any early release of a portion of the shares covered thereby), such persons will be able to sell all 21,854,261 shares of common stock in the public market. The holder of the UPO will also be able to immediately sell shares issued upon exercise of the UPO pursuant to such registration statement. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock.
Future sales of shares of the Company’s common stock may depress its stock price.
Future sales of a substantial number of the Company’s common stock in the public market, or the perception that such sales might occur, could depress the market price of the Company’s common stock and could impair its ability to raise capital through the sale of additional equity securities.
The Company is an emerging growth company, and the Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.
The Company is an emerging growth company, as defined in the JOBS Act. For as long as the Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company will remain an emerging growth company until the earlier of (1) the date (a) June 9, 2025, (b) in which the Company has total annual gross revenue of at least $1.07 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of shares of the Company’s common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Even after the Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this registration statement and the Company’s periodic reports and proxy statements.
The Company cannot predict if investors will find its common stock less attractive because the Company may rely on these exemptions. If some investors find the Company’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2020. This information should be read together with Playboy’s audited financial statements for the year ended December 31, 2020 and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy”, and MCAC’s audited financial statements for the year ended December 31, 2020 and related notes included elsewhere in this prospectus.
The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using the following:
•
Playboy’s audited historical consolidated balance sheet as of December 31, 2020, included elsewhere in this prospectus; and

•
The Company’s audited historical balance sheet as of December 31, 2020, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using the following:
•
Playboy’s audited historical consolidated statement of operations for the year ended December 31, 2020, included elsewhere in this prospectus; and

•
The Company’s audited historical statement of operations for the year ended December 31, 2020, included elsewhere in this prospectus.

Description of the Transactions
On September 30, 2020, the Company entered into the Merger Agreement with Playboy, Merger Sub, and Dr. Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub merged with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the Business Combination, MCAC was renamed “PLBY Group, Inc.” The Merger closed on February 10, 2021.
Under the Merger Agreement, MCAC agreed to acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of the Company’s common stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (“Net Debt Target”). The number of Closing Payment Shares issuable were subject to adjustment at a rate of one share of Company common stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) was greater than (in which case the number of Closing Payment Shares would be reduced) or less than (in which case the number of Closing Payment Shares would be increased) the Net Debt Target. If net debt was equal to the Net Debt Target, then no adjustment would be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares would be in whole shares of Company common stock and no adjustment would be made for any divergence that was in an increment of $9.99 or less. The total number of Closing Payment Shares was 20,916,812 shares that were issued at Closing, with 2,045,634 shares and 3,560,541 shares reserved for future issuance to Playboy holders of fully vested RSUs and fully-vested (other than the January 31, 2021 Pre-Closing Option grant to Ben Kohn described below under “Executive Compensation”) options, respectively.
In connection with the Merger, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of common stock for $10.00 per share (the “PIPE Shares”).
Additionally, in connection with the execution of the Merger Agreement, MCAC, Sunlight Global Investment (“Sponsor”), Dr. Suying Liu and Playboy entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of common stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC was obligated to transfer the Initial Shares to Playboy upon the Closing or, if the Merger Agreement was terminated, upon the consummation of any other business combination. In the event of a Compliance Failure (as defined in the Merger Agreement) that was not cured, upon Playboy’s request as of the Closing, or in the event the Merger Agreement was terminated, upon the consummation of any other business combination, up to $1,000,000 in Insider Shares held by Dr. Liu were to be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares were subject to contractual lock-up at the time of transfer, Dr. Liu was obligated to transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of common stock on the business day immediately prior to such lock-up expiration was lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement was terminated, upon the consummation of any other business combination such that the total aggregate value of the Initial Shares was at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).
The Playboy options and RSUs that were outstanding as of immediately prior to the closing of the Business Combination (other than the Pre-Closing Option) were accelerated and fully vested. Each outstanding Playboy option was assumed by MCAC and automatically converted into an option to purchase such number of shares of common stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. All RSUs that were then outstanding were terminated and shall be subsequently paid, in settlement, in shares of common stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. Settlement of the RSUs in 2,045,634 shares of the Company shall occur approximately one year from the Closing.
Accounting for the Merger
The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC, who was the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy having a majority of the voting power of the post-combination company, Playboy’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Playboy.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Playboy and MCAC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 20,916,812 shares of Company common stock issued to Playboy stockholders at Closing. Refer to Note 3, Net Loss Per Share.
As a result of the Business Combination and immediately following the closing of the Business Combination, stockholders of Playboy owned as of Closing approximately 62% of the outstanding Company common stock, the PIPE Investors owned as of Closing approximately 15% of the outstanding Company common stock, MCAC’s Sponsor, officer, directors and other holders of founder shares owned as of Closing approximately 3% of the Company common stock and the former stockholders of MCAC owned as of Closing approximately 19% of the outstanding Company common stock as of December 31, 2020 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, the stockholders of Playboy, as a group, collectively own more shares of Company common stock than any single stockholder following consummation of the Business Combination with no former stockholder of MCAC owning more than 10% of the issued and outstanding capital stock of the Company.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020
(UNAUDITED)
(in thousands, except share amounts)
	MCAC	Playboy	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Cash and cash equivalents	$58	$13,430	$58,680	a
			46,844	b
			(4,816)	c
			(90)	f
			(2,800)	g	$111,306
Restricted cash	—	2,130	—		2,130
Receivables, net	—	6,601	—		6,601
Inventories, net	—	11,788	—		11,788
Stock receivable	—	4,445	(4,445)	d	—
Prepaid expenses and other current assets	34	8,822	—		8,856
Total current assets	92	47,216	93,373		140,681
Property and equipment, net	—	5,203	—		5,203
Trademarks and trade name	—	336,655	—		336,655
Goodwill	—	504	—		504
Other intangible assets, net	—	2,377	—		2,377
Cash and marketable securities held in Trust Account	58,680	—	(58,680)	a	—
Contract assets, net of current portion	—	7,159	—		7,159
Other noncurrent assets	—	13,013	(658)	c	12,355
Total assets	$58,772	$412,127	$34,035		$504,934
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$8,678	$(396)	c	$8,282
Accrued salaries, wages, and employee benefits	—	4,870	—		4,870
Deferred revenues, current portion	—	11,159	—		11,159
Long-term debt, current portion	—	4,470	—		4,470
Convertible promissory notes, current portion	—	6,230	(6,230)	g	—
Other current liabilities and accrued expenses	757	18,556	(693)	c	18,620
Total current liabilities	757	53,963	(7,319)		47,401
Deferred revenues, net of current portion	—	43,792	—		43,792
Long-term debt, net of current portion	—	154,230	—		154,230
Deferred tax liabilities, net	—	74,909	—		74,909
Deferred underwriting fees	2,012	—	(2,012)	c	—
Other noncurrent liabilities	—	2,422	—		2,422
Total liabilities	2,769	329,316	(9,331)		322,754
Mezzanine Equity

PRO FORMA CONDENSED COMBINED BALANCE SHEET (continued)
AS OF DECEMBER 31, 2020
(UNAUDITED)
(in thousands, except share amounts)
	MCAC	Playboy	Pro Forma Adjustments	Note	Pro Forma Combined
Common stock subject to possible redemption, 5,002,149 shares at redemption value	51,003	—	(51,003)	e	—
Redeemable noncontrolling interest	—	(208)	—		(208)
Total mezzanine equity	51,003	(208)	(51,003)		(208)
Stockholders’ Equity
Common stock	—	36	1	b
			1	e
			(35)	h	3
Treasury stock	—	(23,453)	(4,445)	d
			23,453	h	(4,445)
Additional paid-in capital	6,062	184,452	46,843	b
			520	c
			51,002	e
			(90)	f
			2,730	g
			(24,480)	h
			2,891	i	269,930
Accumulated deficit	(1,062)	(78,016)	(2,893)	c
			700	g
			1,062	h
			(2,891)	i	(83,100)
Total stockholders’ equity	5,000	83,019	94,369		182,388
Total liabilities and stockholders’ equity	$58,772	$412,127	$34,035		$504,934

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020
(UNAUDITED)
(in thousands, except share and per share amounts)
	MCAC	Playboy	Pro Forma Adjustments	Note	Pro Forma Combined
Net revenues	$—	$147,662	$—		$147,662
Costs and expenses:
Cost of sales	—	(73,180)	—		(73,180)
Selling and administrative	(1,094)	(59,863)	70	aa
			2,101	bb	(58,786)
Related-party expenses	—	(1,007)	—		(1,007)
Total costs and expenses	(1,094)	(134,050)	2,171		(132,973)
Operating (loss) income	(1,094)	13,612	2,171		14,689
Nonoperating (expense) income:
Investment income	32	30	(32)	cc	30
Interest expense	—	(13,463)	—		(13,463)
Gain from settlement of convertible note	—	1,454	(1,454)	dd	—
Other, net	—	168	—		168
Total nonoperating expense	32	(11,811)	(1,486)		(13,265)
(Loss) income before income taxes	(1,062)	1,801	685		1,424
Provision for income taxes	—	(7,072)	—		(7,072)
Net loss	(1,062)	(5,271)	685		(5,648)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy	$(1,062)	$(5,271)	$685		$(5,648)
Net loss per share, basic and diluted	$(0.56)	$(1.33)			$(0.16)
Weighted-average shares used in computing loss per share, basic and diluted	1,912,761	3,961,996			35,606,614

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.   Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
a)
Reflects the release of cash invested in cash and marketable securities held in the Trust Account.

b)
Reflects the proceeds received from the PIPE investment with the corresponding issuance of 5,000,000 shares of common stock of the Company at $10.00 per share, net of issuance costs.

c)
Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of $2.0 million and legal, financial advisory, accounting and other professional fees, and the issuance of 200,000 shares of the Company’s common stock to its advisors. The direct, incremental costs of the Business Combination incurred by Playboy related to the legal, financial advisory, accounting and other professional fees of $1.5 million have been recorded as a reduction of additional paid-in capital. As of December 31, 2020, Playboy had capitalized $0.7 million of such costs in “other noncurrent assets” of which $0.4 million were unpaid. The direct, incremental costs of the Business Combination incurred by MCAC related to the legal, financial advisory, accounting and other professional fees incurred subsequent to December 31, 2020 of $2.9 million are reflected as an adjustment to accumulated deficit and are not shown as an adjustment to the pro forma condensed combined statement of operations since they are nonrecurring charges resulting directly from the Business Combination.

d)
Reflects the cash payment by Playboy to purchase 700,000 shares of the Company at $6.35 per share from the Sponsor. These shares are recorded as treasury stock in the Company.

e)
Reflects the reclassification of the Company’s public shares, subject to possible redemption, from mezzanine equity to permanent equity, assuming no redemptions.

f)
Reflects the redemption of 8,824 of the Company’s public shares for $90,000.

g)
Reflects the conversion of Playboy’s outstanding convertible note with CAA Brand Management, LLC into common stock upon the closing of the Merger and settlement of the outstanding notes with United Talent Agency, LLC for $2.8 million in aggregate, resulting in a gain on extinguishment of $0.7 million.

h)
Reflects the recapitalization of Playboy through (i) the contribution of all the share capital in Playboy to MCAC in the amount of $35,000, (ii) the issuance of 20,916,812 shares of common stock, (iii) the elimination of the historical retained earnings of MCAC, the legal acquirer, in the amount of $1.1 million, and (iv) the elimination of previously held treasury stock by Playboy of $23.5 million.

i)
Reflects stock-based compensation expense from the acceleration of vesting of Playboy unvested options and RSUs.

2.   Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
aa)
Reflects an adjustment to eliminate administrative fees paid to the Sponsor.

bb)
Reflects an adjustment to eliminate transaction costs incurred by Playboy and MCAC.

cc)
Reflects an adjustment to eliminate interest income on marketable securities held in the Trust Account as of the beginning of the period.

dd)
Reflects an adjustment to eliminate the gain on settlement of convertible note.

3.   Net Loss Per Share
The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination had occurred on January 1, 2020. Therefore, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.
The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 3,560,541 options and rights to purchase 379,486 shares of common stock because the inclusion of these securities would be anti-dilutive.
Pro Forma Combined
Weighted average shares calculation, basic and diluted
MCAC public shares	5,740,976
MCAC public rights shares	574,978
MCAC private placement shares	355,241
MCAC private placement rights shares	35,523
MCAC Sponsor shares	737,450
MCAC shares issued to PIPE investors	5,000,000
MCAC shares issued to advisors	200,000
MCAC shares issued in the Merger	20,916,812
Shares to be issued from one year from Merger closing	2,045,634
Weighted average shares outstanding	35,606,614
Percent of shares owned by Playboy	62%
Percent of shares owned by PIPE investors	15%
Percent of shares owned by MCAC	23%

MCAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with MCAC’s Financial Statements and footnotes thereto contained in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this “MCAC’S Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the company,” “we,” “us,” “our” refer to MCAC before the Business Combination and PLBY Group, Inc. after the Business Combination, and references to “Playboy” refer to Playboy Enterprises, Inc. and its subsidiaries.
Overview
We are a former blank check company formed under the laws of the State of Delaware on November 12, 2019 for the purpose of effecting a capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
We completed our IPO on June 4, 2020. On February 10, 2021, we consummated the previously announced acquisition of all of the issued and outstanding shares of Playboy, in accordance with the Merger Agreement, by and among MCAC, Merger Sub, Playboy and Suying Liu. As contemplated in the Merger Agreement, Merger Sub merged with and into Playboy with Playboy surviving as a wholly-owned subsidiary of MCAC. In addition, in connection with the closing of the Business Combination, MCAC changed its name to “PLBY Group, Inc.”
Results of Operations
Our only activities from inception to December 31, 2020 were organizational activities, those necessary to prepare for the IPO, identifying a target company for the Business Combination and consummating the acquisition of Playboy. We generated non-operating income in the form of interest income on marketable securities held after the IPO and prior to the Business Combination. We have incurred expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses related to the Business Combination.
For the year ended December 31, 2020, we had a net loss of $1,061,802 which consisted of operating costs of $1,093,833 offset by interest earned on marketable securities held in the Trust Account of $31,669 and an unrealized gain on marketable securities held in our Trust Account of $362.
For the period from November 12, 2019 (inception) through December 31, 2019, we had net loss of $492, which consisted of operating costs.
Liquidity and Capital Resources
On June 9, 2020, we consummated the IPO of 5,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 321,500 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor, generating gross proceeds of $3,215,000.
On June 19, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, we consummated the sale of an additional 749,800 Units and the sale of an additional 33,741 Private Units, generating total gross proceeds of $7,835,410.
Following the IPO, the partial exercise of the over-allotment option and the sale of the Private Units, a total of $58,647,960 was placed in the Trust Account. We incurred $4,010,359 in transaction costs, including $1,437,450 of underwriting fees, $2,012,430 of deferred underwriting fees and $560,479 of other offering costs.
For the year ended December 31, 2020 cash used in operating activities was $371,622. Net loss of $1,061,802 was impacted by interest earned on marketable securities held in the Trust Account of $31,669, an unrealized gain on marketable securities held in the Trust Account of $362 and changes in operating assets and liabilities, which provided $722,211 of cash from operating activities.

As of December 31, 2020, we had cash and marketable securities in the Trust Account of $58,679,991 (including approximately $32,000 of interest income and unrealized losses).
As a result of and at the Closing of the Business Combination, on February 10, 2021, MCAC acquired all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising an aggregate of 20,916,812 shares of common stock to existing stockholders of Playboy, assumed Playboy options exercisable for an aggregate of 3,560,541 shares of common stock at a weighted average exercise price of $5.61, and assumed the obligation to issue shares in respect of terminated Playboy restricted stock units for an aggregate of 2,045,634 shares of common stock to be settled approximately one year following the Closing. As a result of the Business Combination, the Company became obligated with respect to debt of Playboy and its subsidiaries that remained outstanding after the consummation of the Business Combination under its credit agreement, which totaled approximately $158.2 million at the Closing.
As previously announced, on September 30, 2020, concurrently with the execution of the Merger Agreement, MCAC entered into the Subscription Agreements and registration rights agreements with certain institutional and accredited investors pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for an aggregate 5,000,000 shares of common stock at $10.00 per share for aggregate gross proceeds of $50.0 million. The PIPE was consummated substantially concurrently with the Closing.
Prior to the Business Combination, MCAC’s liquidity needs were satisfied from the proceeds obtained through the initial public offering not held in the trust account. Following consummation of the Business Combination, the Company’s main source of liquidity is cash on hand, including cash received from the Trust Account and proceeds from the PIPE received at the closing of the Business Combination, and cash generated from operating and financing activities, which primarily includes cash derived from revenue generating activities and proceeds from the issuance of debt including term loans, promissory notes and convertible promissory notes. The Company believes its existing sources of liquidity will be sufficient to fund its operations, including lease obligations, debt service requirements, capital expenditures and working capital obligations for the next 12 months. The Company may seek additional equity or debt financing in the future to satisfy capital requirements or fund organic or inorganic growth opportunities. In the event that additional financing is required from third party sources, the Company may not be able to raise it on acceptable terms or at all.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of December 31, 2020.
Contractual Obligations
As of December 31, 2020, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on June 4, 2020 and continued to incur those fees monthly until the completion of the Business Combination.
The underwriters of the IPO were entitled to a deferred fee of $0.35 per Unit, or $2,012,430. The deferred fee became payable to the underwriters from the amounts held in the Trust Account upon the completion of the Business Combination, subject to the terms of the underwriting agreement. The deferred fee was paid upon the closing of the Business Combination.
In addition, subject to certain conditions, we granted Chardan, for a period of 15 months after the date of the consummation of the Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager: (i) for any and all future public and private equity offerings with at least 30% of the economics, or, in the case of a three-handed deal, 20% of the economics, and (ii) for any and all future public and private debt offerings, with at least 15% of the economics. In accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the IPO.

Critical Accounting Policies
The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Common Stock Subject to Possible Redemption
We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock featured certain redemption rights that were considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheets.
Net Loss Per Common Share
The Company’s consolidated statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance.
Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-redeemable common stock includes Insider Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.
Recent accounting pronouncements
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PLAYBOY
The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of Playboy’s consolidated results of operations and financial condition. You should read the following discussion and analysis of Playboy’s financial condition and results of operations together with Playboy’s audited consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion and analysis should also be read together with the pro forma financial information as of and for the year ended December 31, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Unless otherwise indicated or the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy section to “the company,” “we,” “us,” “our” refer to PLBY Group, Inc., and references to “Playboy” refer to Playboy Enterprises, Inc. and its subsidiaries.
Business Overview
Playboy is a large, global consumer lifestyle company marketing its brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment. Playboy reaches millions of consumers worldwide with products across four key market categories: Sexual Wellness, including intimacy products and lingerie; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and, Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men.
Playboy has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through Playboy’s own online channels or through third party retailers. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international television, and from trademark licenses for online gaming.
Merger with MCAC
On September 30, 2020, Playboy entered into an agreement and plan of merger (“Merger Agreement”), with Mountain Crest Acquisition Corp., a publicly-traded special purpose acquisition company incorporated in Delaware, (“MCAC”), MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), and Dr. Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub would merge with and into Playboy (the “Merger”) with Playboy surviving the Merger as a wholly-owned subsidiary of MCAC (the “Business Combination”). Under the Merger Agreement, MCAC agreed to acquire all of the outstanding shares of Playboy common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment, and (ii) the assumption of no more than $142.1 million of Playboy net debt (the “Net Debt Target”). The number of shares issued at closing was subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of shares would be reduced) or less than (in which case the number of shares would be increased) the Net Debt Target. The Merger was subject to certain closing conditions, including stockholder approval, no material adverse effects with respect to Playboy, and MCAC capital requirements.
Playboy’s options and restricted stock units (“RSUs”) that were outstanding as of immediately prior to the closing of the Business Combination were accelerated and fully vested. Each outstanding option was assumed by MCAC and automatically converted into an option to purchase such number of shares of MCAC’s common stock equal to the product of (x) the merger consideration and (y) the option holder’s respective percentage of the merger consideration. All RSUs that were then outstanding were terminated and shall be subsequently paid, in settlement, in shares of common stock equal to the product of (x) the merger consideration, and (y) the terminated RSU holder’s respective percentage of the merger consideration.
In connection with the execution of the Merger Agreement, Playboy, Sunlight Global Investment LLC (“Sponsor”), and Dr. Suying Liu entered into a stock purchase agreement pursuant to which Playboy purchased 700,000 shares of MCAC’s common stock (the “Initial Shares”) from Sponsor. The Sponsor transferred the Initial Shares to Playboy upon the closing of the Merger.
On February 10, 2021, the Business Combination was consummated and MCAC (i) issued an aggregate of 20,916,812 shares of its common stock to existing stockholders of Playboy, (ii) assumed Playboy options exercisable for an aggregate of 3,560,541 shares of MCAC common stock at a weighted-average exercise price of $5.61 and (iii) assumed the obligation to issue shares in respect of terminated Playboy RSUs for an aggregate of 2,045,634 shares of MCAC common stock to be settled one year following the closing date. In addition, in connection with the consummation of the Business Combination, MCAC was renamed “PLBY Group, Inc.” and started trading on the Nasdaq on February 11, 2021.
The Business Combination will be accounted for as a reverse recapitalization whereby MCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy having a majority of the voting power of the post-combination company, Playboy’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Playboy.
Acquisition of TLA
On March 1, 2021, Playboy completed the acquisition of 100% of the equity of TLA Acquisition Corp. (“TLA”) for $25.1 million in cash consideration. TLA is the parent company of the Lovers family of stores, a leading omni-channel online and brick and mortar sexual wellness chain, with 41 stores in five states.
Acquisition of Yandy
On December 31, 2019, Playboy acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear, other apparel and bedroom accessories and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 20,000 products from more than 100 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database. Yandy’s operating results are consolidated with Playboy’s beginning on January 1, 2020. Therefore, the consolidated results of operations for the year ended December 31, 2020 may not be comparable to the same period in 2019. Yandy’s results of operations for the year ended December 31, 2020 are presented in the table below:

Year Ended December 31, 2020
(in thousands)
Net revenues	$62,628
Costs and expenses:
Cost of sales	(40,934)
Selling and administrative expenses	(18,930)
Total costs and expenses	(59,864)
Operating income	2,764
Other income	352
Net income	$3,116
Key Factors and Trends Affecting Playboy’s Business
Playboy believes that the performance and future success depends on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”
Expanding the Consumer Products Business through Owned and Operated Products and Channels
Playboy is accelerating its growth in company-owned and branded consumer products in attractive and expanding markets in which it has a proven history of brand affinity and consumer spend. Additionally, Playboy has acquired and launched this past year its own direct-to-consumer online sales channels, yandy.com, loversstores.com and pleasureforall.com, in addition to playboy.com, to further accelerate the sales of these products. However, Playboy’s new product and new distribution strategies are in their early stages and will take time to fully develop.
Reduced Reliance on China Licensing Revenues
Playboy has enjoyed substantial success in licensing its trademarks in China where it is a leading men’s apparel brand, and where licensing revenues have consistently grown year-over-year. However, as a result of this success, the percentage of total net revenue attributable to China licensing had become 44.4% of Playboy’s total revenue by the end of 2019. With the acquisition of Yandy and the ramp up of North American consumer product sales, that percentage reduced to 27% for the year ended December 31, 2020, despite higher China licensing revenues, and Playboy expects it will continue to become a smaller percentage of total net revenue in the future as North American consumer product sales, largely through direct-to-consumer channels, accelerates.
Seasonality of Playboy’s Consumer Product Sales Results in Stronger Fourth Quarter Revenues
A combination of online Halloween costume sales and holiday sales toward the end of the year typically result in higher revenues and profit in Playboy’s fourth quarter, particularly at Yandy. Historically, October sales of costumes have resulted in significantly higher revenues than in other months but are also coming under increasing pressure from competition in this category. Playboy expects investment and growth in expanding the consumer products category and distribution will likely accelerate the strong fourth quarter seasonality of the business in the future.
Attractive Merger and Acquisition Opportunities are Increasing
Building on Playboy’s successful acquisition and integration of Yandy in late 2019, Playboy continues to identify and assess potentially advantageous merger, acquisition and investment opportunities. Playboy will continue focusing on potential tuck-in opportunities to complement its organic growth with potential for larger, strategic mergers and acquisitions initiatives over the long-term. Playboy believes its mergers and acquisitions strategy will be supported by its operating cash flow and balance sheet flexibility.

COVID-19
In March 2020, the World Health Organization declared a global pandemic related to the rapidly growing outbreak of a novel strain of coronavirus known as COVID-19. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of industries. Currently, Playboy has not suffered material adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on its future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact Playboy’s future financial condition or results of operations is uncertain.
Playboy has focused on protecting its employees, customers and vendors to minimize potential disruptions while managing through this pandemic. Playboy took the following specific actions starting in 2020:
•
In mid-March, temporarily closed the offices in its Los Angeles, CA and Phoenix, AZ locations;

•
Made work at home accommodations for office employees;

•
Maintained operations in the Phoenix warehousing and fulfillment facility, but split the warehouse employees into teams working on alternating days to reduce headcount by half working in the warehouse on any one day and required and enforced social distancing, required masks to be worn at all times, increased the frequency of wiping down counters and equipment with disinfectant, required frequent handwashing and provided additional hand sanitizer;

•
Limited company-related travel;

•
Amended its credit facility to defer amortization payments for the quarters ended June 30, 2020 and September 30, 2020, to 2021 and eliminate excess cash flow (principal) payments during those two quarters; and

•
Deferred payroll taxes to 2021/2022 under the Coronavirus Aid, Relief and Economic Security Act of 2020.

Although Playboy has not suffered any material adverse consequences to date from the COVID-19 pandemic, the business has been impacted both negatively and positively. The remote working and stay-at-home orders resulted in the closure of the London Playboy Club and retail stores of Playboy’s licensees, decreasing licensing revenues in the second quarter of 2020, as well as causing supply chain disruption and less efficient product development thereby slowing the launch of new products. However, these negative impacts were offset by an increase in Yandy’s direct-to-consumer sales, which have benefited in part from overall increases in online retail sales so far during the pandemic.
For additional discussion of the impacts on and risks to Playboy’s business from COVID-19, please refer to the risks included in the section “Risk Factors” of this prospectus.
How Playboy Assesses the Performance of its Business
In assessing the performance of its business, Playboy considers a variety of performance and financial measures. The key indicators of the financial condition and operating performance of the business are revenues, salaries and benefits, and selling and administrative expenses. To help assess performance with these key indicators, Playboy uses Adjusted EBITDA as a non-GAAP financial measure. Playboy believes this non-GAAP measure provides useful information to investors and expanded insight to measure revenue and cost performance as a supplement to the GAAP consolidated financial statements. See the “EBITDA and Adjusted EBITDA” section below for reconciliations of Adjusted EBITDA to net (loss) income, the closest GAAP measure.
Components of Results of Operations
Revenues
Playboy generates revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses in addition to sales of consumer products sold through third-party retailers or online direct-to-customer and from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international television.
Trademark Licensing
Playboy licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, Playboy generally receives an annual non-refundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Earned royalties received in excess of the minimum guarantee (“Excess Royalties”) are typically payable quarterly. Playboy recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned.
Consumer Products
Playboy’s revenue from the sale of online apparel and accessories increased substantially upon the acquisition of Yandy on December 31, 2019. Revenue from sales of online apparel and accessories, including sales through third-party sellers, is recognized upon delivery of the goods to the customer. Revenue is recognized net of incentives and estimated returns. Playboy periodically offers promotional incentives to customers, which include basket promotional code discounts and other credits, which are recorded as a reduction of revenue.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of playboyplus.com and playboy.tv, which are online content platforms. Playboy receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period. The Company discontinued publishing Playboy magazine in the first quarter of 2020.
TV and Cable Programming
Playboy licenses programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute Playboy’s programming under the terms of affiliation agreements. Royalties are generally collected monthly and recognized as revenue as earned.
Cost of Sales
Cost of sales primarily consist of merchandise costs, warehousing and fulfillment, agency fees, personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, branding events and paper, printing, postage and freight costs associated with Playboy magazine.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance, and management fees.
Related Party Expenses
Related party expenses consist of management fees paid to an affiliate of one of Playboy’s stockholders for management and consulting services.

Nonoperating (Expense) Income
Investment Income
Investment income primarily consists of interest received on Playboy’s cash and cash equivalents.
Interest expense
Interest expense consists of interest on Playboy’s long-term debt and the amortization of deferred financing costs.
Gain from Settlement of Convertible Promissory Note
Gain from settlement of convertible promissory note relates to the gain from settlement of a convertible promissory note payable to GBG International Holding Company Limited at a 20% discount.
Gain from Bargain Purchase
Gain from bargain purchase relates to the acquisition of Yandy for cash consideration which was less than the fair value of the net assets acquired.
Other, Net
Other, net consists primarily of other miscellaneous nonoperating items, such as bank charges and foreign exchange gains or losses.
Provision for Income Taxes
The provision for income taxes consists of an estimate for U.S. federal, state, and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. Due to cumulative losses, Playboy maintains a valuation allowance against its U.S. and state deferred tax assets.
Results of Operations
Comparison of Fiscal Years Ended December 31, 2020 and 2019
The following table summarizes key components of Playboy’s results of operations for the periods indicated:
	Year Ended December 31,
	2020	2019	$ Change	$ Change
	(in thousands)
Net revenues	$147,662	$78,110	$69,552	89.0%
Costs and expenses:
Cost of sales	(73,180)	(37,742)	(35,438)	93.9
Selling and administrative expenses	(59,863)	(45,399)	(14,464)	31.9
Related-party expenses	(1,007)	(1,005)	(2)	0.2
Total costs and expenses	(134,050)	(84,146)	(49,904)	59.3
Operating income (loss)	13,612	(6,036)	19,648	*
Nonoperating income (expense):
Investment income	30	225	(195)	(86.7)
Interest expense	(13,463)	(14,225)	762	(5.4)
Gain from settlement of convertible promissory note	1,454	—	1,454	100.0

	Year Ended December 31,
	2020	2019	$ Change	$ Change
	(in thousands)
Gain from bargain purchase	—	1,483	(1,483)	(100.0)
Other, net	168	(173)	341	*
Total nonoperating expense	(11,811)	(12,690)	879	(6.9)
Income (loss) before income taxes	1,801	(18,726)	20,527	*
Provision for income taxes	(7,072)	(4,850)	(2,222)	45.8
Net loss	$(5,271)	$(23,576)	18,305	(77.6)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—	—
Net loss attributable to Playboy Enterprise, Inc.	$(5,271)	$(23,576)	$18,305	(77.6)

*
Not meaningful

Net Revenues
Net revenues increased by $69.6 million, or 89.0%, from $78.1 million during the year ended December 31, 2019 to $147.7 million during the year ended December 31, 2020. Excluding net revenues from Yandy of $62.6 million during the year ended December 31, 2020, the remaining increase of $7.0 million was primarily due to a $10.2 million increase in licensing revenues and a $1.0 million increase in Playboy direct-to-consumer revenue partially offset by declines of $2.7 million in domestic television and cable programming and $2.1 million in Playboy magazine revenues.
Cost of Sales
Cost of sales increased by $35.5 million, or 93.9%, from $37.7 million during the year ended December 31, 2019 to $73.2 million during the year ended December 31, 2020. Excluding cost of sales from Yandy of $40.9 million during the year ended December 31, 2020, the offsetting decrease of $5.4 million was primarily due to $7.7 million of higher expenses related to Playboy magazine in 2019, which primarily includes a $3.9 million settlement of a class action lawsuit and $2.7 million higher of editorial, manufacturing, and salary expenses, combined with $2.0 million higher expenses in 2019 related to brand marketing events. Partially offsetting these declines were $2.8 million of higher licensing agency fees and $1.3 million of higher expenses related to Playboy’s direct-to-consumer revenue in 2020.
Selling and Administrative Expenses
Selling and administrative expenses increased by $14.5 million, or 31.9%, from $45.4 million during the year ended December 31, 2019 to $59.9 million during the year ended December 31, 2020. Excluding selling and administrative expenses from Yandy of $18.9 million during the year ended December 31, 2020, the offsetting decrease of $4.4 million was primarily due to $4.5 million of lower stock-based compensation expense in 2020 combined with $1.5 million of rent expense in 2019 related to a lease that expired in 2019. Partially offsetting these decreases were $1.4 million of expenses in 2020 related to the Business Combination.
Related-Party Expenses
Related-party expenses did not change materially for the years ended December 31, 2019 and 2020.
Nonoperating Income (Expenses)
Investment Income
Investment income decreased by $0.2 million, from $0.2 million during the year ended December 31, 2019 to $30,000 during the year ended December 31, 2020. The decrease was primarily due to interest on Playboy’s cash and cash equivalents.

Interest Expense
Interest expense decreased by $0.7 million, or 5.4%, from $14.2 million during the year ended December 31, 2019 to $13.5 million during the year ended December 31, 2020. The decrease was primarily due to lower interest rates.
Gain from Settlement of Convertible Promissory Note
Gain from settlement of convertible promissory note was $1.5 million during the year ended December 31, 2020 due to Playboy settling the convertible promissory note payable to GBG International Holding Company Limited at a 20% discount.
Gain from Bargain Purchase
Gain from bargain purchase was $1.5 million during the year ended December 31, 2019 due to the acquisition of Yandy for cash consideration of $13.1 million. The total purchase consideration was less than the fair value of the net assets acquired resulting in the recognition of a gain from bargain purchase of $1.5 million.
Other, Net
Other, net increased by $0.4 million, from a loss of $0.2 million during the year ended December 31, 2019 to income of $0.2 million in the year ended December 31, 2020. The increase was primarily due to the acquisition of Yandy and its $0.4 million in other income during the year ended December 31, 2020.
Provision for Income Taxes
Income tax expense increased by $2.2 million, or 45.8%, from $4.9 million during the year ended December 31, 2019 to $7.1 million in the year ended December 31, 2020. The increase was primarily due to $3.1 million higher deferred tax expense partially offset by $1.0 million lower foreign withholding tax expense.
Non-GAAP Financial Measures
In addition to Playboy’s results determined in accordance with GAAP, Playboy believes the following non-GAAP measure is useful in evaluating its operational performance. Playboy uses the following non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Playboy believes that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of Playboy’s performance that is neither required by, nor presented in accordance with, GAAP. Playboy believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Playboy’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA Playboy may incur future expenses similar to those excluded when calculating these measures. In addition, Playboy’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items. Playboy’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
In addition to adjusting for non-cash stock-based compensation, Playboy typically adjusts for nonoperating expenses and income, such as management fees paid to its largest shareholder and the expense associated with reorganization and severance resulting in the elimination or right-sizing of specific business activities or operations as Playboy transforms from a print and digital media business to a commerce centric business. Playboy also adjusts for nonrecurring and nonoperating expenses as well as for expenses related to merger and acquisition transactions.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Playboy compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net (loss) income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Playboy’s business.
The following table reconciles net loss to EBITDA and Adjusted EBITDA:
	Year Ended December 31,
	2020	2019
	(in thousands)
Net loss	$(5,271)	$(23,576)
Adjusted for:
Interest expense	13,463	14,225
Provision for income taxes	7,072	4,850
Depreciation and amortization	2,258	3,093
EBITDA	17,522	(1,408)
Adjusted for:
Stock-based compensation	2,988	7,368
Reorganization and severance expenses	3,165	1,184
Litigation and settlement expenses	—	5,000
Non-recurring items	3,230	(353)
Management fees and expenses	1,007	1,005
Nonoperating income	(1,299)	(52)
Transaction expenses	1,771	353
Adjusted EBITDA	$28,384	$13,097

•
Reorganization and severance expense adjustments for the year ended December 31, 2020 include $1.8 million of severance expense and $1.4 million of non-recurring salary and related expenses resulting from the closure of Playboy magazine and reduction in content creation and its various support functions, further lay-offs in streamlining the television business, and the reorganization of marketing to increasingly focus on e-commerce revenue generation as the business continues to transform from a print and digital media business to primarily a commerce business.

•
Reorganization and severance expense adjustments for the year ended December 31, 2019 include severance expense related to lay-offs associated with a reorganization of the television and digital subscription businesses, as part of an overall right-sizing and consolidation of those activities as the business transforms from a print and digital media business to primarily a commerce business.

•
Litigation and settlement expense adjustments for the year ended December 31, 2019 include (i) $3.9 million related to a class action lawsuit that was initiated against Playboy on behalf of a group of Michigan Playboy magazine subscribers; (ii) $0.8 million related to arbitration initiated by the Hugh M. Hefner 1991 Trust asserting that Playboy had breached a license agreement between Playboy and Mr. Hugh M. Hefner; and (iii) $0.4 million related to a settlement with a former employee.

•
Nonrecurring items adjustments for the year ended December 31, 2020 include amortization of a one-time non-cash inventory valuation step-up as part of the purchase accounting resulting from the acquisition of Yandy.

•
Nonrecurring items adjustments for the year ended December 31, 2019 include a $1.5 million bargain purchase gain on the acquisition of Yandy and $1.1 million related to the termination of Playboy’s Burbank lease.

•
Management fees and expenses adjustments for all periods represent fees paid and expenses reimbursed for Playboy’s largest shareholder.

•
Nonoperating income adjustments for the year ended December 31, 2020 include a gain from settlement of a convertible note, investment income and other miscellaneous items.

•
Nonoperating income adjustments for the year ended December 31, 2019 include investment income and other miscellaneous items.

•
Transaction expenses for the year ended December 31, 2020 include legal, accounting and other costs associated with the Business Combination and the TLA acquisition.

•
Transaction expenses for the year ended December 31, 2019 include legal, accounting and other costs associated with the Yandy acquisition.

Segments
Playboy’s Chief Executive Officer is its Chief Operating Decision Maker (“CODM”). Playboy’s segment disclosure is based on its intention to provide the users of its consolidated financial statements with a view of the business from its perspective. Playboy operates its business in three primary operating and reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. Licensing operations include the licensing of one or more of its trademarks and/or images for consumer products and location-based entertainment businesses. Direct-to-Consumer operations include consumer products sold through third-party retailers or online direct-to-customer. Digital Subscriptions and Content operations include the licensing of one or more of its trademarks and/or images for online gaming and the production, marketing and sales of programming under the Playboy brand name, which is distributed through various channels, including domestic and international television.
The following are Playboy’s results of financial performance by segment for each of the periods presented:
	Year Ended December 31,
	2020	2019
	(in thousands)
Net revenues
Licensing	$61,142	$50,906
Direct-to-Consumer	64,116	268
Digital Subscriptions and Content	20,913	23,143
All Other	1,491	3,693
Total	$147,662	$78,110
Operating (loss) income
Licensing	$44,466	$35,086
Direct-to-Consumer	(752)	(2,955)
Digital Subscriptions and Content	9,478	9,084
Corporate	(38,462)	(39,580)
All Other	(1,118)	(7,671)
Total	$(13,612)	$(6,036)

Licensing
Net revenues increased by $10.2 million, or 20.1%, to $61.1 million for the year ended December 31, 2020, compared to $50.9 million for the year ended December 31, 2019. The increase was primarily attributable to higher royalties from increases in minimum guaranteed royalties primarily in China, as well as higher royalties from collaborations in the United States and the United Kingdom.
Operating income increased by $9.4 million, or 26.7%, to $44.5 million for the year ended December 31, 2020, compared to $35.1 million for the year ended December 31, 2019. The increase was primarily attributable to the increase in revenues discussed above partially offset by higher agency fees.
Direct-to-Consumer
Net revenues increased by $63.8 million, or over 100%, to $64.1 million for the year ended December 31, 2020, compared to $0.3 million for the year ended December 31, 2019. The increase was primarily attributable to the acquisition of Yandy.
The operating loss decreased by $2.2 million, or 92.1%, to $0.8 million for the year ended December 31, 2020, compared to $3.0 million for the year ended December 31, 2019. The decrease was primarily attributable to the acquisition of Yandy, which had operating income of $3.3 million in 2020.
Digital Subscriptions and Content
Net revenues decreased by $2.3 million, or 10.0%, to $20.9 million for the year ended December 31, 2020, compared to $23.2 million for the year ended December 31, 2019. The decrease was primarily attributable to a $3.1 million decline in both domestic and international television and cable programming revenues partially offset by a $1.1 million increase in subscription revenues from Playboy’s websites.
Operating income increased by $0.4 million, or 4.3%, to $9.5 million for the year ended December 31, 2020, compared to $9.1 million for the year ended December 31, 2019. The increase was primarily attributable to $1.5 million of rent expense in 2019 related to a lease that expired in 2019 combined with overall lower direct costs partially offset by lower revenues.
All Other
Net revenues decreased by $2.2 million, or 59.6%, to $1.5 million for the year ended December 31, 2020, compared to $3.7 million for the year ended December 31, 2019. The decrease was primarily attributable to a $2.1 million decline in revenues from Playboy magazine.
The operating loss decreased by $6.6 million, or 85.4%, to $1.1 million for the year ended December 31, 2020, compared to $7.7 million for the year ended December 31, 2019. The decrease was primarily attributable to $7.7 million higher expenses related to Playboy magazine in 2019, including a $3.9 million settlement of a class action lawsuit, which ceased publication with the Spring 2020 issue, combined with higher expenses in 2019 related to brand marketing initiatives. Partially offsetting these items were lower revenues from Playboy magazine in 2020.
Corporate
Corporate expenses decreased by $1.1 million, or 2.8%, to $38.5 million for the year ended December 31, 2020, compared to $39.6 million for the year ended December 31, 2019. The decrease was primarily attributable to lower stock-based compensation and brand building expenses partially offset by higher outside expenses for legal, accounting, tax and audit, combined with expenses in 2020 related to the Merger.
Liquidity and Capital Resources
Sources of Liquidity
Playboy’s main source of liquidity is cash generated from operating and financing activities, which primarily includes cash derived from revenue generating activities and proceeds from the issuance of debt including term loans, promissory notes and convertible promissory notes. As of December 31, 2020 and 2019, Playboy’s principal source of liquidity was its cash in the amount of $13.4 million and $27.7 million, respectively, which is primarily held in operating and deposit accounts. Playboy believes its existing sources of liquidity will be sufficient to fund its operations, including lease obligations, debt service requirements, capital expenditures and working capital obligations for at least the next 12 months. Playboy may seek additional equity or debt financing in the future to satisfy capital requirements or fund organic or inorganic growth opportunities. In the event that additional financing is required from third party sources, Playboy may not be able to raise it on acceptable terms or at all.
Debt
Term Loan
In June 2014, Playboy borrowed $150.0 million under a term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC pursuant to a credit agreement (the “Credit Agreement”). The interest rate of the term loan is equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. In 2016 and 2017, the Credit Agreement was amended to extend the maturity date to June 30, 2019 and to revise the quarterly principal payments and applicable margin rates. Playboy made a penalty-free principal prepayment of $35.0 million in 2016 and increased the loan amount by $6.5 million in 2017. During the second and third quarter of 2018, Playboy entered into multiple amendments to the Credit Agreement to establish a new commitment amount of $21.0 million, to revise the applicable margin rate and to extend the maturity date to December 31, 2020. In December 2018, the Credit Agreement was further amended to revise the applicable margin rate and extend the maturity date to December 31, 2023. Additionally, Playboy borrowed an additional $40.5 million as well as established new quarterly principal payment amounts. The December amendment was accounted for as an extinguishment of debt resulting in the recognition of a loss of $4.0 million for the year ended December 31, 2018. In December 2019, the Credit Agreement was amended to borrow an additional $12.0 million and revise applicable margin rates. In March 2020, the Credit Agreement was amended to establish new quarterly principal payment amounts among other amendments. The amendment was assessed and was accounted for as a modification. Playboy incurred additional financing costs of $0.1 million related to this amendment that were capitalized. The interest rate on the term loan was 8.25% and 8.35% as of December 31, 2020 and December 31, 2019, respectively.
Promissory Notes — Creative Artists Agency — Global Brands Group
In December 2016, Playboy entered into a global consumer products licensing agency representation agreement with Creative Artists Agency — Global Brands Group LLP (“CAA-GBG”). Concurrently, Playboy borrowed $13.0 million from CAA-GBG pursuant to the terms of a promissory note. The promissory note was noninterest bearing and was to be repaid in monthly installments in an amount equal to 11.00% of the monthly collections under the representation agreement beginning in 2017 and ending in 2021. In August 2018, Playboy and CAA-GBG agreed to terminate the original promissory note and issue convertible promissory notes with the principal amounts equal to the outstanding amount of the original promissory note. A convertible promissory note was issued to CAA Brand Management, LLC (“CAA”) for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited (“GBG”) for $7.3 million. In December 2020, Playboy repaid the outstanding principal balance of the GBG note at a 20% discount resulting in a gain from settlement of $1.5 million. In January 2021, the outstanding note with CAA converted into 51,857 shares of Playboy’s common stock.
Convertible Promissory Notes — United Talent Agency
In March 2018, Playboy issued a convertible promissory note to United Talent Agency, LLC (“UTA”) for $2.0 million. In June 2018, Playboy issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and are convertible into shares of Playboy’s common stock no later than December 31, 2020. In January 2021, the settlement terms of the outstanding notes were amended to extend the term to the one-month anniversary of the termination or expiration of the Merger Agreement. In

February 2021, Playboy repaid the outstanding principal balance of the notes at a 20% discount resulting in a gain from settlement of $0.7 million.
Cash Flows
The following table summarizes Playboy’s cash flows for the periods indicated:
	Year Ended December 31,
	2020	2019
Net cash provided by (used in):
Operating activities	$813	$5,088
Investing activities	(5,470)	(16,987)
Financing activities	(8,490)	6,061
Net decrease in cash and restricted cash and cash equivalents	$(13,147)	$(5,838)
Cash Flows from Operating Activities
Net cash provided by operating activities was $0.8 million for the year ended December 31, 2020. This was primarily driven by a net loss of $5.3 million adjusted for non-cash charges of $7.6 million and net cash outflows from changes in operating assets and liabilities of $1.5 million. The non-cash charges primarily consisted of $3.0 million in stock-based compensation, $2.3 million of depreciation and amortization expense, a $2.6 million increase in deferred income taxes, and $0.9 million from the fair value remeasurement of the Yandy Phantom Stock Appreciation Rights liability, partially offset by a $1.5 million gain on settlement of the GBG convertible note. The net cash outflows from changes in operating assets and liabilities of $1.5 million were primarily due to a decrease in other liabilities and accrued expenses of $2.6 million, an increase in receivables of $0.4 million, an increase in contract assets of $0.3 million, an increase in accounts payable of $0.4 million, an increase of $0.7 million in trademarks and an increase in prepaid expenses and other assets of $1.2 million, partially offset by an increase in deferred revenue of $3.4 million.
Net cash provided by operating activities was $5.1 million for the year ended December 31, 2019. This was primarily driven by a net loss of $23.6 million adjusted for non-cash charges of $8.4 million and net cash inflows from changes in operating assets and liabilities of $20.3 million. The non-cash charges primarily consisted of $7.4 million in stock-based compensation, and $3.1 million of depreciation and amortization expense, partially offset by a gain on bargain purchase of $1.5 million, an increase of $0.4 million in programming costs, and a $0.4 million decrease in deferred income taxes. The net cash inflows from changes in operating assets and liabilities of $21.0 million were primarily due to an increase in deferred revenue of $22.3 million, an increase in other liabilities and accrued expenses of $2.5 million, a decrease in receivables of $2.2 million, a decrease in contract assets of $0.4 million, an increase of $0.6 million in trademarks, and an increase in accounts payable of $0.3 million, partially offset by an increase in prepaid expenses and other assets of $3.4 million and a decrease in payables to related party of $3.3 million.
Cash Flows from Investing Activities
Net cash used in investing activities was $5.5 million for the year ended December 31, 2020, which was primarily due to a $4.4 million prepayment for MCAC common stock and purchases of property and equipment of $0.9 million.
Net cash used in investing activities was $17.0 million for the year ended December 31, 2019, which was primarily due to the acquisition of Yandy for $12.8 million and purchases of property and equipment of $4.2 million.
Cash Flows from Financing Activities
Net cash used in financing activities was $8.5 million for the year ended December 31, 2020, which was primarily due to repayment of the GBG convertible note of $5.8 million, repayment of long-term debt of $2.3 million, and $0.3 million in payments for capitalized transaction costs related to the Business Combination.

Net cash provided by financing activities was $6.1 million for the year ended December 31, 2019, which was primarily due to net proceeds from the issuance of long-term debt of $11.7 million, partially offset by the repayment of $5.6 million of borrowings.
Contractual Obligations
The following table includes aggregated information about contractual obligations that affect Playboy’s liquidity and capital needs. At December 31, 2020, Playboy’s contractual obligations over the next several periods were as follows:
	Payments Due by Period
(in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease obligations(1)	$25,417	$3,433	$7,015	$7,416	$7,553
Term Loan, principal and interest(2)	196,486	17,156	179,330	—	—
Agency agreement settlement(3)	2,375	2,375	—	—	—
Total	$224,278	$22,964	$186,345	$7,416	$7,553

(1)
Represents operating lease liabilities for Playboy’s corporate offices.

(2)
Represents the principal and interest payments to be paid in connection with Playboy’s Term Loan based on the stated interest rate of 8.25% as of December 31, 2020.

(3)
Playboy elected not to renew its agency agreement with IMG Worldwide LLC in 2016 and agreed in November 2018 to $7.1 million as settlement for all remaining commission obligations, payable in quarterly installments through June 2021.

Off-Balance Sheet Arrangements
Playboy is not a party to any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
Playboy’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Playboy’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. Playboy believes that the accounting policies discussed below are critical to understanding its historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
While Playboy’s significant accounting policies are described in the notes to its consolidated financial statements, it believes that the accounting policies below are most critical to understanding its financial condition and historical and future results of operations.
Revenue Recognition
Playboy recognizes revenue in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which it adopted as of January 1, 2019 on a modified retrospective basis. Playboy recognizes revenue when it transfers promised goods or services in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. This is determined by following a five-step process which includes (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price, and (5) recognizing revenue when or as we satisfy a performance obligation. In applying the Topic 606 framework, Playboy must apply judgment to determine the nature of the promises within a revenue contract and whether those promises represent distinct performance obligations. In determining the transaction price, Playboy does not include amounts subject to uncertainties unless it is probable that there will be no significant reversal of cumulative revenue when the uncertainty is resolved. Additionally, Topic 606 provides specific guidance for revenue contracts with licenses of intellectual property, (“IP”). Playboy evaluates the nature of the license as to whether it provides a right to access or right to use the IP, which then determines whether the revenue is recognized over time or at a point in time. Sales or usage-based royalties received in exchange for licenses of IP are recognized at the later of when (1) the subsequent sale or usage occurs or (2) the performance obligation to which some or all of the sales or usage-based royalty has been allocated is satisfied.
Trademark Licensing
Playboy licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, Playboy generally receives an annual non-refundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. Playboy recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, Playboy follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Consumer Products
Playboy generates revenue from the sale of intimate and other apparel, Halloween costumes and accessories, primarily through its website and similar channels, principally as a result of its acquisition of substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy on December 31, 2019. Playboy recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point in time when control is transferred. Revenue is recognized net of incentives and estimated returns. Playboy periodically offers promotional incentives to customers, including basket promotional code discounts and other credits, that are treated as a reduction of revenue.
A portion of consumer product sales is generated through third-party sellers, who list the product on their websites. These sales are either fulfilled by Playboy or through the third-party seller’s fulfillment services. Playboy’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to its customers. In these arrangements, Playboy is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically has discretion in establishing pricing. Playboy is the principal in these transactions and recognizes gross revenue from product sales upon delivery of the products to end-customers. Playboy recognizes the fees retained by the third-party sellers as expenses in cost of sales for inventory provided through drop-shipment arrangements.
Playboy charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, Playboy accounts for these activities as fulfillment activities. All outbound shipping and handling costs are accounted for as fulfillment costs in cost of sales at the time revenue is recognized.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of playboyplus.com and playboy.tv, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. Playboy receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period. The Company discontinued publishing Playboy magazine in the first quarter of 2020.
TV and Cable Programming
Playboy licenses programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute Playboy’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and (ii) licenses to Playboy’s functional IP that are provided over the contract term that provides the operators the right to use its content library as it exists at a point in time. For both performance obligations, Playboy’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and recognized as revenue as earned. The amount of royalties due to Playboy is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, Playboy follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. Playboy offers sales incentives through various programs, consisting primarily of co-op marketing. Playboy records advertising with customers as a reduction to revenue unless it receives a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case it records it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. Playboy records a receivable when it has an unconditional right to consideration which will become due solely due to the passage of time. Playboy records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. Playboy records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term non-cancellable contracts whereby Playboy has begun satisfying the performance obligation, it will record contract assets for the unbilled consideration which is contingent upon its future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Unredeemed Site Credits
Site credits consist of gift cards issued and credits for returned merchandise. Revenue from the issuance of site credits is recognized when the site credit is redeemed by the customer, or when the likelihood of the site credit being redeemed by the customer is remote (breakage). As of December 31, 2020, breakage is recognized for site credits that are aged at least two years.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in Playboy’s consolidated income statement.
Practical Expedients
Payment terms and conditions vary by contract type; however, Playboy’s terms generally include a requirement of payment within 30 days if not paid in advance. Playboy elected the practical expedient to not assess whether a significant financing component exists if the period between when it transfers a promised good or service to a customer and when the customer pays for that good or service is one year or less.

Additionally, Playboy has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Business Combinations
Playboy allocates the consideration transferred to the fair value of assets acquired and liabilities assumed based on their estimated fair values. The excess of the consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. The excess of fair value of the identifiable assets and liabilities over the consideration transferred is recorded as a gain in the consolidated statement of operations. Such valuations require management to make significant estimates and assumptions. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, Playboy may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.
Impairment of Long-Lived Assets
Playboy performs annual impairment tests on goodwill and intangible assets with indefinite lives in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit or an intangible asset with an indefinite life below its carrying value. Playboy may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If Playboy determines it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is unnecessary. If an impairment test is necessary, Playboy will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired and Playboy will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.
Playboy performs a qualitative assessment to determine whether it is more likely than not that an indefinite-lived asset is impaired. If Playboy determines it is more likely than not that the indefinite-lived intangible assets are not impaired, a quantitative test is not necessary. If a quantitative test is required, Playboy will estimate the fair value of the indefinite-lived intangible assets. Playboy will recognize an impairment charge based on the excess of the carrying value over the fair value of the indefinite-lived intangible asset.
Playboy recorded no impairment charges on goodwill and its indefinite-lived intangible assets during the periods presented.
Playboy conducts impairment testing on long-lived assets, or asset groups, including definite-lived tangible and intangible assets, when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted-undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to carrying value. Playboy estimates fair value using a forecasted-discounted cash flow method based in part on its financial results and its expectation of future performance.
Inventory
Inventory consists of finished goods which are stated at the lower of cost or net realizable value using the specific identification method. Cost is determined on a first-in, first-out basis. A reserve for excess or slow-moving inventory is established based on historical trends. Differences between actual write-offs from Playboy’s estimates have not been material.
Stock-Based Compensation
Playboy measures compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. Playboy adjusts compensation expense based on actual forfeitures, as necessary.
Playboy’s stock options vest ratably over the contractual vesting period and the fair value of the awards is estimated on the date of grant using a Black-Scholes option pricing model. Playboy’s restricted stock units vest ratably over the contractual vesting period and the fair value of the awards is estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of Playboy’s common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield. Forfeitures are recognized when they occur.
Playboy’s phantom stock appreciation rights (“PSARs”) entitle the holder to receive cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Yandy’s common stock units over the base price on the final vesting date of the awards. As the PSARs are cash-settled awards, they are recorded as a liability at fair value and remeasured each reporting period until settlement at the end of their four-year vesting term. The fair value of the awards is estimated using a combination of a market approach based on guideline companies and an income approach based on discounted cash flows to determine the enterprise value of Yandy. The determination of the fair value of the PSARs issued is affected by a number of variables and subjective assumptions, including (i) the fair value of Yandy’s common stock units, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, and (v) the base price of the award.
Income Taxes
Playboy records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. The carrying amounts of deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, the duration of statutory carryforward periods, and tax planning alternatives. Playboy uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals and litigation processes, if any. The second step is to measure the largest amount of tax benefit as the largest amount that is more likely than not to be realized upon settlement. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Emerging Growth Company Status
PLBY Group, Inc., Playboy’s parent company as of February 10, 2021, is an emerging growth company, as defined in the Jumpstart Our Business Startups (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. PLBY Group, Inc. will use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date PLBY Group, Inc. (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, Playboy’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, following the closing of the Business Combination, PLBY Group, Inc. intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act.

Recent Accounting Pronouncements
See Note 2 to Playboy’s consolidated financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption, and its assessment, to the extent it has made one, of their potential impact on its financial condition and its results of operations.
Quantitative and Qualitative Disclosures about Market Risk
Playboy is exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation, and foreign currency exchange rates, as well as risks to the availability of funding sources, hazard events, and specific asset risks.
Interest Rate Risk
The market risk inherent in Playboy’s financial instruments and its financial position represents the potential loss arising from adverse changes in interest rates. As of December 31, 2020 and 2019, Playboy had cash of $13.4 million and $27.7 million, respectively, and restricted cash and cash equivalents of $2.1 million and $1.0 million, respectively, primarily consisting of interest-bearing deposit accounts for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, an immediate 10% change in interest rates would not have a material effect on the fair market value of Playboy’s cash and restricted cash and cash equivalents.
As of December 31, 2020 and 2019, Playboy had an outstanding Term Loan of $159.1 million and $161.4 million, respectively, that bears interest at a rate of 8.25% and 8.35% as of December 31, 2020 and 2019, respectively. A hypothetical 10% change in the interest rate on its Term Loan for all periods presented would not have a material impact on Playboy’s consolidated financial statements.
Credit Risk
At various times throughout the year, Playboy maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. Playboy has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom its products are sold and/or licensed. Playboy has a licensee that accounted for approximately 15% and 40% of its net revenues for the years ended December 31, 2020 and 2019, respectively.
Foreign Currency Risk
There was no material foreign currency risk for the years ended December 31, 2020 and 2019.

BUSINESS
Unless otherwise indicated or the context otherwise requires, references in this section to “the company,” “we,” “us,” “our” and other similar terms refer to Playboy and its consolidated subsidiaries prior to the Business Combination and to PLBY Group, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.
Overview
Playboy is a pleasure and leisure company. We provide consumers across all demographics and geographies with products, content and experiences that help them lead happier, healthier and more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving more than $3 billion in global consumer spend with products and content available in 180 countries.
Our mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right.
Driven by our cause of “Pleasure for All,” our goal is to build the leading pleasure and leisure lifestyle platform for men and women around the world.
For the fiscal years ended December 31, 2019 and 2020, Playboy’s historical consolidated revenue was $78.1 million and $147.7 million, respectively, historical consolidated net loss was $23.6 million and $5.3 million, respectively.
Our Products
Our products and content connect consumers to a lifestyle of pleasure and leisure. Our offerings help consumers around the world look good, feel good, and enjoy their lives.
Our four target consumer categories reflect the market segments where our over 67 years of building consumer trust give us a unique position to lead:
•
Sexual Wellness is a category that encompasses products, content and experiences that enable a state of physical, emotional, mental, and social sexual health and fulfillment. Offerings include products that enhance sexual experience, such as condoms, lubricants, libido enhancers, bedroom accessories and sex toys, and lingerie, as well as offerings that improve sexual health. Playboy’s offerings today — including intimates and lingerie, condoms, lubricants, intimacy kits, CBD-based arousal offerings and adult content — comprise the Company’s second-largest driver of revenue.

•
Style and Apparel includes a variety of apparel and accessories products for men and women globally, including one of the leading men’s apparel brands in China, and collaborations with fashion and streetwear brands such as Missguided, Pac Sun, and Supreme available to consumers in the US and UK. Playboy’s style and apparel offerings build on seven decades of standing for free expression and today represent the biggest consumer category in Playboy’s business.

•
Gaming and Lifestyle is a category that encompasses all of the ways Playboy stands for sophisticated, fun and leisure-filled living. Playboy’s gaming offerings today include digital casino and social games in partnership with such industry leaders as Scientific Games and Microgaming, a casino in London in partnership with Caesar’s Entertainment, and other home and hospitality offerings. Also included in this category is Playboy’s joint venture in spirits in partnership with Angel Share Brands.

•
Beauty and Grooming builds on Playboy’s long role serving as a platform for beauty and the brand’s commercial success in the fragrance category. Today, we approach this category through the lens of confidence, providing our consumers with products and content that inspire body positivity and creative expression. With strong adjacency to Sexual Wellness, Beauty and Grooming offerings include men and women’s skincare, haircare, bath and body, grooming, cosmetics, and fragrance.

Each of these categories comprise very large and growing markets, providing Playboy with significant opportunities for growth from the increased sales of our current products, as well as through the introduction of new products within these categories.
Our Business Segments
We generate revenue through the sales of our products to consumers around the world. We employ multiple business models, including brand licensing, direct-to-consumer and third-party retail sales, and digital subscriptions, to maximize the value of our assets and to ensure long-term revenue and profitability growth. We report on our business operations in three segments:
•
Licensing, including licensing our brand to third parties for products, services, venues and events;

•
Direct-to-Consumer, including sales of third-party products through our owned-and-operated ecommerce platforms; and sales of our proprietary products through our platforms and/or third-party retailers; and

•
Digital Subscriptions and Content, including the sale of subscriptions to Playboy programming and trademark licensing for online gaming products.

Licensing
Playboy licenses the Playboy name, Rabbit Head Design, and other trademarks and related properties to partners around the world. Our licensing agreements permit licensees the right to use certain Playboy trademarks for certain categories of products in certain territories for a fee, which is typically a royalty calculated as a percentage of net revenue from wholesale and/or retail sales of such products, subject to an annual, bi-annual or quarterly minimum royalty payment. Our top five license agreements range from one to ten years in length and generated approximately $47.3 million of our overall revenue for the year ended December 31, 2020. As of December 31, 2020, Playboy’s licensing contracts included royalty guarantees of approximately $375 million through 2028, assuming no renewals of such contracts.
Our partner CAA-GBG LLP, an agency with significant global reach and infrastructure, acts as our exclusive licensing agent for the Playboy brand trademarks and intellectual property for consumer products in a broad range of categories in most of the world.
During the fiscal year ended December 31, 2020, Playboy’s Licensing segment contributed $61.1 million in revenue and $44.5 million in operating income.
Direct-to-Consumer
Our owned digital commerce retail platforms include Yandy.com, Playboy.com, PleasureForAll.com , LoversStores.com and Lovers retail stores (as of March 1, 2021). Our robust warehouse and fulfillment center manage the inventory and shipping for all of our owned digital commerce channels providing a strong base from which to continue the expansion of our direct-to-consumer sales platform model. In addition to our owned channels, we have actively expanded the third-party sales of our proprietary products across major retailers in Western markets.
During the year ended December 31, 2020, Playboy’s Direct-to-Consumer segment contributed $64.1 million in revenue and $0.8 million of operating loss.
Digital Subscriptions and Content
Playboy’s Digital Subscriptions and Content today comprise adult content offerings and licensed gaming products.
Playboy-branded digital content offerings reach more than 135,000 subscribers across Playboy-managed digital subscription offerings, including PlayboyPlus.com and Playboy.tv. The Playboy Channel is offered through leading MSOs (multiple-system operators) around the globe, including AT&T, Cablevision, Charter, Comcast, Cox, DirecTV, Dish, Time Warner and Verizon. Pursuant to its agreements with the

MSOs, Playboy programs the Playboy Channel and typically receives a royalty based on the numbers of subscribers to the Channel.
Playboy’s digital gaming offerings include real-money and social gaming offerings with leading digital gaming companies Scientific Games and Microgaming.
During the year ended December 31, 2020, Playboy’s Digital Subscriptions and Content segment contributed $20.9 million in revenue and operating income of $9.5 million.
Our Strategy
We are building the leading pleasure and leisure lifestyle platform for men and women around the world. Our commercial strategy is to create high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital subscription offerings and by utilizing our significant organic reach for marketing efficiency. We sell our products through third party digital and physical retail partners to expand our points of sale and gather additional consumer insights to drive product innovation and inform go- to-market plans, and we license our trademarks and intellectual property in specific categories and geographies that have particular regulatory requirements, or where speed-to-market can be accelerated through a best-in-class partnership, to gain high-margin revenue and consumer insights we can reinvest in our owned-and-operated operations. Over the past several years, we have exited licensing contracts that were not strategically aligned with the brand’s interests to open up categories for owned-and-operated development and to enter into partnerships more closely aligned with our brand and consumer categories of focus.
Our immediate focus for owned and operated operations is in the Sexual Wellness category in Western markets, where we can aggregate what today is a highly fragmented market through in-house product development and acquisitions and move quickly to gain consumer mindshare and build the leading digital and physical retail presence. We will approach Beauty and Grooming as a natural extension of the Sexual Wellness category to integrate further into consumers’ daily habits. Playboy’s 10-year relationship with a market leader in the Beauty and Grooming category demonstrated strong consumer affinity for Playboy-branded offerings in the space. With the integration of the e-commerce platform that we acquired in December 2019, Sexual Wellness products represent the fastest-growing and the second-largest revenue contributor of our business today. We will utilize our trademarks wherever most effective to brand and/or market products, and we also intend to use our brand expertise to develop and acquire additional brands for these categories to further expand our consumer and distribution reach.
Significant consumer engagement and spend with Playboy-branded gaming properties around the world, including with leading partners such as Microgaming, Scientific Games, and Caesar’s Entertainment, steers our investment in digital gaming, sports betting and other digital offerings to further support our commercial strategy to expand consumer spend with minimal marginal cost, and gain consumer data to inform go-to-market plans across categories.
Licensing our trademarks and intellectual property for the apparel and accessories category, which today represents our largest single revenue contributor, will continue to serve as a powerful cash foundation and consumer insights engine.
In Western markets, our collaborations with high-end and streetwear lines, such as Missguided, PacSun, Supreme and others, have played a significant role bolstering the brand’s appeal with “Millennial” and “GenZ” consumers and has positioned the business for strong future performance in the European and U.S. markets across our four focus consumer categories.
In China, where Playboy has spent more than 25 years building its business, our licensees have an enormous footprint of approximately 2,000 brick and mortar stores and 1,300 ecommerce stores selling high quality, Playboy-branded men’s casual wear, shoes/footwear, sleepwear, swimwear, formal suits, leather & non- leather goods, sweaters, active wear, and accessories. We have achieved significant growth in China licensing revenues over the past several years in partnership with strong licensees and high-quality manufacturers, and we are planning for increased growth through updates to our men’s fashion lines and expansion into adjacent categories in men’s skincare and grooming, sexual wellness, and women’s fashion, a category where recent launches have been well received.
In India, Playboy today has a presence through select apparel licensees and hospitality establishments. Consumer research suggests significant growth opportunities in the territory with Playboy’s brand and categories of focus.
We also expect that our unified consumer data platform, which is currently in development, as well as continued investment in data science, will underpin all of our activities by enabling efficient marketing and cross-channel strategies, personalized digital experiences and product recommendations, and predictive tools to drive product development.
Lastly, building on our successful acquisition of Yandy in December 2019 and TLA Acquisition Corp., the parent company of Lovers (described below), in March 2021, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we expect to pursue additional complementary acquisition or other strategic opportunities to complement and accelerate our organic growth.
Our Competition
We operate in the consumer goods space across a variety of different industries and face competition from broad direct-to-consumer platforms such as Amazon, as well as brands and retailers that are more targeted to particular markets. In the men’s apparel space in China, we compete with other leading men’s apparel brands such as Uniqlo, Semir, Levi’s, Nautica and Lacoste on the breadth and quality of our products, and in the United States and United Kingdom, our apparel collaborations compete with other streetwear offerings. In the sexual wellness industry, we compete with brands such as Hims, Ro Health, and Foria, lingerie ecommerce businesses such as AdoreMe, and other suppliers of products in this fragmented and rapidly growing space. Our online direct-to-consumer apparel business competes with Amazon as well as retailers more focused on lingerie, costumes and accessories, and streetwear. Our subscription offerings today compete with providers of paid and free adult content, and our digital games compete with other real-money and social casino-style games available in the iOS and Android app stores.
Our History
Playboy was founded in 1953 as a men’s lifestyle magazine. Over the following decades, Playboy has grown into a leader and pioneer in the entertainment, hospitality, and licensing businesses.
From 1973 to 2011, our stock was publicly traded on the New York Stock Exchange. Playboy’s current corporate entity, Playboy Enterprises, Inc., was incorporated in the State of Delaware in April 1998. On March 4, 2011, Icon Merger Sub, Inc., a wholly owned subsidiary of Icon Acquisition Holdings, L.P. (“Icon”), an affiliate of Rizvi Traverse Management, LLC, successfully completed its offer to purchase all of the issued and outstanding shares of Playboy. Concurrently with the transaction, the Company entered into a $185.0 million term loan facility and used the proceeds from this new debt to pay down the full principal amount of $115.0 million on convertible notes the Company had issued and sold in March 2005. That debt facility was replaced by the Company’s current debt facility in 2014.
The Company’s ownership structure was reorganized effective August 14, 2018. As part of the restructuring, Icon was dissolved and liquidated its equity interest in the Company to its members, consisting of RT-ICON and the Hugh M. Hefner 1991 Trust (the “Trust”), resulting in RT-ICON holding 3,034,192 shares of common stock in the Company and the Trust holding 1,868,910 shares of common stock. The Trust then sold to the Company, and the Company redeemed, all of the common stock in the Company held by the Trust for a total of $35 million. In 2018, the Company borrowed additional amounts under its credit facility, including $35 million of which was used to facilitate the purchase of the Trust’s common stock, and following the restructuring, at the end of 2018, the Company had $154.9 million outstanding under its loan facility.
Over the past several years, we have undertaken a process of transforming and streamlining our business model to transition Playboy’s primary business from a print and digital media entity, generating advertising and sponsorship revenues, to primarily a commerce business marketing consumer products. As part of that transformation, revenue generation has shifted away from being driven largely through third parties and toward direct-to-consumer sales.
These transformational changes include: reorganizing and streamlining our Playboy TV operation by reducing headcount, content costs and marketing spend, and renegotiating certain agreements with service providers; reorganizing and streamlining our digital subscription business by reducing headcount and content spend, and outsourcing certain functions that can be more efficiently performed by third parties; eliminating our advertising sales force; and consolidating our marketing, website development and creative services into a single group within our commerce-focused division, allowing us to reduce headcount and capture scale economies. We also ceased publication of our legacy Playboy magazine after the Spring 2020 issue, allowing us to reduce staff and eliminate costs associated with the print publication, such as printing, shipping, newsstand distribution and customer list management, and concurrently shifted our Playboy.com website from a content and media centric site to a largely e-commerce site in support of our direct-to-consumer business.
With these changes, we are able to better focus our workforce, capital and other resources on the products, consumer categories and revenue models that we believe best position us for growth and success in the future.
In December 2019, Playboy acquired the assets of Yandy.com, a leading online retailer of lingerie, dresses, costumes and accessories, as part of the expansion of our proprietary sales platform. In March 2021, Playboy acquired TLA Acquisition Corp., the parent company of the Lovers family of stores (“Lovers”), a leading omni-channel online and brick-and-mortar sexual wellness chain, with 41 stores in five states.
Our Team’s Values
Our team developed a set of fundamental values that guide our thinking and actions both inside the company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.
Do You (But Do No Harm)
We’re authentic to who we are. We say what we mean, and we mean what we say. We create a safe and encouraging environment for others to do the same, bringing their authentic selves forward. We welcome and value varying perspectives and opinions, and we assume best intentions. We celebrate and bring out the best in each other. We pay attention to others discomfort. We respect boundaries. And we fiercely believe that our diversity positions us for greater success and impact in the world.
Embrace the Next Challenge
We have a growth mindset. We don’t let ourselves get too comfortable. We are constantly questioning our existing knowledge and recognize that our blind spots are bigger than we think. We actively seek out opportunities to learn. We come from a place of curiosity. The next challenge may be in a place we’ve never thought to look, and we leverage a vast diversity of perspectives to find it. We know we can always do better, and good enough is not enough. We believe in questioning taboos. We are bold and thoughtful in challenging the status quo and finding fault in the default, even when it seems we are alone. We are okay with uncertainty, and we aim to adapt quickly and be resourceful in an ever-changing environment.
Debate, Then Commit
We take the time to make sure we are informed. We provide a platform and make space for the different voices in the room, ask thoughtful questions, and consider all angles before coming to a conclusion. We question everything. We engage in self-reflection, and we recognize and share openly when we are wrong. We are solutions oriented. We take an active approach to solving problems and coming to decisions rather than fixating on them. We passionately discuss ideas but respect when a decision is reached and abide by the process to execute it. We communicate decisions thoroughly and thoughtfully.

Be a Leader
We develop and exercise inclusive leadership. So, everyone knows they belong, and equitable treatment is our standard. We recognize that trust, respect, and responsibility go hand-in-hand and must be heard.
With that, it is up to each of us to earn that responsibility every day. We listen first, ask questions, speak up and are accountable for our work (and our mistakes). We help others feel confident and comfortable doing the same. We take initiative. We don’t wait for things to happen to us or wait to be told. We are willing to wear many hats and roll our sleeves up when others need help, even if it means working outside our job description. We lead by example.
Stay Playful
We are a fun team and though we often deal with heavy subject matter, we recognize the importance of a playful spirit and a positive outlook. We realize that we are a work in progress, and that we won’t always get it right the first time. We pride ourselves in being able to pick ourselves up, be positive about our mistakes (while learning from them) and move forward. We celebrate creativity and the importance of trying new things out. We know you to have a good time and we understand boundaries. We celebrate each other. We value our time both in and out of work.
Government Regulation
In connection with the products we provide, we must comply with various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements include, without limitation:
federal, state, local and foreign laws and regulations involving minimum wage, health care, overtime, sick leave, lunch and rest breaks and other similar wage, benefits and hour requirements and other similar laws;
Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state agencies and other similar laws;
alcohol beverage marketing regulations, custom and import matters with respect to products imported to and exported from the United States;
the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti- kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and
federal, state and foreign anticorruption, data protection, privacy, consumer protection, content regulation and other laws and regulations, including without limitation, GDPR and the CCPA.
Employees
As of December 31, 2020, we had 216 full-time and full-time equivalent employees, which included Yandy’s 98 full-time and full-time equivalent employees. None of the employees are represented by a labor union, and we consider our employee relations to be good.
Intellectual Property
We own various trademarks, copyrights and software comprising our intellectual property holdings including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN,” logo and the “Yandy” name.
We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.
Properties
Our corporate headquarters is located in Los Angeles, California, where we lease and occupy approximately 45,000 square feet of office space.
We also lease and occupy approximately 52,000 square feet of combined office and warehouse space in Phoenix, Arizona, housing our inventory management and fulfillment operations.
Pursuant to our acquisition of Lovers in March 2021, we also acquired over 28,000 square feet of leased office and warehouse space in Auburn, Washington and 41 retail locations in five states, ranging in size between 1,472 and 15,000 square feet per location.
We believe our properties are suitable for the purposes for which they are being used and fit its needs.
Legal Proceedings
From time to time, we may become involved in additional legal proceedings arising in the ordinary course of our business. Except for the proceedings below, we are not currently a party to any other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.
On October 15, 2018, Playboy filed a lawsuit in Los Angeles Superior Court (the “Court”) against its insurer, Indian Harbor Insurance Company (“Indian Harbor”), captioned Playboy Enterprises, Inc. v. Indian Harbor Insurance Company, for breach of contract and breach of the covenant of good faith and fair dealing, and seeking declaratory relief, after Indian Harbor threatened to sue Playboy on an alleged theory of lack of coverage after Indian Harbor paid approximately $4.8 million towards the settlement of claims against Playboy made by Elliot Friedman. Among other things, we are seeking declaratory relief that the underlying claims asserted against Playboy are covered claims under Playboy’s insurance policies with Indian Harbor. On December 14, 2018, Indian Harbor filed its answer to the complaint and filed counterclaims against Playboy for declaratory relief that it has no obligation to provide coverage for the underlying claims and that it is entitled to recoup the amounts it paid in the settlement, with interest. Indian Harbor filed a motion for summary judgment, seeking, among other things, summary adjudication that (1) the insurance policy does not provide coverage because the underlying claim was allegedly first made before the policy period of the policy and (2) that Indian Harbor does not have to provide coverage because Playboy allegedly failed to provide timely notice of the claim. On September 9, 2020, the Court denied Indian Harbor’s motion, in part, ruling as a matter of law that Playboy had properly reported the underlying claim under the correct policy; but granted the motion as to Playboy’s breach of contract and bad faith claims because Indian Harbor ultimately funded the settlement. Given the Court’s order interpreting the policy and timing of the underlying claim in Playboy’s favor, the parties have agreed to enter into a stipulated judgment in Playboy’s favor to advance the issues for appeal, with Indian Harbor intending to appeal the Court’s decision as to when the underlying claim was first made. We intend to continue to prosecute our claims in this matter and vigorously defend ourselves against Indian Harbor’s counterclaims on appeal.
On January 19, 2021, Lathario Scott filed a purported class action lawsuit against Playboy in Los Angeles Superior Court. Scott alleges that Playboy used software to track his and purported class members’ electronic communications on Playboy’s website (http://www.playboy.com/), including their mouse movements and clicks, information inputted into the site and content viewed on the site, and that such actions violated the Florida Security of Communications Act. Scott seeks to certify a class of persons residing in the State of Florida who visited Playboy’s website and whose electronic communications were tracked without their consent. Plaintiff seeks declaratory and injunctive relief, as well as compensatory, statutory and other damages. On March 18, 2021, the case was removed to the United States District Court for the

Central District of California. We believe such claims are without merit and we intend to defend Playboy and the Company vigorously in this matter.
In March 2020, Playboy terminated its license agreement with a licensee, AVS Products, LLC (“AVS”), for AVS’s failure to make required payments to Playboy under the agreement, following notice of breach and an opportunity to cure. AVS manufactured and sold sexual performance enhancement supplements using the PLAYBOY brand. On February 6, 2021, Playboy received a letter from counsel to AVS alleging that the termination of the contract was improper, and that Playboy failed to meet its contractual obligations, preventing AVS from fulfilling its obligations under the license agreement. AVS contends the value of its business has been diminished as a result of the alleged improper termination. Playboy believes the claims are without merit and, if a claim is brought, will defend itself vigorously in this matter. On February 25, 2021, Playboy brought suit against AVS in Los Angeles Superior Court to prevent further unauthorized sales of PLAYBOY branded products and for disgorgement of unlawfully obtained funds. On March 1, 2021, Playboy also brought a claim in arbitration against AVS for outstanding and unpaid license fees. To date, AVS has not asserted any counterclaims.
Recent Developments
On January 31, 2021, Playboy entered into a Stock Purchase Agreement (the “Lovers Purchase Agreement”) with TLA Acquisition Corp., the parent company of Lovers, and the stockholders of Lovers to acquire all of the outstanding Lovers capital stock (the “Transaction”). The purchase price for the Transaction was approximately $25 million in cash and the Transaction closed on March 1, 2021.
On February 10, 2021, MCAC and Playboy completed the Business Combination , whereby MCAC Merger Sub Inc. merged with and into Playboy, with Playboy surviving as a wholly owned subsidiary of MCAC. In connection with the closing of the Business Combination, MCAC changed its name to PLBY Group, Inc.
On April 1, 2021, PLBY Group, Inc. entered into an Aircraft Purchase Agreement with an unaffiliated, private, third-party seller for the purchase of a used aircraft and related assets for a purchase price of $12 million. The closing of the purchase of the aircraft is subject to, among other things, an inspection of the aircraft and related equipment, a satisfactory test flight, the release of any liens against the aircraft, and the completion of registrations applicable to the aircraft.

MANAGEMENT
Executive Officers and Directors
The following table provide information regarding our executive officers and directors:
Name	Age	Position
Ben Kohn	47	Chief Executive Officer, President, and Director
Lance Barton	42	Chief Financial Officer
Chris Riley	53	General Counsel and Secretary
Suhail Rizvi	55	Chairman of the Board
Suying Liu	33	Director
Tracey Edmonds	53	Director
James Yaffe	60	Director
Ben Kohn has served as the Chief Executive Officer, President and a director of the Company since the Closing of the Business Combination in March 2021 and prior to that was the Chief Executive Officer, President and Chairman of Playboy since January 2018, was interim CEO from May 2016 to December 2017, and served on the Board of Directors of Playboy since March 2011. From 2004 to December 2018, Mr. Kohn served as a Managing Partner at the private equity firm Rizvi Traverse where he led the successful buyouts of major media and entertainment companies, including taking Playboy private in 2011. Prior to that, Mr. Kohn was a Vice President at Angelo, Gordon & Co., where he focused on private equity and special situations, from 1998 to 2003. Mr. Kohn started his career at Cowen & Company, where he was Analyst in the Mergers and Acquisitions group from 1996 to 1998. Mr. Kohn also serves on the Board of Directors for the performance rights organization, SESAC. He received his Bachelor of Science in Management BSM from Tulane University and his Master of Business Administration from Columbia University.
Lance Barton has served as the Company’s Chief Financial Officer since March 2021. Mr. Barton served as Senior Vice President of Corporate Development and Investor Relations for Match Group, Inc. (Nasdaq: MTCH), where he created and led the M&A and IR functions. From 2008 to 2014, Mr. Barton served multiple roles for Match Group and IAC/InterActiveCorp (Nasdaq: IAC), including GM of Match Asia and Vice President of M&A at IAC. He completed over 30 transactions for IAC and Match Group, including the acquisitions of Hyperconnect, Hinge, PlentyOfFish, Meetic, OkCupid, Friendscout24, PeopleMedia, Eureka (Pairs) and DailyBurn. Prior to joining IAC, Mr. Barton was an investment banker at Citigroup Global Markets and a systems engineer at Cisco Systems. He holds a bachelor’s degree in finance from Wichita State University and an MBA from Columbia Business School.
Chris Riley has served as the Company’s General Counsel and Secretary since the Closing in March 2021, and prior to that was Playboy’s General Counsel and Secretary since January 2019. From August 2014 to January 2019, Mr. Riley was General Counsel and Secretary of Machinima, Inc., helping lead Machinima through its acquisition by Warner Bros. From June 2013 through August 2014, Mr. Riley was an equity partner in the corporate group at Bingham McCutchen LLP. Mr. Riley served as an outside legal consultant from March 2011 to June 2013 to several businesses, including Playdom, Disney Interactive and The Walt Disney Company. Mr. Riley held progressively senior in-house legal positions with Ticketmaster Entertainment, Inc. from March 2005 through March 2010, ultimately serving as its General Counsel, Senior Vice President and Secretary during Ticketmaster’s successful spin-off from IAC/InterActiveCorp and Ticketmaster’s merger with Live Nation, Inc. Prior to that, between 2002 and 2005, Mr. Riley was General Counsel and Vice President of Match.com and held various legal positions within other businesses controlled by IAC from 1999 to 2002. From 1997 to 1999, Mr. Riley was an associate in the corporate group at Gibson Dunn, and from 1995 to 1997, at Sidley Austin LLP. Mr. Riley holds a J.D. from Berkeley Law at the University of California, Berkeley, and a B.A. in philosophy from the University of Michigan.
Suhail Rizvi has served as a director of the Company since the Closing and prior to that was a director of Playboy since March 2011. Mr. Rizvi is co-founder and Chief Investment Officer of Rizvi Traverse Management, LLC (“Rizvi Traverse”), a private investment firm founded in 2004. Rizvi Traverse has invested over $3 billion in the last 15 years in a portfolio of private companies in the media & entertainment and technology sectors. The portfolio has included investments in International Creative Management (ICM), Summit Entertainment, Playboy, Facebook, Twitter, Square, SESAC, Flipboard, Snapchat, Vessel, SpaceX, Instacart, Planet Labs and RealD. Mr. Rizvi has served on the Board of Directors of Playboy since March 2011. Mr. Rizvi served on the Executive Board of The Wharton School of Business at the University of Pennsylvania from October 2006 to October 2019 and the Board of Directors of RealD, Inc. from March 2016 to October 2020. Mr. Rizvi earned his undergraduate degree at The Wharton School of Business at the University of Pennsylvania in 1988.
Dr. Suying Liu has served as a director of the Company since the Closing, and he served as MCAC’s Chairman and Chief Executive Officer since its inception in November 2019 until the Closing. Dr. Liu has been the Chairman and Chief Executive Officer of Mountain Crest Acquisition Corp. II (Nasdaq: MCAD) since July 2020. He served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies, with a primary focus in commercial mortgages. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis.
Ms. Tracey Edmonds has served as a director of the Company since the Closing. Ms. Edmonds has served as the Chief Executive Officer, President of Edmonds Entertainment since July 1996 through which she has produced groundbreaking and award-winning projects for television, film, music, and digital media. In 2019, Ms. Edmonds also founded the lifestyle, health and wellness media brand, AlrightNow.com for which she currently serves as Editor. From 2014 to 2017, Ms. Edmonds served as the Co-Host of ExtraTV for which she received an Emmy Award, Gracie Award, and Genie Award as Host. Ms. Edmonds has also served as the Co-Chair for the Producers Guild of America’s (PGA’s) annual Produced By Conference for the past 6 years. Previously, she served on the Board of Governors for the Producers Guild of America (PGA), the Board of Trustees for the American Film Institute, and the Board of Trustees for The Recording Industry Association of America®. Ms. Edmonds is also a member of the Academy of Motion Picture Arts and Sciences. She is a graduate of Stanford University and holds an Honorary Doctorate in Business from Southern University.
Mr. James Yaffe has served as a director of the Company since the Closing. Mr. Yaffe is the founder and Chief Executive Officer of TA:DA Holdings, LLC (“TA:DA”), an operational holding company that buys and invests in vocational education and coaching businesses founded in April 2019. TA:DA’s current active growth equity investments include Freeletics and Karat. Prior to TA:DA, Mr. Yaffe was a co-founder and Chief Strategy Officer at J2 Global, Inc. (“J2 Global”), running Strategy, M&A and Business Development from November 2011 to January 2019, and is currently a Senior Advisor to J2 Global’s Chief Executive Officer. J2 Global is a leading Internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Everyday Health and What to Expect. In January 2011, Mr. Yaffe co-founded FUEL:M+C (Media+Commerce), which provides growth equity to later stage companies in digital media, commerce and data verticals, including investments in Maker Studios (sold to The Walt Disney Company), Bureau of Trade (sold to eBay Inc.), Vox, Simply Gum and Morgenstern’s Ice Cream. From 2008 to January 2011, Mr. Yaffe served as a Managing Partner of Windsor Media, which makes investments in early-stage technology-enabled media companies including Vice, Square and Scopely. Mr. Yaffe is currently on the board of directors of Backstage, LLC, Welltok, Inc. and is active on the Advisory Board of The Ross School of Business at the University of Michigan. Mr. Yaffe holds a Bachelor of Arts degree in economics, marketing and communications from the University of Michigan.

Board Composition
The Company’s business affairs are managed under the direction of our Board. The Board consists of five members.
In connection with the Closing, each of MCAC’s officers and directors resigned from the Board. Suying Liu first resigned as a Class III director upon the Closing and was later reelected as a Class II director. Each of Tracey Edmonds, Ben Kohn, Suying Liu, Suhail Rizvi and James Yaffe were appointed to the Board in connection with the Business Combination. Suhail Rizvi was appointed Chairman of the Board.
The Board divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The Company’s Board is divided into the following classes:
•
Class I, which consists of Mr. Ben Kohn and Mr. Suhail Rizvi, whose terms will expire at the Company’s first annual meeting of stockholders to be held after consummation of the Business Combination in 2021;

•
Class II, which consists of Dr. Suying Liu, whose term will expire at the Company’s second annual meeting of stockholders to be held after consummation of the Business Combination in 2022; and

•
Class III, which consists of Ms. Tracey Edmonds and Mr. James Yaffe, whose terms will expire at the Company’s third annual meeting of stockholders to be held after consummation of the Business Combination in 2023.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in the Company’s control or management. The Company’s directors may be removed for cause by the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon; provided, however, that at any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting owner of the stock of the Company entitled to vote generally in the election of directors, any such director or the entire Board may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon.
Family Relationships
There are no family relationships between any of the Company’s directors or any of its executive officers.
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Suying Liu, Tracey Edmonds and James Yaffe are each an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them described below in the section entitled “Certain Relationships and Related Transactions”.

Committees of the Board of Directors
Following the Closing, the standing committees of the Board consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
Audit Committee
Ms. Edmonds, Dr. Liu and Mr. Yaffe serve on the Audit Committee of the Board, with Dr. Liu serving as the chairman of the Audit Committee. The Board determined that each of these individuals qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board also determined that Dr. Liu qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.plbygroup.com. The information on our website is not part of this prospectus.
The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual report on Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee
Ms. Edmonds, Dr. Liu and Mr. Yaffe serve on the Compensation Committee of the Board, with Ms. Edmonds serving as the Chairwoman of the Compensation Committee. The Board determined that each of these individuals qualify as independent directors under the applicable Nasdaq listing standards. The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.plbygroup.com. The information on our website is not part of this prospectus. Pursuant to our Compensation Committee charter, the functions of the Compensation Committee include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;
•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Corporate Governance and Nominating Committee
Ms. Edmonds, Dr. Liu and Mr. Yaffe serve on the Corporate Governance and Nominating Committee of the Board, with Mr. Yaffe serving as the Chairman of the Corporate Governance and Nominating Committee . The Board determined that each of these individuals qualify as independent directors under the applicable Nasdaq listing standards. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our corporate website at www.plbygroup.com. The information on our website is not part of this prospectus.
Our Corporate Governance and Nominating Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and will oversee the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
Code of Conduct and Ethics
The Company has adopted a code of business conduct and ethics (the “Code”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code contains general guidelines for conducting our business consistent with the highest standards of business ethics and compliance with applicable law, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. Day-to-day compliance with the Code is overseen by the Company compliance officer appointed by our Board. The Company expects that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this prospectus.
Director Compensation
Following the completion of the Business Combination, we adopted a director compensation program, the PLBY Group, Inc. Non-Employee Director Compensation Policy, effective February 10, 2021, which consists of both cash and equity components.
Executive Compensation
Overview
We intend to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.
Decisions on the executive compensation program will be made by the Compensation Committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of stock-based awards.
Base Salary
The Compensation Committee will determine base salaries and manage the base salary review process, subject to the terms of any employment agreements.
Annual Bonuses
The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.
Stock-Based Awards
The Company intends to use stock-based awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan (the ‘‘2021 Incentive Plan’’), which has been approved by our stockholders. We also expect to make equity awards to certain key employees of the Company, including each of the named executive officers, the terms of which have not yet been determined.
Employment Agreements
Kohn Option Grant and Employment Agreement
On January 31, 2021, Playboy granted Ben Kohn an option to purchase 172,393 shares of Playboy common stock at an exercise price of $58.89 per share (the “Pre-Closing Option”), which has been assumed by MCAC in connection with the closing of the Business Combination and converted into an option to purchase common stock of the Company in accordance with the conversion mechanics for other outstanding options described in the Merger Agreement. The Pre-Closing Option will generally vest as follows, subject to Mr. Kohn’s continued employment or service as a director through the applicable vesting date: 1/3 on the first anniversary of the closing of the Business Combination and ratably in 24 monthly installments thereafter.
Playboy has entered into an employment agreement with Mr. Kohn in connection with his continued employment as Playboy’s Chief Executive Officer and President, which became effective upon, and has been assumed by the Company in connection with, the closing of the Merger (the “Kohn Employment Agreement”). The Kohn Employment Agreement provides for an annual base salary equal to $850,000 and that Mr. Kohn is eligible to earn an annual cash bonus (with a target amount equal to 100% of his base salary and maximum of 200% of his base salary).
The Kohn Employment Agreement provides that Mr. Kohn will be granted the following equity grants during his employment: (1) for the 2021 fiscal year, a Company equity award with a grant date fair value for financial accounting purposes equal to $2,000,000, comprised of 50% stock options and 50% restricted stock units; (2) beginning in 2022 and for each fiscal year thereafter, an annual Company equity award with a target grant date fair value for financial accounting purposes equal to $2,000,000, which may include performance-based grants; and (3) following the closing of the Merger, a special grant of performance-based restricted stock units (the “Initial PSUs”) that if earned will settle in a target percentage of approximately 2.5% of the fully diluted common stock of the Company outstanding on the date of grant (including certain executive level equity awards granted at the time of and shortly after the Business Combination) and a special grant of time-based restricted stock units (the “Initial RSUs”) that if earned will settle in a target percentage equal to (x) 2.5% of the fully diluted common stock of the Company (determined in the same manner as the Initial PSUs), minus (y) the percentage of the fully diluted common stock of the Company (determined in the same manner) represented by the Pre- Closing Option. The Initial PSUs will vest upon the Company’s achievement of each of the following 30-day volume weighted average stock price milestones: $20, $30, $40 and $50, and the Initial RSUs will vest in three equal installments on each of the first three anniversaries of the closing of the Business Combination, in each case subject to Mr. Kohn’s continued employment or service as a director through the applicable vesting dates.
Mr. Kohn’s employment agreement provides that in addition to being eligible to participate in Playboy’s standard benefit plans, he will be provided with a company-paid life insurance policy with a death benefit equal to $25 million and a company-paid disability insurance policy with an annualized benefit of not less than $5 million.
If Mr. Kohn’s employment is terminated without cause or he resigns for good reason (as such terms are defined in Mr. Kohn’s employment agreement), he will be entitled to the following: (i) a severance payment equal to 1.5 times the sum of his then-current base salary and target annual bonus, payable over 18 months (or, if such termination occurs within 24 months following a change in control (as defined in the employment agreement), 2.5 times the sum of his then-current base salary and target annual bonus, payable over 30 months); (ii) a pro-rated bonus for the year of termination; (iii) Playboy’s reimbursement or direct payment of COBRA continuation coverage premiums for up to 18 months following the date of termination; (iv) accelerated vesting of 100% of Mr. Kohn’s then-outstanding non-performance-based equity awards; and (v) continued vesting of certain outstanding performance based equity awards for a period of time following such termination based on actual performance (provided that, if such termination occurs within

24 months following a change in control, 100% of the then-outstanding Initial PSUs will vest in full). In each case, the severance payments described above are subject to Mr. Kohn’s execution and non-revocation of a general release of claims against Playboy and its affiliates.
Mr. Kohn’s employment agreement also includes certain restrictive covenants, including a non-solicitation of employees covenant for a period of 12 months following termination of his employment and standard confidentiality and invention assignment provisions.
Riley Employment Agreement
On February 10, 2021, Playboy entered into an employment agreement with Mr. Riley in connection with his employment as the Company’s General Counsel and Secretary, which became effective upon, and was assumed by the MCAC in connection with, the Business Combination (the “Riley Employment Agreement”). The Riley Employment Agreement provides for an annual base salary equal to $400,000 and that Mr. Riley is eligible to earn an annual cash bonus (with a target amount equal to 80% of his base salary).
The Riley Employment Agreement provides that Mr. Riley will be granted the following equity grants during his employment: (1) beginning in 2022 and for each fiscal year thereafter, an annual equity award with a target grant date fair value for financial accounting purposes equal to $700,000, which may include performance-based grants, (2) a special grant of Initial PSUs that if earned will settle in a target percentage of approximately 0.45% of the fully diluted common stock of the Company outstanding on the date of grant (including certain executive level equity awards granted at the time of and shortly after the Business Combination) and (3) a special grant of Initial Options to purchase a target percentage of 0.18% of the fully diluted common shares outstanding on the date of grant (determined in the same manner as the Initial PSUs). If the fair market value of a share of common stock on the grant date is greater than the fair market value of a share of common stock on February 10, 2021, then a portion of the Initial Options will be converted into a number of time-based restricted stock units (the “Make-up RSUs”) equal to (x) the difference between the fair market value per share of the common stock on the grant date minus the fair market value per share of such stock on February 10, 2021, multiplied by (y) the number of Initial Options, divided by (z) the fair market value per share of the common stock on the grant date. The Initial PSUs will vest upon the Company’s achievement of each of the following 30 day volume weighted average stock price milestones: $20, $30, $40 and $50, the Initial Options will vest 1/3 on the first anniversary of February 10, 2021 and then monthly in 24 equal installments thereafter, and the Make-up RSUs, if any, will vest in three equal installments on each of the first three anniversaries of February 10, 2021, in each case subject to Mr. Riley’s continued employment or service as a director through the applicable vesting dates.
The Riley Employment Agreement provides that in addition to being eligible to participate in Playboy’s standard benefit plans, Mr. Riley will be provided with a company-paid life insurance policy with a death benefit equal to $10 million and a company-paid disability insurance policy with an annualized benefit of not less than $2.5 million.
If Mr. Riley’s employment is terminated without cause or he resigns for good reason (as such terms are defined in the Riley Employment Agreement), he will be entitled to the following: (i) a severance payment equal to the sum of his then-current base salary and target annual bonus, payable over 12 months (or, if such termination occurs within 24 months following a change in control (as defined in the Riley Employment Agreement), 1.25 times the sum of his then-current base salary and target annual bonus, payable over 15 months); (ii) a pro-rated bonus for the year of termination; (iii) Playboy’s reimbursement or direct payment of COBRA continuation coverage premiums for up to 18 months following the date of termination; and (iv) accelerated vesting of 100% of Mr. Riley’s then-outstanding non-performance based annual equity awards (and, if such termination occurs within 12 months of February 10, 2021, 1/3 of the Initial Options — and, if applicable, 1/3 of the Make-up RSUs — will become immediately vested) and continued vesting of certain outstanding performance based equity awards for a period of time following such termination based on actual performance (provided that, if such termination occurs within 24 months following a change in control, 100% of the then-outstanding Initial PSUs will vest in full and the Initial Options will become immediately vested and exercisable). In each case, the severance payments described above are subject to Mr. Riley’s execution and non-revocation of a general release of claims against the Company and its affiliates.

The Riley Employment Agreement also includes certain restrictive covenants, including a non-solicitation of employees covenant for a period of 12 months following termination of Mr. Riley’s employment and standard confidentiality and invention assignment provisions.
Barton Employment Agreement
In connection with Mr. Barton’s appointment as Chief Financial Officer, the Company entered into an employment agreement, dated February 11, 2021, with Mr. Barton (the “Barton Employment Agreement”). The Barton Employment Agreement provides for an annual base salary equal to $500,000 and that Mr. Barton is eligible to earn an annual cash bonus (with a target amount equal to 60% of his base salary). In addition, Mr. Barton will receive a signing bonus of $250,000 (which is subject to recoupment by the Company on a pro rata basis in the event of certain terminations of employment prior to the first anniversary of his employment commencement date).
The Barton Employment Agreement provides that Mr. Barton will be granted the following equity grants during his employment: (1) beginning in 2022 and for each fiscal year thereafter, an annual equity award with a target grant date fair value for financial accounting purposes equal to $1,000,000, which may include performance-based grants, (2) the Initial PSUs that if earned will settle in a target percentage of approximately 1.25% of the fully diluted common stock of the Company outstanding on the date of grant (including certain executive level equity awards granted around the same time) and (3) the Initial Options to purchase a target percentage of 0.75% of the fully diluted Company common shares outstanding on the date of grant (determined in the same manner as the Initial PSUs). If the fair market value of a share of Company common stock on the grant date is greater than the fair market value of a share of Company common stock on Mr. Barton’s employment commencement date (or signing date if the employment commencement date occurs within 3 weeks of signing), then a portion of the Initial Options will be converted into a number of Make-up RSUs equal to (x) the difference between the fair market value per share of Company common stock on the grant date minus the fair market value per share of such stock on the employment commencement date (or signing date, as applicable), multiplied by (y) the number of Initial Options, divided by (z) the fair market value per share of Company common stock on the grant date. The Initial PSUs will vest upon the Company’s achievement of each of the following 30 day volume weighted average stock price milestones: $20, $30, $40 and $50, the Initial Options will vest 1/3 on the first anniversary of Mr. Barton’s employment commencement date and then monthly in 24 equal installments thereafter, and the Make-up RSUs, if any, will vest in three equal installments on each of the first three anniversaries of the employment commencement date, in each case subject to Mr. Barton’s continued employment or service as a director through the applicable vesting dates.
The Barton Employment Agreement provides that in addition to being eligible to participate in the Company’s standard benefit plans, Mr. Barton will be provided with a company-paid life insurance policy with a death benefit equal to $10 million and a company-paid disability insurance policy with an annualized benefit of not less than $2.5 million.
If Mr. Barton’s employment is terminated without cause or he resigns for good reason (as such terms are defined in the Barton Employment Agreement), he will be entitled to the following: (i) a severance payment equal to the sum of his then-current base salary and target annual bonus, payable over 12 months (or, if such termination occurs within 3 months prior to or 24 months following a change in control (as defined in the Barton Employment Agreement), 1.25 times the sum of his then-current base salary and target annual bonus, payable over 15 months (or in a lump sum if compliant with tax rules)); (ii) a pro-rated bonus for the year of termination; (iii) PLBY’s reimbursement or direct payment of COBRA continuation coverage premiums for up to 18 months following the date of termination; and (iv) accelerated vesting of 100% of Mr. Barton’s then-outstanding non-performance based annual equity awards (and, if such termination occurs within 12 months of Mr. Barton’s employment commencement date, 1/3 of the Initial Options — and, if applicable, 1/3 of the Make-up RSUs — will become immediately vested) and continued vesting of certain outstanding performance based equity awards for a period of time following such termination based on actual performance (provided that, if such termination occurs within 3 months prior to or 24 months following a change in control, 100% of the then-outstanding Initial PSUs will vest in full and the Initial Options will become immediately vested and exercisable). In each case, the severance payments described above are subject to Mr. Barton’s execution and non-revocation of a general release of claims against the Company and its affiliates.

The Barton Employment Agreement also includes certain restrictive covenants, including a non-solicitation of employees covenant for a period of 12 months following termination of Mr. Barton’s employment and standard confidentiality and invention assignment provisions.
Please see “Executive Compensation — Employment Arrangements” for a summary of the material terms of our named executive officers’ current employment arrangements with us.
Other Compensation
The Company continues to maintain various of the employee benefit plans currently sponsored by Playboy, including health and welfare insurance and a 401(k) plan, in which the executive officers are eligible to participate.

EXECUTIVE COMPENSATION
Unless otherwise indicated or the context otherwise requires, references in this section to “the company,” “we,” “us,” “our” and other similar terms refer to Playboy and its consolidated subsidiaries prior to the Business Combination and to PLBY Group, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.
Executive Compensation
This section discusses the material components of the fiscal year 2020 executive compensation programs for Playboy’s named executive officers (identified below) and includes information for prior years as required by applicable disclosure rules. This discussion may contain forward-looking statements that are based on Playboy’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Playboy adopts following the completion of the Merger may differ materially from the existing and currently planned programs summarized or referred to in this discussion.
Playboy has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as it is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for Playboy’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer (such individuals, the “Named Executive Officers”).
During the year ended December 31, 2020, Playboy’s Named Executive Officers were:
•
Ben Kohn, Chief Executive Officer and President;

•
David Israel, Chief Financial Officer and Chief Operating Officer; and

•
Chris Riley, General Counsel and Secretary.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ben Kohn	2020	1,000,000	—	—	—	1,000,000	5,735	2,005,735
Chief Executive Officer & President	2019	1,000,720	—	3,329,181	1,445,892	1,250,000	9,800	7,035,593
David Israel	2020	497,692	—	—	—	250,000	9,975	757,667
Former Chief Financial Officer & Former Chief Operating Officer(4)	2019	480,720	—	385,070	171,970	275,000	9,800	1,322,560
Chris Riley	2020	347,115	—	—	—	170,000	9,744	526,859
General Counsel and Secretary	2019	313,165	—	—	60,356	172,500	9,800	555,821

(1)
The amounts in these columns reflect the aggregate grant date fair value of restricted stock unit (or RSU) awards and option awards, in each case calculated in accordance with FASB ASC Topic 718.

(2)
The bonus amounts payable to each Named Executive Officer for 2020 performance were paid in cash in March 2021.

(3)
The amount in this column represents Playboy’s matching contributions to the Named Executive Officer’s 401(k) plan account.

(4)
David Israel served as our Chief Financial Officer & Chief Operating Officer through February 28,

2021. Commencing March 1, 2021, David Israel assumed the role of President, Sexual Wellness Operations, and Lance Barton assumed the role of Chief Financial Officer. As of March 1, 2021, we did not have a Chief Operating Officer position.
Employment Arrangements
Ben Kohn
Playboy is party to an offer letter, dated January 1, 2018, with Mr. Kohn, which provides for an initial base salary of $1,000,000 per year and that he is eligible to participate in an annual bonus program with a target bonus of 100% of his earned base salary. The offer letter also provides that if Mr. Kohn’s employment with Playboy is terminated without Cause (as defined therein), he will be eligible to receive 12 months of severance pay based on the prior 12 months of total compensation, which amount will be payable in installments on normal payroll dates, provided he enters into, and does not revoke, a separation agreement and release of claims in a form to be approved by Playboy. In accordance with the terms of the Merger Agreement, we entered into a new employment agreement with Ben Kohn. See “Management — Employment Agreements — Kohn Option Grant and Employment Agreement.”
David Israel
Playboy is party to an offer letter, dated December 20, 2012, with Mr. Israel, which provides for an initial base salary of $480,000 per year and that he is eligible to participate in an annual bonus program with a target bonus of 60% of his earned base salary. The offer letter also provides that if Mr. Israel’s employment with Playboy is terminated without cause, he will be eligible to receive 12 months of his then current base salary, which amount will be payable in installments on normal payroll dates, provided he enters into a release of claims in a form to be approved by Playboy. In connection with the closing of the Business Combination, we entered into a new employment agreement with Chris Riley. See “Management — Employment Agreements — Riley Employment Agreement.”
Chris Riley
Playboy is party to an offer letter, dated January 7, 2019, with Mr. Riley, which provides for an initial base salary of $325,000 per year and that he is eligible to participate in an annual bonus program. The offer letter also provides that if Mr. Riley’s employment with Playboy is terminated without cause, he will be eligible to receive 6 months of his then current base salary, provided he enters into a general release of claims that is mutually agreeable to Mr. Riley and Playboy. In connection with the closing of the Business Combination, we entered into a new employment agreement with Chris Riley. See “Management — Employment Agreements—Riley Employment Agreement.”
Annual Bonuses
Annual bonuses are paid to incentivize certain employees, including the Named Executive Officers, to achieve annual financial and operating performance metrics, which in 2020 were based on an Adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization a proposed) target, and are paid at the discretion of the board of directors. For 2020, based on actual performance results, the board of directors set an aggregate bonus pool for all employees based on an Adjusted EBITDA target. The amount of bonuses for 2020 paid in March 2021 to each of the Named Executive Officers in cash is set forth in the Summary Compensation Table above. In recognition of the Named Executive Officers’ efforts in connection with the Merger, the Playboy Board of Directors also approved in February 2021 the payment of transaction bonuses to them in the following amounts: Mr. Kohn — $1,850,000; Mr. Israel — $350,000; and Mr. Riley — $500,000.
Equity-Based Compensation
2021 Equity and Incentive Compensation Plan.
On February 9, 2021, the stockholders of MCAC approved the 2021 Incentive Plan, which became effective upon the Closing. The 2021 Incentive Plan will govern equity-based awards to be granted by the

Company following the consummation of the Merger. After the effective date of the 2021 Incentive Plan, no further awards will be granted under the 2018 Equity Incentive Plan (described below).
2018 Equity Incentive Plan.
Playboy’s board of directors originally adopted, and Playboy’s stockholders approved, the Playboy Enterprises, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) on June 5, 2018. In connection with the Merger, Playboy adopted the 2021 Incentive Plan and will not grant any additional awards under the 2018 Plan thereafter, but the 2018 Plan will remain outstanding and continue to govern outstanding awards granted thereunder. The material terms of the 2018 Plan are described below.
Purpose; Eligibility.
The purpose of the 2018 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Playboy, by offering them an opportunity to participate in Playboy’s future performance through the grant of awards under the 2018 Plan.
Employees and consultants of Playboy or any of its subsidiaries, parents, or affiliates, and members of Playboy’s board of directors, may participate in the 2018 Plan.
Shares Available for Grant and Issuance Under the 2018 Plan; Other Limitations.
Subject to certain adjustments or substitutions (described further below), the aggregate number of shares of Playboy common stock that were reserved and available for grant and issuance pursuant to the 2018 Plan is 1,122,169 (the “Share Reserve”). Shares that are issued in connection with grants made in substitution of another company’s award, whether in connection with an acquisition or otherwise, do not reduce the Share Reserve. Shares granted under the 2018 Plan (i) that are subject to issuance upon exercise of an option or stock appreciation right, but which cease to be subject to such award for any reason other than such exercise; (ii) that are forfeited back to or repurchased by Playboy at the original issue price; (iii) that terminate without having been issued; (iv) that are surrendered under the 2018 Plan’s award exchange program (as further described in the 2018 Plan); or (v) that are reacquired by Playboy in satisfaction of tax withholding obligations or as consideration for the exercise price of an award, return to the Share Reserve for future grant. Additionally, to the extent an award is paid out in cash rather than shares of common stock, such cash payment will not reduce the Share Reserve. The maximum number of Playboy shares that may be issued as incentive stock options is 1,122,169, or the amount of the Share Reserve. The 2018 Plan also provides that, in any calendar year, the aggregate grant date value of shares subject to awards granted to non-employee directors is limited to (a) $600,000, for the director’s first year of service, and (b) $300,000, for all other years of service.
Administration.
The Compensation Committee of Playboy’s board of directors, or the board of directors acting as the Compensation Committee, administers the 2018 Plan. Playboy’s Compensation Committee implements and carries out the 2018 Plan, except that Playboy’s board of directors establishes the terms of awards granted to directors who are not employees of Playboy. Additionally, except as otherwise provided, Playboy’s Compensation Committee has the authority, among other things, to select persons to receive awards, determine the forms and terms and conditions of awards granted under the 2018 Plan, and construe and interpret the 2018 Plan and award agreements thereunder. Playboy’s Compensation Committee also has the authority delegate certain of its powers to one or more executive officers as permitted by applicable law.
Types of Awards Under the Plan.
Playboy may grant the following types of awards under the 2018 Plan: (i) stock options, in the form of incentive stock options (as defined in Section 422 of the Code or nonstatutory stock options; (ii) restricted stock awards; (iii) stock bonus awards; (iv) stock appreciation rights; (v) restricted stock units; or (vi) performance awards, awarded in the form of cash or stock.
Each grant of an award under the 2018 Plan generally will be evidenced by an award agreement or agreements, which will contain such terms and provisions as Playboy’s Compensation Committee may determine, consistent with the 2018 Plan. Historically, Playboy has only granted stock options and restricted stock units under the 2018 Plan. As such, a brief description of each type of award is set forth below.
Stock Options.
Stock options granted under the 2018 Plan may be either incentive stock options (for employees only) or non-qualified stock options. Except with respect to incentive stock options granted to Ten Percent Shareholders (defined below), the following provisions apply to those granted options under the 2018 Plan: (i) no stock option is exercisable after ten years from the date of its grant, and (ii) the exercise price of the option must not be less than the fair market value of the shares subject to the option as of the date of grant.
Under the 2018 Plan, a person who owns, directly or by attribution, more than 10% of the total combined voting power of all classes of stock of Playboy or of its parent or subsidiary, or a “Ten Percent Stockholder,” is subject to certain restrictions with regards to incentive stock options. A Ten Percent Stockholder will not be granted an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the shares subject to the option on the date of grant and the option is not exercisable after the five-year anniversary of the grant date. In addition, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year (under all plans of Playboy or of its parent or subsidiary) exceeds $100,000, such options will be treated as nonstatutory stock options.
If a participant’s Service (as such term is defined within the 2018 Plan) terminates for any reason other than for Cause (as such term is defined with the 2018 Plan), that participant may exercise the vested portion of his or her option for the three months (or such other shorter period as Playboy’s Compensation Committee may determine, not less than 30 days) after the date of such termination. If a participant’s Service terminates due to death, vested options generally will remain exercisable for 18 months from the date of termination (or such other shorter period as Playboy’s Compensation Committee may determine, not less than six months). If a participant’s Service terminates due to disability, vested options generally will remain exercisable for 12 months from the date of termination (or such other shorter period as Playboy’s Compensation Committee may determine, not less than six months). If a participant’s Service terminates for Cause, the participant’s options will expire on the date of such termination, or at such other time and on such conditions as Playboy’s Compensation Committee may determine. In no event will an option remain exercisable beyond its original term.
Playboy’s Compensation Committee has the authority to specify a minimum number of shares of Playboy’s common stock that may be purchased upon exercise of a stock option; provided that such minimum may not be more than the number of shares then exercisable.
Restricted Stock Units.
The 2018 Plan provides for the grant of restricted stock units, which cover a number of shares of common stock and may be settled in cash, shares or a combination of both after the date(s) set forth in the award agreement. No restricted stock unit may have a term longer than 10 years. Playboy’s Compensation Committee may determine that participants can defer payment under a restricted stock unit award, subject to compliance with certain tax requirements.
Non-Transferability of Awards.
Unless Playboy’s Compensation Committee determines otherwise, no award may be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Playboy’s Compensation Committee may institute a program through which participants may transfer outstanding awards to a financial institution or other person or entity approved by the Compensation Committee. In instituting such program, Playboy’s Compensation Committee will have the authority to amend the terms of any award participating.
Repurchase Right.
At the discretion of Playboy’s Compensation Committee, Playboy may reserve to itself or its assignees a right to repurchase a portion of any or all unvested shares held by a participant following the participant’s termination of Service, within a specified period following the participant’s termination of Service or the date the participant purchases the shares of common stock. Playboy’s repurchase right may be at the participant’s purchase price or exercise price.
Repricing, Exchange and Buyout of Awards.
Without prior stockholder approval, Playboy’s Compensation Committee may: (i) reprice stock options and stock appreciation rights (and if the repricing is a reduction to the exercise price, the consent of participants is not required if written notice is provided to them), and (ii) with the consent of the respective participants (except with respect to stock options where such action does not impair the participant’s rights), pay cash or issue new awards in exchange for the surrender and cancelation of any or all outstanding awards.
Adjustments.
If the number of outstanding shares of common stock of Playboy is changed by dividends or distributions, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of Playboy, without consideration, then: (i) the class and maximum number of shares subject to the 2018 Plan as the Share Reserve; (ii) the exercise price and the class and number of shares subject to outstanding options and stock appreciation rights; (iii) the class and number of shares subject to other outstanding awards; (iv) the class and maximum number of shares that may be issued as incentive stock options; (v) the class and maximum number of shares that may be issued to an individual or any new employee in any one calendar year; and (vi) the class and number of shares that may be granted as awards to non-employee directors, will be proportionately adjusted, subject to required action by Playboy’s board of directors or its stockholders. If, by reason of such adjustment, an outstanding award covers additional shares or different shares of stock or securities, then such additional or different shares will be subject to all of the terms, conditions and restrictions that were applicable to the award and shares subject thereto prior to such adjustment.
Corporate Transactions.
In the event of a Corporate Transaction (as defined in the 2018 Plan), the 2018 Plan provides that the successor corporation may: (i) assume or replace outstanding awards; (ii) substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders; and (iii) in place of outstanding shares of common stock held by participants, issue substantially similar shares or other property to the participant, that is subject to repurchase restrictions no less favorable to the participant. In the event the successor corporation does not assume, convert, replace or substitute awards, then: (a) outstanding awards will vest in full (and repurchase rights will lapse) immediately prior to the Corporate Transaction, and (b) Playboy’s Compensation Committee must notify the participant in writing that the award will be exercisable for a period determined by the Compensation Committee in its sole discretion and will thereafter terminate. In the event of a Corporate Transaction, all awards granted to non-employee directors will vest and become exercisable prior to the consummation of the Corporate Transaction, and on such conditions as Playboy’s Compensation Committee determines.
The Business Combination did not constitute a Corporate Transaction as defined in the 2018 Plan.
Amendment; Termination of the Plan.
Unless earlier terminated as provided in the 2018 Plan, the 2018 Plan will terminate ten years after the effective date of the 2018 Plan.
Playboy’s board of directors may terminate or amend the 2018 Plan at any time; provided that the board of directors may not amend the 2018 Plan without shareholder approval if shareholder approval is required. No termination or amendment of the 2018 Plan will affect any then outstanding award unless expressly provided by Playboy’s Compensation Committee. Additionally, no termination or amendment of the 2018 Plan or awards thereunder may adversely affect any outstanding award without the consent of the participant, unless necessary to comply with applicable law.

Clawback/Recoupment Policy
All awards are subject to any Playboy clawback or recoupment policy adopted by Playboy’s board of directors and applying to the participant.
Equity-Based Awards.
Playboy did not grant any equity-based awards to the Named Executive Officers in fiscal 2020 (other than fully vested RSUs granted to the Named Executive Officers as a portion of the 2019 bonuses, as described in the notes to the “Outstanding Equity Awards at 2020 Fiscal Year-End” table below).
With respect to awards granted in prior fiscal years, pursuant to the terms of the RSU award agreements, each RSU granted to a Named Executive Officer under the 2018 Plan will be settled in shares of Playboy common stock only in connection with, and immediately prior to, a Corporate Transaction (as defined in the 2018 Plan).
Such award agreements also provide that if a Corporate Transaction closes or Playboy completes an initial public offering of its common stock while the Named Executive Officer is employed by Playboy (or if the Named Executive Officer’s employment is terminated by Playboy other than for cause, death or disability and such Corporate Transaction or initial public offering is consummated within 45 days of such termination date), then any unvested RSUs will vest immediately prior to the Corporate Transaction or initial public offering.
Tax-Qualified Retirement Plan
Playboy maintains a tax-qualified retirement savings plan, the Playboy Enterprises, Inc. Employees Investment Savings Plan (the “Playboy 401(k) Plan”) for its employees generally, including the Named Executive Officers. Under the Playboy 401(k) Plan, Playboy matches 100% of the first 1% of eligible compensation contributed by a participant, and 50% of each additional dollar contributed up to the first 6% of eligible compensation. Participants are vested in the company match after two full years of service.
Outstanding Equity Awards at 2020 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)(6)
Ben Kohn	169,248	—	$18.73	8/28/28	193,275(1)	8,277,968
David Israel	25,380	8,460(2)	$18.73	8/28/28	39,180(3)	1,678,079
Chris Riley	11,517	12,500(4)	$18.73	3/20/29	934(5)	40,003

(1)
Amounts in this column represent the number of RSUs held by Mr. Kohn that had not been settled as of December 31, 2020, as more fully described above under the heading “Equity-Based Compensation.” Of these RSUs, 10,679 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Kohn’s 2018 bonus, and 13,348 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Kohn’s 2019 bonus. All of the remaining 169,248 RSUs were vested as of December 31, 2020. All of the RSUs will remain outstanding until settlement, which under the terms of the 2018 Plan is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).

(2)
These options vest in 12 equal monthly installments, beginning on January 31, 2021, subject to Mr. Israel’s continued provision of services to Playboy through each such date.

(3)
Amounts in this column represent the number of RSUs held by Mr. Israel that had not been settled as of December 31, 2020, as more fully described above under the heading “Equity-Based Compensation.” Of these RSUs, 4,005 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Israel’s 2018 bonus, and 1,335 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Israel’s 2019 bonus. Of the remaining 33,840 RSUs, 8,460 remained unvested as of December 31, 2020 and vest in 12 equal installments beginning on January 8, 2021, subject to Mr. Israel’s continued provision of services to Playboy through each such date. All of the RSUs will remain outstanding until settlement, which under the terms of the 2018 Plan is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).
(4)
These RSUs vest in 25 substantially equal monthly installments, beginning on January 14, 2021, subject to Mr. Riley’s continued provision of services to Playboy through each such date.

(5)
Amounts in this column represent the number of RSUs held by Mr. Riley that had not been settled as of December 31, 2020, as more fully described above under the heading “Equity-Based Compensation.” These RSUs were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Riley’s 2019 bonus. All of the RSUs will remain outstanding until settlement, which under the terms of the 2018 Plan is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).

(6)
Amounts in this column reflect the aggregate fair market value of the RSUs on December 31, 2020 based on the fair market value per share on such date of $42.83.

Treatment of Outstanding Equity Awards in the Business Combination
In connection with the Business Combination, all outstanding options and RSUs (including the unvested options and RSUs held by the Named Executive Officers as described in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table above) became fully vested. Each outstanding option was assumed by MCAC and automatically converted into an option to purchase shares of MCAC Common Stock, and each outstanding RSU was terminated and will be settled in shares of MCAC Common Stock on the earlier of (i) within 10 days following the first anniversary of the date that such RSUs were terminated and (ii) the date that the RSUs would have been settled in accordance with their original terms.
Director Compensation
In 2020, no director received cash, equity or other non-equity compensation for service on Playboy’s board of directors.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the certificate of incorporation (for purposes of this section, the “Certificate of Incorporation”), the bylaws (for purposes of this section, the “Bylaws”), the Registration Rights Agreements, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Certificate of Incorporation (as defined below) authorized the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).
Common Stock
Ranking
The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.
Voting
Except as otherwise required by law or the Second Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including the terms of any Preferred Stock Designation (as defined below), the “Certificate of Incorporation”), each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of the Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
Dividends
Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.
Liquidation, Dissolution and Winding Up
Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in Section B(4) of the Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights
The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to the Common Stock under the Corporation’s existing Certificate of Incorporation or its Bylaws (the “Bylaws”).
Preferred Stock
Issuance of Preferred Stock
Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
1.
the designation of the series, which may be by distinguishing number, letter or title;

2.
the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

3.
the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

4.
the dates on which dividends, if any, shall be payable;

5.
the redemption rights and price or prices, if any, for shares of the series;

6.
the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

7.
the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

8.
whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

9.
restrictions on the issuance of shares of the same series or any other class or series;

10.
the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

11.
any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
Registration Rights
Certain of our stockholders or their permitted transferees, are entitled to rights with respect to the registration of certain shares of Common Stock held by them under the Securities Act of 1933, as amended (the “Securities Act”). These rights are provided under the terms of the A&R Registration Rights Agreement (as defined below) and include demand registration rights and piggyback registration rights. The A&R Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Lock-up Agreement
In connection with the closing of the Business Combination, the Playboy stockholders agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of common stock held by it (such shares, the “Lock-up Shares”) immediately after the effective time of the Merger, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Company common stock issued and outstanding or securities convertible into or exercisable or exchangeable for shares of Company common stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the earlier of (x) the date that is 12 months after the Closing, and (y) if, subsequent to the Closing, such date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of Company common stock for cash, securities or other property. Notwithstanding the foregoing, if the volume weighted average price of the shares of Company common stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up to the holder, which has been achieved as of April 12, 2021.
Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws
The Corporation has expressly opted out of Section 203 of the DGCL. However, the Certificate of Incorporation contains similar provisions providing that the Corporation may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Corporation’s voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Corporation to negotiate in advance with the Corporation’s Board because the Corporation’s stockholder approval requirement would be avoided if the Corporation’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Corporation’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Certificate of Incorporation provides that RT-ICON Holdings LLC (“RT-ICON”) and its affiliates, any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Corporation’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.
In addition, the Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Corporation’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.
Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Corporation by means of proxy contest, tender offer, merger or otherwise.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.
In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to the Certificate of Incorporation and Bylaws
Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of the Common Stock, any amendment, alteration, change, addition, or repeal of the Certificate of Incorporation requires an affirmative vote of a majority of the then-outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding common stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the board of directors, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.
The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Exclusive Forum
The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended, or the Securities Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Further, our amended and restated certificate of incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Transfer Agent
The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Common Stock then outstanding; or

•
the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the filing of the definitive prospectus relating to the Business Combination).

As a result, the 1,437,450 Insider Shares and 355,241 shares of our Common Stock underlying the Private Units will be able to be sold pursuant to Rule 144 without registration one year after the filing of our “Super” Form 8-K with Form 10 type information, which was filed on February 16, 2021. Absent registration under the Securities Act, other stockholders, including Playboy stockholders who received restricted securities in the Business Combination, will not be permitted to sell their restricted securities under Rule 144 earlier than one year after the filing of the “Super” Form 8-K.
We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Listing of Securities
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PLBY”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 16, 2021 by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of our common stock;

•
each of the executive officers and directors of the Company; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of our common stock is based on 33,765,554 shares of our common stock issued and outstanding as of April 16, 2021.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Name and Address of Beneficial Owners(1)	Number of Shares of Company Common Stocks	%
5% Holders
RT-ICON Holdings LLC(2)	17,001,047	50.4%
Drawbridge Special Opportunities Fund LP(3)	3,625,202	10.7%
JPMorgan Chase & Co.(4)	2,672,071	7.9%
Named Executive Officers and Directors
Ben Kohn(5)	998,322	3.0%
Lance Barton	—	—
Chris Riley(6)	134,570	*
Suhail Rizvi(2)(7)	17,051,047	50.5%
Suying Liu(8)	545,295	1.6%
Tracey Edmonds	—	—
James Yaffe	—	—
All Named Executive Officers and Directors of the Company as a group (7 individuals)	18,729,234	55.5%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 10960 Wilshire Blvd., Suite 2200, Los Angeles California 90024.

(2)
RTM-ICON LLC, or RTM-ICON, is the manager of RT-ICON. Rizvi Traverse, is the sole member of RTM-ICON. Mr. Suhail Rizvi and Mr. John Giampetroni are the managers of Rizvi Traverse. Each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of common stock beneficially owned by RT-ICON, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of each of RT-ICON, RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni is c/o Rizvi Traverse Management, LLC, 260 East Brown Street, Suite 380, Birmingham, MI 48009.

(3)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of Drawbridge Special Opportunities Fund, LP, a Delaware

limited partnership (“DBSO”), and DBSO’s general partner is Drawbridge Special Opportunities GP LLC, a Delaware limited liability company (“DBSO GP”). FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of DBSO Advisors. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company (“FPI IV”), is the managing member of DBSO GP. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is the owner of all of the outstanding membership interests in FPI IV and the Class A member of FIG LLC. FIG Corp., a Delaware Corporation (“FIG Corp”), is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”), is the holder of all of the issued and outstanding shares of FIG Corp. DBSO holds and beneficially owns these shares of common stock, and on the basis of the relationships described in this footnote, each of the other forgoing persons may be deemed to beneficially own the shares of common stock held by DBSO. As the Co-Chief Investment Officers of DBSO Advisors and DBSO GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of common stock held by DBSO, but each of them disclaims beneficial ownership thereof.
(4)
Based on the information contained in a Schedule 13G filed with the SEC on April 20, 2021 by JPMorgan Chase & Co., reporting beneficial ownership of shares of common stock as of April 12, 2021. The shares reported on by JPMorgan Chase & Co. as a parent holding company may be deemed to be beneficially owned, by its subsidiary J.P. Morgan Investment Management Inc. PEG U.S. Direct Corporate Finance Institutional Investors IV LLC which through its investment in RT-ICON beneficially owns approximately 7.4% of the shares of our common stock listed in the table above as beneficially owned by JPMorgan Chase & Co. The business address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(5)
Consists of 948,322 shares of common stock that Mr. Kohn has the right to acquire within 60 days of March 31, 2021 through the exercise of options, and 50,000 shares beneficially owned by Bircoll Kohn Family Trust. Does not include shares beneficially owned by RT-ICON Holdings LLC, or RT-ICON, of which Mr. Kohn may have an indirect pecuniary interest as a result of non-controlling equity interests held by Mr. Kohn in affiliates of Rizvi Traverse Management, LLC, or Rizvi Traverse, 1,082,950 shares issuable upon the settlement of RSUs that will occur more than 60 days from the Closing, or 965,944 shares of common stock that Mr. Kohn has the right to acquire through the exercise of options that will vest more than 60 days from the Closing.

(6)
Consists of shares of common stock that Mr. Chris Riley has the right to acquire within 60 days of March 31, 2021 through the exercise of options. Does not include 5,233 shares issuable upon the settlement of RSUs that will occur more than 60 days from the Closing.

(7)
Mr. Rizvi, a member of the Company’s Board, is a manager of Rizvi Traverse. Mr. Rizvi disclaims beneficial ownership of all shares held by RT-ICON referred to in footnote (2) above, except to the extent of any pecuniary interest therein. Also includes 50,000 shares held by Rizvi Master, LLC, of which Mr. Rizvi serves as manager.

(8)
Includes (i) 365,725 shares of common stock, (ii) 163,246 shares of common stock underlying Private Units, and (iii) 16,324 shares of common stock issued as a result of the automatic conversion of MCAC Rights (as defined in the Merger Agreement) upon the consummation of the Business Combination,

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 5,390,763 shares of common stock. The Selling Stockholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the common stock other than through a public sale.
The following table sets forth and the accompanying footnotes are based primarily on information provided to us by the Selling Securityholders indicating the common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold or transferred some or all of the securities indicated below with respect to such Selling Securityholder, and may in the future sell or transfer some or all of the securities indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. We have based percentage ownership on 33,765,554 shares of common stock outstanding as of April 16, 2021.
On June 9, 2020, simultaneously with the closing of MCAC’s initial public offering, MCAC sold an aggregate of 321,500 Private Units in a private placement to our Sponsor and Chardan. On June 17, 2020, simultaneously with the closing of Chardan’s exercise of its over-allotment option in part, MCAC sold an aggregate of an additional 33,741 Private units. There are a total of 390,763 shares of Common Stock underlying a total of 355,241 Private Units, currently held by Chardan, Dr. Liu, our director and MCAC’s former Chief Executive Officer and Mr. Dong Liu, MCAC’s former Chief Financial Officer, all of whom are included as Selling Stockholders.
Our Sponsor purchased 150,000 PIPE Shares for an aggregate purchase price of $1,500,000 and is included in the table below as a Selling Stockholder.
RT PE Investment purchased 100,000 PIPE Shares for an aggregate purchase price of $1,000,000. RT PE investment is managed by RTM-ICON, which is an affiliate of RT. On March 19, 2021, RT PE Investment was dissolved and the PIPE Shares purchased by it were distributed to its members: 50,000 shares of which were distributed to Rizvi Master, LLC, an entity controlled by Suhail Rizvi, our Chairman, and 50,000 shares of which were distributed to the Bircoll Kohn Family Trust, of which Ben Kohn, our Chief Executive Officer and Director, is trustee and controlling person. Each of Rizvi Master, LLC and the Bircoll Kohn Family Trust is included in the table below as a Selling Stockholder.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Polar Multi-Strategy Master Fund(2)	413,372	1.22	413,372	—	—
Polar Long/Short Master Fund(2)	586,628	1.74	586,628	—	—
Fintax Trading International Limited(3)	300,000	*	3000,000	—	—
Granite Point Capital Master Fund, LP(4)	150,000	*	150,000	—	—
Intracoastal Capital, LLC(5)	25,000	*	25,000	—	—
Calm Waters Partnership(6)	50,000	*	50,000	—	—
Cooper Creek Partners (Master) Ltd.(7)	300,000	*	300,000	—	—
Patriot Strategy Partners LLC(8)	250,000	*	250,000	—	—
Harbour Holdings Ltd.(9)	10,000	*	10,000	—	—
Skylands Special Investment LLC(9)	30,000	*	30,000	—	—
Skylands Special Investment II LLC(9)	10,000	*	10,000	—	—
1992 Clemens Fam Tr UAD 8/27/92(10)	2,500	*	2,500	—	—
Albert Sanders Keller U/T/D 02/11/97(11)	4,000	*	4,000	—	—
Ariana J Gale 2006 Trust DTD 3/26/2006(12)	10,000	*	10,000	—	—
Quincy Catalina Sanders 2009 TR Brad Sanders TTEE UAD 06/16/03(12)	3,000	*	3,000	—	—
Sela Rivas Sanders 2003 TRST FBO Sela Rivas Sanders U/A/D 06/16/03(12)	3,000	*	3,000	—	—
Brad D. Sanders(13)	2,500	*	2,500	—	—
Nolan Bradley Sanders 2005 Trust FBO Nolan Sanders U/A/D 06/16/03(12)	3,000	*	3,000	—	—
Bret D. Sanders(13)	2,500	*	2,500	—	—
2009 Sanders Children Trust UAD 10/21/09 FBO Chelsea Collmer(13)	3,000	*	3,000	—	—
2009 Sanders Children Trust UAD 10/21/09 FBO Christopher Collmer(13)	3,000	*	3,000	—	—
Christine M. Patterson(14)	5,000	*	5,000	—	—
Daniel Alpert Trust UAD 12/27/90(15)	5,000	*	5,000	—	—
Daniel J Clark(16)	15,000	*	15,000	—	—
Diego Fernandez Mallory Fernandez JT TEN(17)	2,500	*	2,500	—	—
Don A. Sanders(12)	30,000	*	30,000	—	—
Hillary Alpert(18)	10,000	*	10,000	—	—
Howard Silverman & Phyllis Silverman Ten Com(19)	10,000	*	10,000	—	—
J. Moore & J. Moore Trust UAD 2/13/92(20)	5,000	*	5,000	—	—
James W. Christmas(21)	30,000	*	30,000	—	—
John Whitmire(22)	10,000	*	10,000	—	—
Katherine U. Sanders(23)	20,000	*	20,000	—	—

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Kirk L. Covington(24)	25,000	*	25,000	—	—
Laura K. Sanders(25)	10,000	*	10,000	—	—
Mia Scarlet Batistick 2016 Trust Uad 12/23/16 Susan Ashley Batistick Ttee Fbo Mia Scarlet Batistick(26)	1,500	*	1,500	—	—
N. Anna Shaheen(27)	2,500	*	2,500	—	—
Robert Alpert(28)	10,000	*	10,000	—	—
Roman Alpert Trust DTD 12-27-1990 UAD 12/27/1990 Roman Alpert TTEE AMD 12/08/08(29)	5,000	*	5,000	—	—
Steve Harter(30)	25,000	*	25,000	—	—
Susan Sanders(31)	2,500	*	2,500	—	—
Tanya Jo Drury DTD 4/15/2000(32)	25,000	*	25,000	—	—
Tanya J. Drury(33)	15,000	*	15,000	—	—
District 2 Capital Fund LP(34)	50,000	*	50,000	—	—
William Roger Clemens & Debbie Lynn Clemens JTWROS(35)	17,500	*	17,500	—	—
Kosberg Holdings LLC(36)	50,000	*	50,000	—	—
Tilman J Fertitta & Paige Fertitta Ten in Common(37)	5,000	*	5,000	—	—
Edward F Heil III PROP TR U/A Edward F Heil III TR Pursuant to 1983 DTD 12/1/1983(38)	20,000	*	20,000	—	—
Trust No. 3 U/A/D 12/23/03 FBO William Hunter Heil(38)	20,000	*	20,000	—	—
Andy Cracchiolo(39)	10,000	*	10,000	—	—
Keenan Limited Partnership Special(40)	12,500	*	12,500	—	—
Wolf Canyon Ltd — Special(40)	12,500	*	12,500	—	—
Jackie S. Moore(41)	5,000	*	5,000	—	—
Tanglewood Family Limited Partnership(42)	15,000	*	15,000	—	—
RAJ Capital, LLC(43)	20,000	*	20,000	—	—
Dillco Inc.(44)	10,000	*	10,000	—	—
JPMCB New York(45)	1,000,000	2.96	1,000,000	—	—
John Lipman(46)	80,000	*	80,000	—	—
EZ Colony Partners, LLC(47)	25,000	*	25,000	—	—
Tech Opportunities LLC(48)	100,000	*	100,000	—	—
MAZ Partners LP(49)	15,000	*	15,000	—	—
William F. Hartfiel III(50)	15,000	*	15,000	—	—
Kevin Harris(51)	15,000	*	15,000	—	—
Roth Capital Partners, LLC(52)	126,000	*	126,000	—	—

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Eleven Fund LLC(53)	50,000	*	50,000	—	—
James Zavoral(54)	5,000	*	5,000	—	—
Graham Partners LP(55)	8,699	*	8,699	—	—
Graham Growth Partners LP(55)	16,013	*	16,013	—	—
Graham Institutional Partners LP(55)	50,288	*	50,288	—	—
Harry Sloan(56)	200,000	*	200,000	—	—
Eight Is Awesome, LLC(52)	10,000	*	10,000	—	—
Bradley W. Baker(57)	15,000	*	15,000	—	—
Sunlight Global Investment LLC(58)	150,000	*	150,000	—	—
Fivet Capital Holding AG(59)	100,000	*	100,000	—	—
David R. Chamberlin 11/07/2005 Revocable Trust(60)	5,000	*	5,000	—	—
Cruiser Capital Master Fund LP(60)	70,000	*	70,000	—	—
Boxwood Row LP(60)	25,000	*	25,000	—	—
Craig-Hallum Capital Group LLC(61)	6,000	*	6,000	—	—
Connective Capital Emerging Energy QP LP(62)	24,182	*	24,182	—	—
Connective Capital I QP LP(62)	10,818	*	10,818	—	—
Mark Mays(63)	25,000	*	25,000	—	—
Gary R. Petersen(64)	20,000	*	20,000	—	—
Luke J Drury Non-Exempt Trst(65)	10,000	*	10,000	—	—
Rizvi Master, LLC(66)	50,000	*	50,000	—	—
Bircoll Kohn Family Trust(67)	50,000	*	50,000	—	—
Magnum Capital Advisors, LLC(68)	50,000	*	50,000	—	—
Chardan Capital Markets LLC(69)	31,623	*	31,623	—	—
Suying Liu(70)	179,570	*	179,570	—	—
Dong Liu(71)	179,570	*	179,570	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership before this offering is calculated based on 33,765,554 shares of our Common Stock outstanding as of April 16, 2021. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)
Voting and investment power over the shares held by Polar Multi-Strategy Master Fund and Polar Long/ Short Master Fund resides with their investment advisor, Polar Asset Management Partners Inc. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners Inc. and may be deemed to be the beneficial owner of the shares held by such entities. The address of the foregoing individuals and entities is c/o 401 Bay Street, Suite 1900 Toronto, Ontario M5H 2Y4.

(3)
Man Yee Chan is the control person of Fintax Trading International Limited. The address of the foregoing individuals and entities is Rm, B, 7/F., Good Luck Industrial Bldg., 105 How Ming St., Kwun Tong, Kln, Hong Kong, Hong Kong, 866F+VJ; Attn: Man Yee Chan.

(4)
Warren B. Lammert III is the control person of Granite Point Capital Master Fund, LP. The address of the foregoing individuals and entities is 109 State Street, 5th Floor, Boston, MA 02109.

(5)
Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital, LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intercostal. The address of the foregoing individuals and entities is 245 Palm Trail, Delray Beach, FL 33483.

(6)
Richard S. Strong, who serves as the managing partner, is the control person of Calm Waters Partnership. The address of the foregoing individuals and entities is 115 S. 84th St., Suite 200, Milwaukee, WI 53214, Attn: Susan A. Hollister.

(7)
Robert Schwartz is the control person of Cooper Creek Partners (Master) Ltd. The address of the foregoing individuals and entities is 501 Madison Avenue, Ste 201, New York, NY 10022, Attn: John McCleary.

(8)
Lara Brody, who serves as the managing director, is the control person of Patriot Strategy Partners LLC. The address of the foregoing individuals and entities is 2 Greenwich Office Park, Suite 300, Greenwich, CT 06831.

(9)
Charles A. Paquelet is the control person of Harbour Holdings Ltd., Skylands Special Investment LLC, and Skylands Special Investment II LLC. The address of the foregoing individuals and entities is c/o Skyland Capital, LLC, 1200 N. Mayfair Road, Suite 250, Milwaukee, WI 53226, Attn: Steve Pulito.

(10)
K. A. Clemens, who serves as the trustee, is the control person of 1992 Clemens Fam Tr UAD 8/27/92. The address of the foregoing individuals and entities is 400 Randal Way, Ste 106, Spring, TX 77388-8909.

(11)
Donald V Weir, who serves as the trustee, is the control person of Albert Sanders Keller U/T/D 02/11/97. The address of the foregoing individuals and entities is 600 Travis St #5900, Houston, TX 77022-2909.

(12)
Don Sanders, who serves as the trustee, is the control person of Ariana J Gale 2006 Trust DTD 3/26/2006. Brad D. Sanders serves as the trustee for the following entities — Quincy Catalina Sanders 2009 TR Brad Sanders TTEE UAD 06/16/03, Sela Rivas Sanders 2003 TRST FBO Sela Rivas Sanders U/A/D 06/16/03, and Nolan Bradley Sanders 2005 Trust FBO Nolan Sanders U/A/D 06/16/03. The address of the foregoing individuals and entities is 3710 Drake, Houston, TX 77005-1118.

(13)
Bret D. Sanders, who serves as the trustee for both entities, is the control person of 2009 Sanders Children Trust UAD 10/21/09 FBO Chelsea Collmer and 2009 Sanders Children Trust UAD 10/21/09 FBO Christopher Collmer. The address of the foregoing individuals and entities is 600 Travis St #5900, Houston, TX 77022-2909.

(14)
The address of Christine M. Patterson is 5401 E. Final Approach Ct., Granbury TX 76049-4469.

(15)
Linda Stanley, who serves as the trustee, is the control person of Daniel Alpert Trust UAD 12/27/90. The address of the foregoing individuals and entities is 12802 N Scottsdale Rd., Scottsdale, AZ 85254-5344.

(16)
The address of Daniel J Clark is 30 Whitetail Lane, Chagrin Falls, OH 44022-3600.

(17)
The address of Diego Fernandez and Mallory Fernandez is 1300 Post Oak Blvd, Ste 800, Houston, TX 77056-3011.

(18)
The address of Hillary Alpert is 8389 N 58th Place, Paradise Vly, AZ 85253-8132.

(19)
The address of Howard Silverman and Phyllis Silverman is 3805 Coventry Lane, Boca Raton, FL 33496-4062.

(20)
Wanda Moore Baptista, who serves as the trustee, is the control person of J. Moore & J. Moore Trust UAD 2/13/92. The address of the foregoing individuals and entities is 2721 Laurel Valley Lane, Arlington, TX 76006-4019.

(21)
The address of James W. Christmas is 1089 Oceanfront, East Atlantic Beach, NY 11561-1100.

(22)
The address of John Whitmire is 321 West Cowan, Houston, TX 77007.

(23)
The address of Katherine U. Sanders is 4014 Inverness, Houston, TX 77019-1006.

(24)
The address of Kirk L. Covington is 921 Lauder Dr. Spicewood, TX 78669-2493.

(25)
The address of Laura K Sanders is 1360 Lombard St. Apt 506, San Francisco, CA 94109-1412.

(26)
Susan Ashley Batistick, who serves as the trustee, is the control person of Mia Scarlet Batistick 2016 Trust Uad 12/23/16 Susan Ashley Batistick Ttee Fbo Mia Scarlet Batistick. The address of the foregoing individuals and entities is 3411 Mader Ave., Los Angeles, CA 90039-1927.

(27)
The address of N. Anna Shaheen is 2005 Roy St., Houston, TX 77007-1942.

(28)
The address of Robert Alpert is 12802 N. Scottsdale Road, Scottsdale, AZ 85354-5344.

(29)
Robert Alpert, who serves as the trustee, is the control person of Roman Alpert Trust DTD 12-27-1990 UAD 12/27/1990 Roman Alpert TTEE AMD 12/08/08. The address of the foregoing individuals and entities is 77 Hudson St., Apt 3402, Jersey City, NJ 07302-8532.

(30)
The address of Steve Harter is 8 Winston Woods Drive, Houston, TX 77024-7049.

(31)
The address of Susan Sanders is 1919 Elmen St., Houston, TX 77019-6105.

(32)
Tanya Jo Drury and Don A. Sanders, who serve as the trustees, are the control persons of Tanya Jo Drury DTD 4/15/2000. The address of the foregoing individuals and entities is 600 Travis St #5900, Houston, TX 77022-2909.

(33)
The address of Tanya J. Drury is 109 Timberwilde, Houston, TX 77024-6947.

(34)
Eric J Schlanger, who serves as the partner, is the control person of District 2 Capital Fund LP. The address of the foregoing individuals and entities is 175 W. Carver St., Huntington, NY 11743.

(35)
The address of William Roger Clemens and Debbie Lynn Clemems is 8572 Katy Fwy, Ste 106, Houston, TX 77024-1821.

(36)
J. Livington Kosberg, who serves as the manager, is the control person of Kosberg Holdings LLC. The address of the foregoing individuals and entities is 24 Greenway Plz Ste 965, Houston, TX 77046-2454.

(37)
Tilman J Fertitta and Paige Fertitta’s address is 1510 West Loop South, Houston, TX 77027-9505.

(38)
Marge C. Lutz, who serves as the trustee for both entities, is the control person of Edward F Heil III PROP TR U/A Edward F Heil III TR Pursuant to 1983 DTD 12/1/1983 and Trust No. 3 U/A/D 12/ 23/03 FBO William Hunter Heil. The address of the foregoing individuals and entities is 1110 Jorie Blvd #201, Oak Brook, IL 60523-2222.

(39)
The address of Andy Cracchiolo is 3219 E. Camelback Rd #785, Phoenix, AZ 85018.

(40)
Carolyn Frost Keenan, who serves as the partner for both entities, is the control person of Keenan Limited Partnership Special and Wolf Canyon Ltd — Special. The address of the foregoing individuals and entities is 206 Birdsall, Houston, TX 77007-8108.

(41)
The address of Jackie S. Moore is 2721 Laurel Valley Lane, Arlington, TX 76006-4019.

(42)
J. M. Burley, who serves as the managing partner, is the control person of Tanglewood Family Limited Partnership. The address of the foregoing individuals and entities is 5773 Woodway Dr. #407, Houston, TX 77057-1501.

(43)
Alexander Stegmann Bhathal, who serves as the manager, is the control person of RAJ Capital, LLC. The address of the foregoing individuals and entities is 1400 Newport Center Dr. Suite 270, Newport Beach, CA 92660.

(44)
Max M. Dillard, who serves as the CEO, is the control person of Dillco Inc. The address of the foregoing individuals and entities is 3408 Southwestern Blvd., Dallas, TX 75225-7655.

(45)
Steven NG, who serves as the CEO, is the control person of JPMCB New York. The address of the foregoing individuals and entities is Ophir Asset Management PTY LTD, Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000 Australia.

(46)
The address of John Lipman is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(47)
Byran Ezralow and Marc Ezralow are the control persons of EZ Colony Partners, LLC. The address of the foregoing individuals and entities is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(48)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over securities owned by Tech Opportunities LLC. Sanders Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay

Capital Management LP, and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Gerber, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is 777 Third Avenue, 30th Floor, New York, NY 10017.
(49)
Walter Schenker, who serves as the principal, is the control person of MAZ Partners LP. The address of the foregoing individuals and entities is 1130 Route 46, Ste 12, Parsippany, NJ 07054.

(50)
The address of William F. Hartfiel III is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(51)
The address of Kevin Harris is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(52)
Byron Roth and Gordon Roth are control persons of Roth Capital Partners, LLC. Byron Roth is also the control person for the entity Eight Is Awesome, LLC. The address of the foregoing individuals and entities is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(53)
Hartley Wasko, who serves as the manager, is the control person of Eleven Fund LLC. The address of the foregoing individuals and entities is 463 Adams Street, Denver, CO 80206.

(54)
The address of James Zavoral is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(55)
Harold W. Berry III, who serves as the managing member for the following three entities, is the control person of Graham Partners LP, Graham Growth Partners LP, and Graham Institutional Partners LP. The address of the foregoing individuals and entities is 780 Third Ave. Suite 1500, New York, NY 10017, Attn: Hal Berry.

(56)
The address of Harry Sloan is 2121 Avenue of the Stars, Ste 2300, Los Angeles, CA 90067.

(57)
The address of Bradley W. Baker is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(58)
Dr. Suying Liu and Mr. Dong Liu, as members of Sunlight Global Investment LLC, are the control persons of Sunlight Global Investment LLC. Dr. Liu and Mr. Liu are also officers and directors of MCAC. The address of the foregoing individuals and entities is 651 N. Broad St, Ste 206, Middletown, DE 19709.

(59)
Johannes Minho Roth, who serves as a member of the board, is the control person of Fivet Capital Holding AG. The address of the foregoing individuals and entities is c/o Raeper Trehand GmbH, Churerstrasse 98, 880 Pfaeffikon SZ, Switzerland Attn: Johannes Minho Roth.

(60)
Voting and investment power over the shares held by David R Chamberlin 11/07/2005 Revocable Trust, Cruiser Capital Master Fund LP, and Boxwood Row LP resides with their investment advisor, Cruiser Capital Advisors, LLC. Keith Rosenbloom is the control person of Cruiser Capital Advisors, LLC and may be deemed to be the beneficial owner of the shares held by such entities. The address of David R Chamberlin 11/07/2005 Revocable Trust is 1155 Canyon Blvd, Unit 404, Boulder, CO 80302. The address of Cruiser Capital Master Fund LP is 190 Elgin Avenue George Town, Grand Cayman KY1-9005. The address of Boxwood Row LP is c/o Cruiser Capital Advisors LP, 74 Island Drive, Rye, NY, 10580.

(61)
Steve Dyer, who serves as the CEO, is the control person of Craig-Hallum Capital Group LLC. The address of the foregoing individuals and entities is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(62)
Voting and investment power over the shares held by Connective Capital Emerging Energy QP LP and Connective Capital I QP LP resides with their investment manager, CCM LLC. Robert Romero is the Managing Member of CCM LLC. and may be deemed to be the beneficial owner of the shares held by such entities. The address of the foregoing individuals and entities is 385 Homer Ave., Palo Alto, CA 94301.

(63)
The address of Mark Mays is 24 Tall Pines Dr., Weston, CT 06883.

(64)
The address of Gary R. Petersen is 1100 Louisiana St #4900, Houston, TX.

(65)
Luke Drury, who serves as the trustee, is the control person of Luke J Drury Non-Exempt Trst. The address of the foregoing individuals and entities is 11519 St Germain Way, Houston, TX 77082-2733.

(66)
Mr. Suhail Rizvi is the manager of Rizvi Master, LLC. Mr. Rizvi serves as the Chairman of the Company and is also the manager of Rizvi Traverse. The address of the foregoing individuals and entities is 260 East Brown St., Ste 380, Birmingham, MI 48009.

(67)
Ben Kohn serves as trustee and controlling person of the Bircoll Kohn Family Trust. Mr. Kohn is the Company’s Chief Executive Officer and Director. The address of the foregoing individuals and entities is 10960 Wilshire Blvd. Suite 2200, Los Angeles, CA 90024.

(68)
Jay Wolf, who serves as the managing partner, is the control person of Magnum Capital Advisors, LLC. The address of the foregoing individuals and entities is 501 Fifth Avenue — 15th Floor, New York, NY 10017.

(69)
Represents private units issued to Chardan in a private placement consummated on June 4, 2020, in connection with the consummation of the Company’s initial public offering. Steven Urbach, who serves as the CEO, is the control person of Chardan Capital Markets LLC. The address of the foregoing individuals and entities is 17 State St. #2100, New York, NY 10004. Chardan Capital is a registered broker-dealer that acted as underwriter in the Company’s initial public offering.

(70)
The address of Suying Liu is 311 West 43rd Street, 12th Floor, New York, NY 10036.

(71)
The address of Dong Liu is 311 West 43rd Street, 12th Floor, New York, NY 10036.

Listing of Common Stock
The Company’s Common Stock is listed on Nasdaq under the symbols “PLBY”.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
MCAC Related Person Transactions
Insider Shares
In November 2019, we issued 100 shares of Common Stock to certain of our Initial Stockholders. In January 2020, we declared a share dividend of 21,561.50 shares of Common Stock for each outstanding share, resulting in 2,156,250 shares of Common Stock being outstanding. In May 2020, we declared a reverse split of one share of Common Stock for every 1.5 outstanding shares of Common Stock, resulting in 1,437,500 shares of Common Stock being outstanding. The aggregate purchase price for the Insider Shares was $25,000, or approximately $0.017 per share. As a result of the underwriters in the IPO not exercising all of the over-allotment option, the Sponsor and the Initial Stockholders forfeited an aggregate of 50 Insider Shares.
Private Units
Our Sponsor and Chardan purchased from us in a private placement simultaneously with the consummation of our IPO, 321,500 Private Units for a total purchase price of $3,215,000, of which 296,500 Private Units was purchased by our Sponsor and 25,000 Private Units was purchased by Chardan. In June 2020, our Sponsor and Chardan purchased an additional 33,741 Private Units for a total purchase price of $330,741, of which 29,992 Private Units was purchased by our Sponsor and 3,749 Private Units was purchased by Chardan. Following the Business Combination, there were a total of 390,763 shares of Common Stock outstanding in respect of the 355,241 Private Units, currently held by Chardan, Dr. Liu, our director and former Chief Executive Officer and Mr. Dong Liu, our former Chief Financial Officer.
Registration Rights
For information about Registration Rights, see “Amended and Restated Registration Rights Agreement” below.
General and Administrative Services
Our Sponsor made available to us certain general and administrative services, including office space, utilities and administrative support. We paid $10,000 per month for these services.
Participation in the PIPE Investment
On September 30, 2020, our Sponsor entered into a Subscription Agreement to purchase 150,000 PIPE Shares in the PIPE Investment for an aggregate purchase price of $1,500,000. Sponsor has been identified as a Selling Stockholder and included in the Selling Stockholder Table. Sponsor participated in the PIPE Investment on the same terms as the other PIPE Investors.
Reimbursement for Expenses
Prior to the Business Combination, our directors and officers were entitled to receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.
Potential Conflicts of Interest
To minimize potential conflicts of interest, MCAC has agreed not to consummate a business combination with an entity which is affiliated with any of Initial Stockholders unless MCAC obtains an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of MCAC’s existing officers, directors or Initial

Stockholders, be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.
Certain Transactions of Playboy
Management Services Agreement
On January 9, 2011, Playboy entered into a Management Services Agreement, between Icon Acquisition Holding, Inc. and RTM-ICON LLC, an affiliate of RT. Based on the terms of this agreement, management fees are $1.3 million per calendar year. Playboy recorded management fees and reimbursable costs of approximately $1.0 million, $1.0 million and $1.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. The Management Services Agreement was terminated effective upon the Closing of the Business Transaction.
Hugh M. Hefner 1991 Trust Redemption Agreement and Escrow Agreement
On June 14, 2018, Playboy entered into certain Escrow Agreement with SunTrust Bank, as escrow agent, Playboy, as purchaser, RT, Michael R. Whalen, as trustee of the Hugh M. Hefner 1991 Trust (the “Trust” and together with RT and the Company, the “Redemption Agreement Parties”), and on August 17, 2018, Playboy entered into certain Escrow Agreement with SunTrust Bank, as escrow agent, the Redemption Agreement Parties, and Acquoim Clearinghouse LLC, as escrow administrator, to purchase 1,868,910 shares of its common stock for approximately $18.73 per share. In August 2018, Playboy purchased 800,961 shares for a cash payment of $15.0 million. The remaining 1,067,949 shares were held in escrow, and a term note was issued to the Trust for a principal amount of $20.0 million with an interest rate of 5.0% per annum and a maturity date of August 17, 2019. In December 2018, the Company repaid all amounts outstanding under the term note including the $20.0 million of principal and $0.4 million of interest.
Agreements Relating to the Merger
Support Agreement
In connection with the execution of the Merger Agreement, the Initial Stockholders each entered into the Support Agreement with Playboy, pursuant to which each of the Initial Stockholders agreed to vote all shares of MCAC Common Stock beneficially owned by them in favor of each of the proposals included in the Company’s Proxy Statement in connection with the Business Combination, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, each of the Initial Stockholders also agreed that it would not sell, assign or otherwise transfer any of the Insider Shares unless the buyer, assignee or transferee executes a joinder agreement to the Support Agreement. We agreed that we would not register any sale, assignment or transfer of the Insider Shares on our transfer ledger (book entry or otherwise) that is not in compliance with the Support Agreement.
Stock Purchase Agreement
In connection with the execution of the Merger Agreement, MCAC, Sponsor, Suying Liu and Playboy entered into the Insider Stock Purchase Agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of common stock (the “Initial Shares”) from Sponsor. Pursuant to the Insider Stock Purchase Agreement, MCAC caused the Initial Shares to be transferred on the books and records of MCAC to Playboy upon the Closing, and no additional Insider Shares were transferred to Playboy.
Amended and Restated Registration Rights Agreement
The Initial Stockholders, as holders of Insider Shares and Private Units, as well as Chardan as a holder of Private Units (and underlying securities) and any shares the Initial Stockholders may be issued in payment of working capital loans made to us, are entitled to registration rights pursuant to the registration rights agreement that was entered into at the time of the IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
On February 10, 2021, MCAC entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), by and among (i) PLBY, (ii) Suying Liu, Dong Liu, Nelson Haight, Todd Milbourn, and Wenhua Zhang, with respect to the Insider Shares, Private Units and any securities issuable upon conversion of working capital loans made to MCAC they owned at Closing, and (iii) RT-ICON Holdings LLC, a Delaware limited liability company (“RT-ICON”), and each of the other shareholders of Playboy whose names are listed on Exhibit A thereto (collectively with RT-ICON, the “Playboy Stockholders”), with respect to (x) consideration issued in the Merger, (y) any other outstanding common stock or other equity security issued or issuable upon on the exercise of any other equity security of the Company as of Closing, and (z) any other equity security of the Company issued or issuable with respect to any such shares of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
The A&R Registration Rights Agreement requires the Company to, among other things, file a resale shelf registration statement with the SEC on behalf of the Initial Stockholders and the Playboy Stockholders no later than 60 days after the Closing (the “Filing Deadline”). The Company shall use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days following the Filing Deadline (60 days if the registration statement is reviewed by the SEC).
The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these demand registration rights at any time commencing three months prior to the date on which the Insider Shares are to be released from escrow pursuant to the IPO Escrow Agreement (as defined in the A&R Registration Rights Agreement). The holders of a majority of shares of Common Stock issued in lieu of payment of working capital loans made to MCAC, can elect to exercise these demand registration rights at any time. The Playboy Stockholders can elect to exercise these registration rights at any time commencing three months prior to the first possible date on which the restrictions on transfer will lapse under the Lock-up Agreement, as described below. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination. The demand and piggy-back registration rights provided therein are subject to underwriter cutbacks and issuer blackout periods. The Company will pay certain fees and expenses relating to the registrations under the A&R Registration Rights Agreement.
Investor Rights Agreement
At the Closing, the Company and RT-ICON entered into an Investor Rights Agreement pursuant to which, following the Closing Date, RT-ICON were given the right, but not the obligation, to nominate to the Board a number of designees equal to (i) three directors, if and so long as RT-ICON and its affiliates beneficially own, in the aggregate, 50% or more of the shares of common stock, (ii) two directors, in the event that RT-ICON and its affiliates beneficially own, in the aggregate, 35% or more, but less than 50%, of the shares of common stock and (iii) one director, in the event that RT-ICON and its affiliates beneficially own, in the aggregate, 15% or more, but less than 35%, of the shares of common stock (in each case, subject to proportional adjustment in the event that the size of the Board is increased or decreased following the Closing). RT-ICON will also have the right to appoint the chairman of the Board so long as RT-ICON and its affiliates beneficially own, in the aggregate, 15% or more of the shares of common stock. The Investor Rights Agreement also provides RT-ICON with certain additional rights, based on its ownership levels, related to board committee memberships, board vacancies, size of the board of directors and actions related to certain amendments to the Company’s Second Amended and Restated Certificate of Incorporation and bylaws.

Lock-up Agreement
In connection with the closing, the Playboy stockholders agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of common stock held by it (such shares, the “Lock-up Shares”) immediately after the effective time of the Merger, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Company common stock issued and outstanding or securities convertible into or exercisable or exchangeable for shares of Company common stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the earlier of (x) the date that is 12 months after the Closing, and (y) if, subsequent to the Closing, such date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of Company common stock for cash, securities or other property. Notwithstanding the foregoing, if the volume weighted average price of the shares of Company common stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up to the holder, which has been achieved as of April 12, 2021.
Director Voting Agreement
At the Closing, the Company entered into the Director Voting Agreement with certain of the Playboy stockholders pursuant to which they each agreed to vote all shares of Company common stock owned by them to elect and maintain in office Suying Liu as a member of the Second Class of the Board as set forth in the Company’s Second Amended and Restated Certificate of Incorporation until the second annual meeting of stockholders held after the Closing.
Participation in the PIPE Investment
On September 30, 2020, RT PE Investment LLC, an entity owned by Mr. Suhail Rizvi, a director of Playboy and the Company’s Chairman, and Mr. Ben Kohn, a director and Chief Executive Officer of Playboy and the Company, entered into a Subscription Agreement to purchase 100,000 PIPE Shares in the PIPE Investment for an aggregate purchase price of $1,000,000. RT PE Investment participated in the PIPE Investment on the same terms as the other PIPE Investors. On March 19, 2021, RT PE Investment was dissolved and the PIPE Shares purchased by it were distributed to its members: 50,000 shares of which were distributed to Rizvi Master, LLC, an entity controlled by Suhail Rizvi, our Chairman, and 50,000 shares of which were distributed to the Bircoll Kohn Family Trust, of which Ben Kohn, our Chief Executive Officer and Director, is trustee and controlling person.
Related Person Transaction Policy
Upon the consummation of the Business Combination, the Company adopted a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of the Company’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Company’s management must present information regarding the related person transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Company’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company’s Code of Conduct that the Company adopted upon the closing of this Business Combination, the Company’s employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Company’s audit committee, or other independent body of the Company’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to the Company;

•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent body of the Company’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent body of the Company’s Board of Directors, determines in the good faith exercise of its discretion.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Common Stock who are initial purchasers of such Common Stock pursuant to this offering and hold the Common Stock as a capital asset within the meaning of Section 1221 of the Code. This discussion assumes that any distributions made by us on our Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Common Stock will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of our shares;

•
persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;

•
persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships or other pass-through entities for

•
U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•
tax-exempt entities;

•
controlled foreign corporations; and

•
passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Common Stock.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Common Stock.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold
U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN- E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on

December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Common Stock.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the Selling Stockholders of up to 5,390,763 shares of Common Stock, par value $0.0001 per share.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of shares of our Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Loeb & Loeb LLP has passed upon the validity of the Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS
The financial statements of Mountain Crest Acquisition Corp at December 31, 2020 and December 31, 2019 and for the year ended December 31, 2020 and for the period from November 12, 2019 (inception) through December 31, 2019 included in this registration statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.
The consolidated financial statements of Playboy as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included elsewhere in this registration statement have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Yandy Holdings, LLC and Subsidiary as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 included in this registration statement have been so included in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov.   We also maintain a website at www.plbygroup.com.   Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
Audited Financial Statements of
PLBY Group, Inc. (f/k/a Mountain Crest Acquisition Corp)
Audited Financial Statements of
Playboy Enterprises, Inc.
Audited Financial Statements of
Yandy Holdings, LLC

PLBY Group, Inc. (f/k/a Mountain Crest Acquisition Corp)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
PLBY Group, Inc. (f/k/a Mountain Crest Acquisition Corp)
Opinion on the Consolidated Financial Statements
We have audited the accompanying balance sheets of PLBY Group, Inc. (f/k/a Mountain Crest Acquisition Corp) (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for year ended December 31, 2020 and for the period from November 12, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from November 12, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2019.
New York, NY
April 15, 2021

PLBY GROUP, INC. (F/K/A MOUNTAIN CREST ACQUISITION CORP)
CONSOLIDATED BALANCE SHEETS
	December 31,
	2020	2019
ASSETS
Current assets
Cash	57,732	—
Prepaid expenses	34,334	—
Total Current Assets	92,066	—
Deferred offering costs	—	100,231
Cash and marketable securities held in Trust Account	58,679,991	—
TOTAL ASSETS	$58,772,057	$100,231
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	756,770	225
Promissory note – related party	—	100,498
Total Current Liabilities	756,770	103,723
Deferred underwriting fee payable	2,012,430	—
TOTAL LIABILITIES	2,769,200	100,723
Commitments
Common stock subject to possible redemption, 5,002,149 shares at redemption value	51,002,849	—
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,540,342 and 1,437,500 shares issued and outstanding (excluding 5,002,149 and no shares subject to possible redemption) at December 31, 2020 and 2019, respectively(1)	254	144
Additional paid-in capital	6,062,048	24,856
Stock subscription receivable	—	(25,000)
Accumulated deficit	(1,062,294)	(492)
Total Stockholders’ Equity (Deficit)	5,000,008	(492)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$58,772,057	$100,231

(1)
At December 31, 2019, includes up to 187,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the consolidated financial statements.

PLBY GROUP, INC. (F/K/A MOUNTAIN CREST ACQUISITION CORP)
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended December 31, 2020	For the Period from November 12, 2019 (Inception) Through December 31, 2019
Formation and operational costs	$1,093,833	$492
Loss from operations	(1,093,833)	(492)
Other income:
Interest earned on marketable securities held in Trust Account	31,669	—
Unrealized gain on marketable securities held in Trust Account	362	—
Other income	32,031	—
Loss before provision for income taxes	(1,061,802)	(492)
Net loss	$(1,061,802)	$(492)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	5,061,856	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.00	$0.00
Weighted average shares outstanding, basic and diluted	1,912,761	1,250,000
Basic and diluted net loss per common share	$(0.56)	$(0.00)
The accompanying notes are an integral part of the consolidated financial statements.

PLBY GROUP, INC. (F/K/A MOUNTAIN CREST ACQUISITION CORP)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2020
	Common Stock		Additional Paid in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2020	1,437,500	144	24,856	(25,000)	(492)	(492)
Collection of stock subscription receivable	—	—	—	(25,000)	—	25,000
Sale of 5,749,800 Units, net of underwriting discount and offering expenses	5,749,800	575	53,487,066	—	—	53,487,641
Sale of 355,241 Private Units	355,241	35	3,552,375	—	—	3,552,410
Forfeiture of Insider Shares	(50)	—	—	—	—	—
Sale of unit purchase option	—	—	100	—	—	100
Common stock subject to possible redemption	(5,002,149)	(500)	(51,002,349)	—	—	(51,002,849)
Net loss	—	—	—	—	(1,061,802)	(1,061,802)
Balance – December 31, 2020	2,540,342	254	6,062,048	—	(1,062,294)	5,000,008
FOR THE PERIOD FROM NOVEMBER 12, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019
	Common Stock		Additional Paid in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – November 12, 2019 (inception)	$—	$—	$—	$—	$—	$—
Issuance of common stock to Sponsor(1)	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	(492)	(492)
Balance – December 31, 2019	1,437,500	144	24,856	(25,000)	(492)	(492)

(1)
Includes 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the consolidated financial statements.

PLBY GROUP, INC. (f/k/a MOUNTAIN CREST ACQUISITION CORP)
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31, 2020	For the Period from November 12, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(1,061,802)	$(492)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(31,669)	—
Unrealized gain on marketable securities held in Trust Account	(362)	—
Formation costs paid by Sponsor	—	267
Changes in operating assets and liabilities:
Prepaid expenses	(34,334)	—
Accrued expenses	756,545	—
Income taxes payable	—	225
Net cash used in operating activities	(371,622)	—
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(58,647,960)	—
Net cash used in investing activities	(58,647,960)	—
Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable	25,000	—
Proceeds from sale of Units, net of underwriting discounts paid	56,060,550	—
Proceeds from sale of Private Units	3,552,410	—
Proceeds from sale of unit purchase option	100	—
Proceeds from promissory note – related party	157,206	—
Repayment of promissory note – related party	(257,704	—
Payment of offering costs	(460,248)	—
Net cash provided by financing activities	59,077,314	—
Net Change in Cash	57,732	—
Cash – Beginning of period	—	—
Cash – End of period	$57,732	$—
Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	52,064,441	—
Change in value of common stock subject to possible redemption	$(1,061,592)	$—
Deferred underwriting fee payable	2,012,430	—
Issuance of common stock for stock subscription receivable	$—	$25,000
Offering costs paid through promissory notes	—	100,231
The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
PLBY Group, Inc. (the “Company”), formerly known as Mountain Crest Acquisition Corp (“MCAC”), was incorporated in Delaware on November 12, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Business Combination
On February 10, 2021, Mountain Crest Acquisition Corp, a Delaware corporation (“MCAC” and, after the consummation of the Business Combination as described below, “PLBY” or the “Company”), consummated the previously announced acquisition of all of the issued and outstanding shares of Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), in accordance with that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC which was incorporated on September 16, 2020 (“Merger Sub”), Playboy and Suying Liu, Chief Executive Officer of MCAC.
On February 10, 2021 (the “Closing Date”), as contemplated in the Merger Agreement, Merger Sub merged with and into Playboy, with Playboy surviving as a wholly-owned subsidiary of MCAC (the “Business Combination”).
In addition, in connection with the closing of the Business Combination (the “Closing”), MCAC changed its name to “PLBY Group, Inc.”
The Merger will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, MCAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Playboy issuing stock for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.
As a result of and at the Closing, MCAC acquired all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC’s Common Stock, based on a price of $10.00 per share, subject to adjustment as described below, and (ii) the assumption of no more than $142.1 million of Playboy. At the Closing, Playboy filed a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”), executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware. The Business Combination became effective at the time of the filing of the Certificate of Merger (the “Effective Time”).
At the Effective Time, by virtue of the Business Combination, each Playboy share issued and outstanding immediately prior to the Effective Time was canceled and automatically converted into the right to receive, without interest, such applicable percentage of the consideration issued pursuant to the Merger (‘‘Merger Consideration’’) in accordance with the Merger Agreement. Each outstanding Playboy option was assumed by MCAC and automatically converted into an option to purchase such number of shares of common stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration in accordance with the Merger Agreement, which was reserved for future issuance upon the exercise of such assumed options. Prior to the Effective Time, all then outstanding restricted stock units (‘‘RSUs’’) were terminated and converted into a right to receive a number of shares of common stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration in accordance with the Merger Agreement, which was reserved for future issuance in settlement of such terminated RSUs. No certificates or scrip representing fractional shares were issued pursuant to the Business Combination.
As previously announced, on September 30, 2020, concurrently with the execution of the Merger Agreement, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), with certain institutional and accredited investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for an aggregate 5,000,000 shares of common stock at

$10.00 per share for aggregate gross proceeds of $50.0 million (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Closing.
At the Closing and pursuant to the Merger Agreement, MCAC:
•
issued an aggregate of 20,916,812 shares of common stock to existing stockholders of Playboy;

•
assumed Playboy options exercisable for an aggregate of 3,560,541 shares of common stock at a weighted average exercise price of $5.61; and

•
assumed the obligation to issue shares in respect of terminated Playboy RSUs for an aggregate of 2,045,634 shares of common stock to be settled one year following the Closing Date.

Prior to the Business Combination
All activity of the Company through December 31, 2020 related to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Playboy.
The registration statement for the Company’s Initial Public Offering was declared effective on June 4, 2020. On June 9, 2020, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 321,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Sunlight Global Investment LLC (the “Sponsor”) and Chardan Capital Markets, LLC (the “Chardan”), generating gross proceeds of $3,215,000, which is described in Note 4.
Following the closing of the Initial Public Offering on June 9, 2020, an amount of $51,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”) which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.
On June 19, 2020, the underwriters exercised their over-allotment option in part, resulting in an additional 749,800 Units issued on June 19, 2020 for $7,498,000, less the underwriters’ discount of $187,450. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 33,741 Private Units at $10.00 per Private Unit, generating total proceeds of $337,410. A total of $7,647,960 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $58,647,960.
Transaction costs related to the Business Combination amounted to $4,010,359, consisting of $1,437,450 of underwriting fees, $2,012,430 of deferred underwriting fees and $560,479 of other offering costs.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements are presented in conformity with U.S. Generally Accepted Accounting Principles (‘‘GAAP’’) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Marketable Securities Held in Trust Account
At December 31, 2020 and 2019, substantially all of the assets held in the Trust Account were held U.S. Treasury securities. The Company accounts for its securities held in the trust account in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 320 “Debt and Equity Securities.” These securities are classified as trading securities with unrealized gains/losses, if any, recognized through the statement of operations.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s consolidated balance sheets.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position, the CARES Act did not have an impact on the financial statements.
Net Loss Per Common Share
Net earnings (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the rights sold in the Initial Public Offering and Private Placement to purchase an aggregate of 989,990 shares in the calculation of diluted loss per share, since the exercise of the rights are contingent upon the occurrence of future events and the inclusion of such rights would be anti-dilutive.
The Company’s statement of operations includes a presentation of earnings (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of earnings (loss) per share. Net income per common share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance.
Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net earnings (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Insider Shares (defined below) and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.
	Year Ended December 31,	For the Period from November 12, 2019 (Inception) Through December 31,
	2020	2019
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$27,904	$—
Unrealized Gain on Marketable Securities	319	—
Income Tax, Franchise Tax, and Regulatory Compliance Fees	(28,233)	—
Net Earnings	$—	—
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	5,061,856	—
Earnings/Basic and Diluted Redeemable Common Stock	$0.00	$0.00
Non-Redeemable Common Stock
Numerator: Net (Loss) Income minus Redeemable Net Earnings
Net (Loss) Income	$(1,061,802)	$(492)
Less: Redeemable Net Earnings	—	—
Non-Redeemable Net Loss	$(1,061,802)	$(492)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted	1,912,761	1,250,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(0.56)	$0.00
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
NOTE 3.   PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 5,749,800 Units, inclusive of 749,800 Units sold to the underwriters on June 19, 2020 upon the underwriters’ election to partially exercise their option to purchase additional Units, at a purchase price of $10.00 per Unit. Each Unit consisted of one share of common stock and one right (“Public Right”). Each Public Right entitled the holder to receive one-tenth of one share of common stock at the closing of a Business Combination (see Note 7).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and Chardan (and/or their designees) purchased an aggregate of 321,500 Private Units at a price of $10.00 per Private Unit, of which 296,500 Private Units were purchased by the Sponsor and 25,000 Private Units were purchased by Chardan for an aggregate purchase price of $3,215,000. On June 19, 2020, the Sponsor and Chardan purchased an additional aggregate amount of 33,741 Private Units, for an aggregate purchase price of $337,410. Each Private Unit consisted of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitled the holder to receive one-tenth of one share of common stock at the closing of the Business Combination. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company did not complete the Business Combination within the Combination Period, the proceeds from the sale of the Private Units would have been used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities would have expired without any value.
NOTE 5.   RELATED PARTY TRANSACTIONS
Insider Shares
On November 12, 2019, the Company issued 100 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. The Company received payment for the shares on January 28, 2020. Accordingly, as of December 31, 2019, the $25,000 payment due to the Company is recorded as stock subscription receivable in the stockholders’ equity (deficit) section of the accompanying balance sheets. On January 17, 2020, the Company effected a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being issued and outstanding. In May 2020, the Company declared a reverse split of one share of common stock for every 1.5 outstanding share of common stock, resulting in 1,437,500 shares of common stock being outstanding (the “Insider Shares”). All share and per share information have been retroactively adjusted to reflect the share dividend and reverse split. The 1,437,500 Insider Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to partially exercise their over-allotment option on June 19, 2020, 50 Founders Shares were forfeited and 187,450 Insider Shares are no longer subject to forfeiture.
The Sponsor has agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until, with respect to 50% of the Insider Shares, the earlier of six months after the date of the consummation of the Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and, with respect to the remaining 50% of the Insider Shares, six months after the date of the consummation of the Business Combination, or earlier in each case if, subsequent to the Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On December 1, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate amount of $500,000 to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and payable on the completion of the Initial Public Offering. Upon the consummation of the Initial Public Offering on June 9, 2020, the Company repaid an aggregate amount of $165,000 under the Promissory Note. At June 9, 2020, there was $92,704 outstanding under the Promissory Note, which amount was repaid on June 11, 2020.

Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 4, 2020 through the Company’s consummation of the Business Combination, the Company agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2020, the Company incurred and paid $70,000 in fees for these services, of which $10,000 is included in accrued expenses in the accompanying consolidated balance sheet.
Related Party Loans
In order to finance transaction costs in connection with the Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors were entitled to, but are not obligated to, loan the Company funds from time to time or at any time, as may have been required (“Working Capital Loans”). Each Working Capital Loan was to be evidenced by a promissory note. The Working Capital Loans were to either be paid upon consummation of the Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans could have been converted into private units at a price of $10.00 per unit. The private units would have been identical to the Private Units. In the event that the Business Combination did not close, the Company could have used a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account were to be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company could have extended the period of time to consummate the Business Combination up to three times, each by an additional three months (for a total of 21 months to complete the Business Combination). In order to extend the time available for the Company to consummate the Business Combination, the Sponsor or its affiliates or designees were required to deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option was exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension. Any such payments were to be made in the form of a non-interest bearing, unsecured promissory note. Such notes would have either been paid upon consummation of the Business Combination, or, at the relevant insider’s discretion, converted upon consummation of the Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees were not obligated to fund the Trust Account to extend the time for the Company to complete the Business Combination.
NOTE 6.   COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on June 4, 2020, the holders of the Insider Shares, the Private Units, and any shares that were issued in payment of Working Capital Loans (and all underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares could elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans could elect to exercise these registration rights at any time commencing on the date that the Company consummated the Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On June 19, 2020, the underwriters partially exercised their over-allotment option to purchase an additional 749,800 Units at $10.00 per Unit and forfeited the option to exercise the remaining 200 Units.
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,012,430. The deferred fee became payable to the underwriters from the amounts held in the Trust Account upon the completion of the Business Combination, subject to the terms of the underwriting agreement. The deferred fee was paid upon the closing of the Business Combination.
Right of First Refusal
Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of the Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager: (i) for any and all future public and private equity offerings with at least 30% of the economics, or, in the case of a three-handed deal, 20% of the economics, and (ii) for any and all future public and private debt offerings, with at least 15% of the economics. In accordance with the Financial Industry Regulatory Authority (‘‘FINRA’’) Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.
NOTE 7.   STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock — On June 4, 2020, the Company amended its Certificate of Incorporation such that the Company was authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 2,540,342 and 1,437,500 shares of common stock issued and outstanding, excluding 5,002,149 and no shares of common stock subject to possible redemption, respectively.
Rights — Each holder of a Public Right automatically received one-tenth (1/10) of one share of common stock upon consummation of the Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. Each holder of a Public Right was required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration was required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of the Business Combination. The shares issuable upon exchange of the rights were freely tradable (except to the extent held by affiliates of the Company). Had the Company entered into a definitive agreement for the Business Combination in which the Company was not to be the surviving entity, the definitive agreement was to provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock would have received in the transaction on an as-converted into common stock basis.
The Company did not issue fractional shares in connection with an exchange of Public Rights. Fractional shares were either rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights have to have held rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of the Business Combination. If the Company was unable to complete the Business Combination within the applicable period and the Company liquidated the funds held in the Trust Account, holders of Public Rights would not have received any of such funds with respect to their Public Rights, nor would they have received any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights would have expired without any value. Further, there were no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of the Business Combination. Additionally, in no event was the Company required to net cash settle the rights.
Unit Purchase Option
Simultaneously with the closing of the Initial Public Offering and the exercise of the over-allotment option by the underwriters, the Company sold to Chardan, for $100, an option to purchase up to

344,988 Units exercisable at $11.50 per Unit (or an aggregate exercise price of $3,967,362) commencing at any time between the consummation of the Business Combination and June 4, 2025 (see Note 10). The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on June 4, 2025. The Units issuable upon exercise of the option are identical to those sold in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity (deficit). The Company estimated that the fair value of the unit purchase option to be approximately $790,000, or $2.63 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.37% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.
NOTE 8 — INCOME TAX
The Company’s net deferred tax assets at December 31, 2020 and 2019 were as follows:
	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforward	$49,154	$—
Unrealized gain on marketable securities	(6,726)	—
Total deferred tax assets	42,428	—
Valuation Allowance	(42,428)	—
Deferred tax assets	$—	$—
The income tax provision for the year ended December 31, 2020 and for the period from November 12, 2019 (inception) through December 31, 2019 consisted of the following:
	December 31, 2020	December 31, 2019
Federal
Current	$—	$—
Deferred	(42,428)	—
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	(42,428)	—
Income tax provision	$—	$—
As of December 31, 2020 and 2019, the Company had $234,067 and $0, respectively, of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $42,428. For the period from November 12, 2019 (inception) through December 31, 2019, the change in the valuation allowance was $0.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 and 2019 is as follows:
	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Business combination expenses	(17.1)%	0.0%
Meals and entertainment	0.0%	0.3%
Valuation allowance	(3.9)%	0.0%
Income tax provision	0.0%	21.3%
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities.
NOTE 9.   FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$58,679,991	$0
NOTE 10.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
As described in Note 1, the Company completed the Business Combination on February 10, 2021.
On April 1, 2021, the Company entered into an Aircraft Purchase Agreement (the “APA”) with an unaffiliated, private, third-party seller (“Seller”). Pursuant to the APA, Seller agreed to sell, transfer and deliver to the Company, and the Company agreed to purchase, one used aircraft together with all engines, auxiliary power units, parts, items of equipment, instruments, components and accessories installed therein or thereon (the “Aircraft”), along with certain other assets related to the Aircraft as set forth in the APA. The APA provides for an aggregate purchase price for the Aircraft of $12 million, which includes a generally non-refundable deposit of $500,000, and the balance of the purchase price to be paid in full at the closing of the sale of the Aircraft. The Company will also bear the costs of inspecting and testing the Aircraft prior to closing. In addition, the APA includes customary events of default. In the event of a Seller default under the APA, the Company will generally be entitled to recover its deposit and liquidated damages of $250,000. In the event of a Company default under the APA, Seller will be entitled to retain the Company’s deposit as liquidated damages.
In April 2021, Chardan partially exercised the unit purchase option, on a cashless basis, with respect to 247,500 Units for the issuance of 167,252 shares of common stock of the Company, in accordance with the cashless exercise provisions of the unit purchase option.

Playboy Enterprises, Inc.
Index to Consolidated Financial Statements
Years Ended December 31, 2020 and 2019

Report of Independent Registered Public Accounting Firm
To the Board of Directors and
Stockholders of Playboy Enterprises, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Playboy Enterprises, Inc. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations, stockholders’ equity and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Prager Metis CPAs LLP
We have served as the Company’s auditor since 2015.
El Segundo, California
March 31, 2021

Playboy Enterprises, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
	Year Ended December 31,
	2020	2019
Net revenues	$147,662	$78,110
Costs and expenses:
Cost of sales	(73,180)	(37,742)
Selling and administrative expenses	(59,863)	(45,399)
Related-party expenses	(1,007)	(1,005)
Total costs and expenses	(134,050)	(84,146)
Operating income (loss)	13,612	(6,036)
Nonoperating income (expense):
Investment income	30	225
Interest expense	(13,463)	(14,225)
Gain from settlement of convertible promissory note	1,454	—
Gain from bargain purchase	—	1,483
Other, net	168	(173
Total nonoperating expense	(11,811)	(12,690)
Income (loss) before provision for income taxes	1,801	(18,726)
Provision for income taxes	(7,072)	(4,850)
Net loss	(5,271)	(23,576)
Net loss attributable to redeemable noncontrolling interest	—	—
Net loss attributable to Playboy Enterprises, Inc.	$(5,271)	$(23,576)
Net loss per share, basic and diluted	$(1.33)	$(6.12)
Weighted-average shares used in computing net loss per share, basic and diluted	3,961,996	3,854,256
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$13,430	$27,744
Restricted cash	2,130	963
Receivables, net of allowance for doubtful accounts of $233 and $302, respectively	6,601	6,153
Inventories, net	11,788	11,750
Stock receivable	4,445	—
Prepaid expenses and other current assets	8,822	7,224
Total current assets	47,216	53,834
Property and equipment, net	5,203	5,932
Trademarks and trade name	336,655	335,934
Goodwill	504	504
Other intangible assets, net	2,377	3,052
Contract assets, net of current portion	7,159	7,391
Other noncurrent assets	13,013	12,004
Total assets	$412,127	$418,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,678	$7,859
Payables to related parties	—	5
Accrued salaries, wages, and employee benefits	4,870	4,603
Deferred revenues, current portion	11,159	9,857
Long-term debt, current portion	4,470	3,182
Convertible promissory notes	6,230	13,500
Other current liabilities and accrued expenses	18,556	22,143
Total current liabilities	53,963	61,149
Deferred revenues, net of current portion	43,792	41,734
Long-term debt, net of current portion	154,230	157,810
Deferred tax liabilities, net	74,909	72,288
Other noncurrent liabilities	2,422	576
Total liabilities	329,316	333,557
Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity(1):
Common stock, $0.01 par value; 5,000,000 shares authorized at December 31, 2020 and 2019; 4,846,032 shares issued and 3,681,185 shares outstanding at December 31, 2020 and 2019	36	36
Treasury stock, at cost: 1,164,847 shares at December 31, 2020 and 2019	(23,453)	(23,453)
Additional paid-in capital	184,452	181,464
Accumulated deficit	(78,016)	(72,745)
Total stockholders’ equity	83,019	85,302
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$412,127	$418,651

(1)
See Note 21, Correction of Prior Year Error.

The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Statements of Stockholders’ Equity
(in thousands, except share amounts)
	Common Stock			Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Treasury Stock(1)
Balance at December 31, 2018	3,681,185	$36	$(38,455)	$189,098	$(58,859)	$91,820
Adoption of ASC 606	—	—	—	—	9,690	9,690
Retirement of treasury stock	—	—	15,002	(15,002)	—	—
Stock-based compensation expense and vesting of restricted stock units	—	—	—	7,368	—	7,368
Net loss	—	—	—	—	(23,576)	(23,576)
Balance at December 31, 2019	3,681,185	$36	$(23,453)	$181,464	$(72,745)	$(85,302)
Stock-based compensation expense and vesting of restricted stock units	—	—	—	2,988	—	2,988
Net loss	—	—	—	—	(5,271)	(5,271)
Balance at December 31, 2020	3,681,185	$36	$(23,453)	$184,452	$(78,016)	$83,019

(1)
See Note 21, Correction of Prior Year Error.

The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,271)		$(23,576)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,583		1,989
Stock-based compensation	2,988		7,368
Fair value measurement of PSARs liability	858		—
Gain from settlement of convertible promissory note	(1,454)		—
Gain from bargain purchase	—		(1,483)
Amortization of other intangible assets	675		1,104
Increase (decrease) in deferred income taxes	2,621		(438)
(Increase) decrease in licensed programming costs	5		(411)
Increase in inventory reserve	171		102
Other	142		129
Changes in operating assets and liabilities:
Receivables	(449)		2,224
Inventories	(209)		(71)
Contract assets	(330)		357
Prepaid expenses and other assets	(1,242)		(3,394)
Trademarks and trade name	(721)		(556)
Accounts payable	423		290
Payable to related party	(5)		(3,256)
Accrued salaries, wages, and employee benefits	267		(108)
Deferred revenues	3,360		22,299
Other liabilities and accrued expenses	(2,599)		2,519
Net cash provided by operating activities	813		5,088
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(884)		(4,225)
Stock receivable	(4,445)		—
Acquisition of Yandy, LLC, net of cash acquired	—		(12,786)
Other investing activities	(141)		24
Net cash used in investing activities	(5,470)		(16,987)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—		11,760
Repayment of long-term debt	(2,315)		(5,627)
Repayment of convertible promissory note	(5,816)		—
Payment of deferred offering costs	(262)		—
Payment of financing costs	(97)		(72)
Net cash (used in) provided by financing activities	(8,490)		6,061
Net decrease in cash and cash equivalents and restricted cash	(13,147)		(5,838)
Balance, beginning of year	28,707		34,545
Balance, end of year	$15,560		$28,707
Cash and cash equivalents and restricted cash consist of:
Cash and cash equivalents	$13,430	$
Restricted cash	2,130		963
Total	$15,560		$28,707
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$4,896		$5,837
Cash paid for interest	$13,559		$11,831
NONCASH FINANCING ACTIVITIES
Deferred offering costs in accounts payable	$396		$—
Retirement of treasury stock(1)	—		15,002

(1)
See Note 21, Correction of Prior Year Error.

The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
1.   Basis of Presentation and Summary of Significant Accounting Policies
Description of Business
Playboy Enterprises, Inc., (“PEI” or “Playboy” or the “Company”), together with its subsidiaries through which it conducts business, is a global consumer lifestyle company marketing the Playboy brand through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment.
The Company has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. Refer to Note 20, Segments.
Merger Agreement
On September 30, 2020, Playboy entered into an agreement and plan of merger (“Merger Agreement”), with Mountain Crest Acquisition Corp., a publicly-traded special purpose acquisition company incorporated in Delaware (“MCAC”), MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), and Dr. Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub would merge with and into Playboy (the “Merger”) with Playboy surviving the Merger as a wholly-owned subsidiary of MCAC (the “Business Combination”). Under the Merger Agreement, MCAC agreed to acquire all of the outstanding shares of Playboy common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment, and (ii) the assumption of no more than $142.1 million of Playboy net debt. The Merger was subject to certain closing conditions, including stockholder approval, no material adverse effects with respect to Playboy, and MCAC capital requirements.
Playboy’s options and restricted stock units (“RSUs”) that were outstanding as of immediately prior to the closing of the Business Combination were accelerated and fully vested. Each outstanding option was assumed by MCAC and automatically converted into an option to purchase such number of shares of MCAC’s common stock equal to the product of (x) the merger consideration and (y) the option holder’s respective percentage of the merger consideration. All RSUs that were then outstanding were terminated and subsequently paid, in settlement, in shares of common stock equal to the product of (x) the merger consideration, and (y) the terminated RSU holder’s respective percentage of the merger consideration.
In connection with the execution of the Merger Agreement, Playboy, Sunlight Global Investment LLC (“Sponsor”), and Dr. Suying Liu entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”). Refer to Note 7, Stock Receivable.
On February 10, 2021, the Business Combination was consummated, and MCAC (i) issued an aggregate of 20,916,812 shares of its common stock to existing stockholders of Playboy, (ii) assumed Playboy options exercisable for an aggregate of 3,560,541 shares of MCAC common stock at a weighted-average exercise price of $5.61 and (iii) assumed the obligation to issue shares in respect of terminated Playboy RSUs for an aggregate of 2,045,634 shares of MCAC common stock to be settled one year following the closing date. In addition, in connection with the consummation of the Business Combination, MCAC was renamed “PLBY Group, Inc.” Refer to Note 22, Subsequent Events.
The Business Combination will be accounted for as a reverse recapitalization whereby MCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy having a majority of the voting power of the post-combination company, Playboy’s senior management comprising substantially all of the senior management of the post- combination company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Playboy.
Basis of Presentation
The financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States, (“GAAP”).
In these notes, references to the “Company,” “we,” “us,” and “our,” refer to PEI and its subsidiaries.
Prior Period Reclassifications
The Company has reclassified certain prior fiscal year amounts in the accompanying consolidated financial statements to be consistent with the current fiscal year presentation.
Principles of Consolidation
The consolidated financial statements include our accounts and all majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
We regularly assess these estimates, including but not limited to, valuation of the Company’s trademarks and trade name; the recoverability of editorial inventory; newsstand sales of the Company’s publications, pay-per-view and video-on-demand buys, and monthly subscriptions to the Company’s television and digital content; the adequacy of reserves associated with accounts receivable and inventory; unredeemed gift cards and store credits; and stock-based compensation expense including the determination of the fair value of our stock. We base these estimates on historical experience and on various other market-specific and relevant assumptions that we believe to be reasonable under the circumstances. Actual results could differ from these estimates and such differences could be material to the financial position and results of operations.
Business Combinations
We allocate the consideration transferred to the fair value of assets acquired and liabilities assumed based on their estimated fair values. The excess of the consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. The excess of fair value of the identifiable assets and liabilities over the consideration transferred is recorded as a gain in the consolidated statement of operations. Such valuations require management to make significant estimates and assumptions. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.
Concentrations of Business and Credit Risk
At various times throughout the year, the Company maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom our products are sold and/or licensed. The Company has a licensee that accounted for approximately 15% and 40% of its total

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
net revenues for the years ended December 31, 2020 and 2019, respectively. The decrease in concentration is due to revenues from the acquisition of Yandy, LLC (“Yandy”) for the year ended December 31, 2020.
Cash Equivalents
Cash equivalents are temporary cash investments with an original maturity of three months or less at the date of purchase and are stated at cost, which approximates fair value.
Restricted Cash
At December 31, 2020 and 2019, restricted cash was primarily related to a cash collateralized letter of credit we maintained in connection with the lease of our Los Angeles headquarters.
Accounts Receivable, Net
Trade receivables are reported at their outstanding unpaid balances, less allowances for doubtful accounts. The allowances for doubtful accounts are increased by the recognition of bad debt expense and decreased by charge-offs (net of recoveries) or by reversals to income. We perform periodic evaluations of the adequacy of the allowances based on our past loss experiences and adverse situations that may affect a customer’s ability to pay. A receivable balance is written off when we deem the balance to be uncollectible. The allowance for doubtful accounts was $0.2 million and $0.3 million at December 31, 2020 and 2019, respectively.
Inventories
Inventories consist primarily of finished goods and are stated at the lower of cost (specific cost) and net realizable value. Cost is determined on a first-in, first-out basis.
Deferred Offering Costs
Legal, accounting and other costs incurred in connection with the Business Combination with MCAC are capitalized as deferred offering costs in “other noncurrent assets” on the consolidated balance sheet and will be reclassified to equity upon the closing of the Business Combination. Capitalized deferred offering costs were $0.7 million at December 31, 2020.
Licensed Programming and Digital Content Costs
The Company licenses content for programming on Playboy Television. The license costs are capitalized and reflected in “prepaid expenses and other current assets” on our consolidated balance sheets. Licensed programming costs are amortized over a two-year period, representing the estimated period of use, with 50% of the cost amortized when the program is initially aired as we typically expect more upfront viewing, and the remaining balance over two years. Amortization of licensed programming costs is recorded in “cost of sales” on our consolidated statements of operations. The Company reviews factors impacting the amortization of the licensed programming costs on an ongoing basis.
We conduct impairment testing on programming costs whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted- undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to recorded value. We estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance.
Digital content expenditures related to the Company’s online content platforms are expensed when the content is published.
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation, except for assets acquired in connection with our business combinations, which are reflected at fair value at the date of combination.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Costs incurred for computer software developed or obtained for internal use are capitalized for application development activities and are immediately expensed for preliminary project activities or post-implementation activities. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The useful life for furniture and equipment ranges from three to ten years, and software from two to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the terms of the related leases. The amortization of leasehold improvements is included in depreciation expense. Repair and maintenance costs are expensed as incurred and major betterments are capitalized. Sales and retirements of property and equipment are recorded by removing the related cost and accumulated depreciation from the accounts, after which any related gains or losses are recognized.
Intangible Assets
Indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of Playboy-branded trademarks and a trade name.
Definite-lived intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations. Because these assets were recognized as identifiable intangible assets in connection with our previous business combinations, the Company does not incur costs to renew or extend their terms. All of our definite-lived intangible assets are amortized using the straight-line method over their useful lives.
Impairment of Long-Lived Assets
We perform annual impairment tests on goodwill and intangible assets with indefinite lives in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit or an intangible asset with an indefinite life below its carrying value. We may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If we determine it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is unnecessary. If an impairment test is necessary, we will estimate the fair value of our related reporting unit. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.
We perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived asset is impaired. If we determine it is more likely than not that the indefinite-lived intangible assets are not impaired, a quantitative test is not necessary. If a quantitative test is required, we will estimate the fair value of the indefinite-lived intangible assets. We recognize an impairment charge based on the excess of the carrying value over the fair value of the indefinite-lived intangible asset.
Based on our annual impairment tests, we determined there were no impairment charges to goodwill and our indefinite-lived assets to be recognized during the years ended December 31, 2020 and 2019.
We conduct impairment testing on long-lived assets, or asset groups, including definite-lived tangible and intangible assets, when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted-undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to carrying value. We estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance.
Leases
We categorize leases at their inception as either operating or capital. In the ordinary course of business, we entered into noncancelable operating leases for office space. We recognize lease costs on a straight-line

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
basis and treat lease incentives as a reduction of rent expense over the term of the agreement. The differences between cash rent payments and rent expense are recorded as deferred rent liabilities.
Treasury Stock
Treasury stock is stated at cost.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Update, (“ASU”), No. 2014-09, Revenue from Contracts with Customers, (“Topic 606”), which we adopted as of January 1, 2019 on a modified retrospective basis. We recognize revenue when we transfer promised goods or services in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. This is determined by following a five-step process which includes (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price, and (5) recognizing revenue when or as we satisfy a performance obligation. In applying the Topic 606 framework, the Company must apply judgment to determine the nature of the promises within a revenue contract and whether those promises represent distinct performance obligations. In determining the transaction price, the Company does not include amounts subject to uncertainties unless it is probable that there will be no significant reversal of cumulative revenue when the uncertainty is resolved. Additionally, Topic 606 provides specific guidance for revenue contracts with licenses of intellectual property, (“IP”). The Company evaluates the nature of the license as to whether it provides a right to access or right to use the IP, which then determines whether the revenue is recognized over time or at a point in time. Sales or usage-based royalties received in exchange for licenses of IP are recognized at the later of when (1) the subsequent sale or usage occurs or (2) the performance obligation to which some or all of the sales or usage-based royalty has been allocated is satisfied.
Trademark Licensing
The Company licenses trademarks under multi-year arrangements with consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, the Company generally receives an annual nonrefundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee, (“Excess Royalties”), are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. The Company recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, the Company follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Consumer Products
The Company generates revenue from the sale of intimate and other apparel, Halloween costumes and accessories, primarily through its website and similar channels, principally as a result of its acquisition of Yandy on December 31, 2019. The Company recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point in time when control is transferred. Revenue is recognized net of incentives and estimated returns. We periodically offer promotional incentives to customers, including basket promotional code discounts and other credits, that are treated as a reduction of revenue.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
A portion of consumer product sales is generated through third-party sellers, who list the product on their websites. These sales are either fulfilled by the Company or through the third-party seller’s fulfillment services. The Company’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to our customers. In these arrangements, the Company is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically has discretion in establishing pricing. We are the principal in these transactions, and we recognize gross revenue from product sales upon delivery of the products to end-customers. The Company recognizes the fees retained by the third-party sellers as expenses in cost of sales for inventory provided through drop-shipment arrangements.
The Company charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, the Company accounts for these activities as fulfillment activities. All outbound shipping and handling costs are accounted for as fulfillment costs in cost of sales at the time revenue is recognized.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus.com and Playboy.tv, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. The Company receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period. The Company discontinued publishing Playboy magazine in the first quarter of 2020.
TV and Cable Programming
The Company licenses its programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute the Company’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to the Company’s functional IP that are provided over the contract term that provide the operators the right to use our content library as it exists at a point in time. For both performance obligations, the Company’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly, and revenue is recognized as earned. The amount of royalties due to the Company is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, the Company follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. We offer sales incentives through various programs, consisting primarily of co-op marketing. We record advertising with customers as a reduction to revenue unless we receive a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case we record it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when we have an unconditional right to consideration which will become due solely due to the passage of time. The Company records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. The Company records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
For long-term noncancelable contracts whereby we have begun satisfying the performance obligation, the Company will record contract assets for the unbilled consideration which is contingent upon our future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Unredeemed Site Credits
Site credits consist of gift cards issued and credits for returned merchandise. Revenue from the issuance of site credits is recognized when the site credit is redeemed by the customer, or when the likelihood of the site credit being redeemed by the customer is remote (breakage). As of December 31, 2020, breakage is recognized for site credits that are aged at least two years.
Practical Expedients
Payment terms and conditions vary by contract type; however, the Company’s terms generally include a requirement of payment within 30 days if not paid in advance. We elected the practical expedient to not assess whether a significant financing component exists if the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service is one year or less.
Additionally, the Company has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in our consolidated statements of operations.
Cost of Sales
Cost of sales primarily consist of merchandise costs, warehousing, personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, agency fees, branding events and paper, printing, postage and freight costs associated with Playboy magazine, fulfillment activities, and freight-in.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel-related costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance and management fees. Selling and administrative costs are expensed as incurred.
Advertising Costs
We expense advertising costs as incurred. Advertising expense was $10.4 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively. The consolidation of Yandy’s operations resulted in an increase in advertising expense in 2020. The Company also has various arrangements with customers pursuant to which the Company reimburses them for a portion of their advertising costs in the form of co-op marketing which provide advertising benefits to the Company. The costs that the Company incurs for such advertising costs are recorded as a reduction of revenue.
Stock-Based Compensation
We measure compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. We adjust compensation expense based on actual forfeitures as necessary.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Our stock options vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant using a Black-Scholes option-pricing model. Our restricted stock units vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of our common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield of our common stock.
Our phantom stock appreciation rights (“PSARs”) entitle the holder to receive cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Yandy’s common stock units over the base price on the final vesting date of the awards. As the PSARs are cash-settled awards, they are recorded as a liability at fair value and remeasured each reporting period until settlement at the end of their four-year vesting term. The fair value of the awards is estimated using a combination of a market approach based on guideline companies and an income approach based on discounted cash flows to determine the enterprise value of Yandy.
Foreign Currency Transactions
Transaction gains and losses that arise from foreign exchange rate fluctuations on transactions denominated in a currency other than U.S. dollars are reflected in “other, net” on our consolidated statements of operations and were immaterial for all periods presented.
Income Taxes
The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. The carrying amounts of deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more-likely-than-not recognition threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, the duration of statutory carryforward periods, and tax planning alternatives.
The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals and litigation processes, if any. The second step is to measure the largest amount of tax benefit as the largest amount that is more likely than not to be realized upon settlement. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
The Company has an identified uncertain tax position of $0.6 million as of December 31, 2014, related to foreign withholding tax associated with royalty income received from a licensee. No additional uncertain tax position has been identified in 2020 and 2019.
Comprehensive Loss
Comprehensive loss consists of net loss and other gains and losses affecting stockholders’ deficit that, under GAAP, are excluded from net loss. The Company has no items of other comprehensive loss. As such, net loss equals comprehensive loss, and a consolidated statement of comprehensive loss is not required.
Net Loss Per Share
Basic net loss per share is calculated by dividing the net loss attributable to Playboy Enterprises, Inc. stockholders by the weighted-average number of shares of common stock outstanding for the period. The

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which we report net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Recently Adopted Accounting Pronouncements
In January 2017, the Financial Accounting Standards Board, (“FASB”), issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350) (“ASU 2017-04”), effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. We adopted ASU 2017-04 on January 1, 2020, and the adoption of the standard did not have a material impact on our consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates certain disclosure requirements for fair value measurements for all entities, requires public entities to disclose certain new information and modifies some disclosure requirements. This standard is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted. We adopted ASU 2018-13 on January 1, 2020, and the adoption of the standard did not have a material impact on our consolidated financial statements.
Accounting Pronouncements Issued but Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”), which supersedes the guidance in former ASC 840, Leases. This standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. In May 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which deferred the effective dates for non-public entities. Therefore, this standard is effective for annual reporting periods, and interim periods within those years, for public entities beginning after December 15, 2018 and for private entities beginning after December 15, 2021. Originally, a modified retrospective transition approach was required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. In July 2018, the FASB issued guidance to permit an alternative transition method for Topic 842, which allows transition to the new lease standard by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Entities may elect to apply either approach. There are also a number of optional practical expedients that entities may elect to apply. The Company is currently assessing the impact of this standard on its consolidated financial statements. The Company expects to record a material right-of-use asset and lease liability in connection with adopting this standard as of January 1, 2022.
In June 2016, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments, (“ASU 2019-04”), which is a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2019-04 will be effective for interim and annual periods beginning after December 15, 2022 (January 1, 2023 for the Company). Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740), (“ASU 2019-12”), which simplifies income tax accounting in various areas including, but not limited to, the accounting for hybrid tax regimes, tax implications related to business combinations, and interim period accounting for enacted changes in tax law, along with some codification improvements. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
2.   Fair Value Measurement
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 inputs: Based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 inputs: Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 inputs: Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.
For cash equivalents, receivables and certain other current assets and liabilities, the amounts reported approximate fair value due to their short-term nature. For debt, the Company believes that the amounts reported approximate fair value based upon the recent refinancing of its debt in December 2019. Refer to Note 12, Debt, for additional disclosures about the Company’s debt. The following table summarizes the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):
	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
PSARs liability	$—	$—	$858	$858
Total liabilities	$—	$—	$858	$858
The Company had no financial assets or liabilities measured at fair value on a recurring basis as of December 31, 2019.
There were no transfers of financial instruments between Level 1, Level 2, and Level 3 during the periods presented.
The PSARs liability is remeasured to its fair value each reporting period until its settlement at the end of the four-year vesting period with changes in fair value recorded in “selling and administrative expenses”

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
in the consolidated statement of operations. The fair value of the PSARs is based on the fair value of one unit of Yandy’s equity which was estimated using a combination of market and income approaches to determine the enterprise value, weighting each approach and applying a discount for lack of marketability. The fair value of each PSAR was estimated based on a Black-Scholes model using the fair value per unit of Yandy’s equity of $50.46 as an input as well as the following: (i) base price of $13.00; (ii) volatility of 29.30%; (iii) expected term of 3 years; and (iv) risk-free rate of 0.17%. The assumptions used to estimate the liability are based on estimates and any change in such assumptions could increase or decrease the liability by a material amount. The following table summarizes the change in the fair value of the PSARs liability for the year ended December 31, 2020 (in thousands):
December 31, 2020
Beginning balance	$—
Issuance	858
Ending balance	$858
3.   Revenue Recognition
We adopted Topic 606 using the modified retrospective method. The cumulative effect of applying the new guidance to all contracts with customers that were not completed as of January 1, 2019 was recorded as an adjustment to accumulated deficit as of the adoption date. We elected the practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date. The change in revenue recognition upon adoption of Topic 606 resulted in a decrease in the accumulated deficit balance of $9.7 million on January 1, 2019.
Contract Balances
The Company’s contract assets relate to the Trademark Licensing revenue stream where arrangements are typically long-term and noncancelable. Contract assets are reclassified to accounts receivable when the right to bill becomes unconditional. The Company’s contract liabilities consist of billings or payments received in advance of revenue recognition and are recognized as revenue when transfer of control to customers has occurred. Contract assets and contract liabilities are netted on a contract-by-contract basis. Contract assets were $8.3 million and $8.0 million as of December 31, 2020 and 2019, respectively. Contract liabilities were $55.1 million and $51.6 million as of December 31, 2020 and 2019, respectively. The changes in such contract balances during the year ended December 31, 2020 primarily relate to (i) $55.8 million of revenues recognized that were included in gross contract liabilities at December 31, 2019, (ii) $4.5 million increase in contract liabilities due to cash received in advance or consideration to which we are entitled remaining in the net contract liability balance at period end, (iii) $54.7 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional and (iv) $0.3 million decrease in contract liabilities due to contract modifications.
Contract assets were $8.0 million and $8.4 million as of December 31, 2019 and January 1, 2019, respectively. Contract liabilities were $51.6 million and $28.7 million as of December 31, 2019 and January 1, 2019, respectively. The changes in such contract balances during the year ended December 31, 2019 primarily relate to (i) $47.3 million of revenues recognized that were included in gross contract liabilities at January 1, 2019, (ii) $4.3 million increase in contract liabilities due to cash received in advance and not recognized as revenue, (iii) $0.6 million increase in contract liabilities due to the acquisition of Yandy, (see Note 4, Business Combination) and (iv) $65.7 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional.
Future Performance Obligations
As of December 31, 2020, unrecognized revenue attributable to unsatisfied and partially unsatisfied performance obligations under our long-term contracts was $421.4 million of which $415.6 million relates

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
to Trademark Licensing, $4.6 million relates to Magazine and Digital Subscriptions, and $1.2 million relates to other obligations. Unrecognized revenue of the Trademark Licensing revenue stream will be recognized over the next ten years, of which 59% will be recognized in the first five years. Unrecognized revenue of the Magazine and Digital Subscriptions revenue stream will be recognized over the next five years of which 58% will be recognized in the first year. Unrecognized revenues under contracts disclosed above do not include contracts for which variable consideration is determined based on the customer’s subsequent sale or usage.
Disaggregation of Revenue
The following table disaggregates revenue by type (in thousands):
	Year Ended December 31, 2020
	Licensing	Direct-to- Consumer	Digital Subscriptions and Content	Other	Total
Trademark Licensing	$61,142	$—	$2,420	$—	$63,562
Magazine and Digital Subscriptions	—	—	8,658	771	9,429
TV and Cable Programming	—	—	9,835	692	10,527
Consumer Products	—	64,116	—	28	64,144
Total revenues	$61,142	$64,116	$20,913	$1,491	$147,662
	Year Ended December 31, 2019
	Licensing	Direct-to- Consumer	Digital Subscriptions and Content	Other	Total
Trademark Licensing	$50,906	$—	$2,759	$—	$53,665
Magazine and Digital Subscriptions	—	—	7,549	2,821	10,370
TV and Cable Programming	—	—	12,935	377	13,312
Consumer Products	—	268	—	495	763
Total revenues	$50,906	$268	$23,243	$3,693	$78,110
4.   Business Combination
On December 31, 2019, the Company acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear and other apparel and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 20,000 products from more than 100 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database.
The following table sets forth the allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Yandy (in thousands):
Tangible net assets and liabilities:
Cash	$341
Receivables, net	368
Inventories	11,428
Prepaid expenses and other current assets	212
Property and equipment, net	149

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Other noncurrent assets	20
Accounts payable	(767)
Accrued salaries, wages, and employee benefits	(348)
Other current liabilities	(2,722)
Deferred revenues	(581)
Total net assets	8,100
Intangible assets:
Trade name	5,330
Customer list	1,180
Total intangible assets	6,510
Net assets acquired	14,610
Purchase consideration	13,127
Gain on bargain purchase	$1,483

The estimated fair value of the intangible assets, inventory, and deferred revenue acquired was determined by the Company’s management, which considered, among other factors, a valuation report prepared by an independent third-party valuation firm. Yandy’s inventory, consisting of finished goods, was valued based on the expected revenue that would be generated from the hypothetical sale of such inventory adjusted for costs of disposal. Trade name consists of the Yandy trade name/domain and its fair value was estimated using a relief-from-royalty method. The customer list was valued using a cost approach which estimates the costs directly linked to recreate or acquire a similar customer base. Deferred revenue, primarily representing store credits issued by Yandy, was valued using a cost approach whereby the fair value represents the sum of costs a market participant would incur to fulfill the obligation plus a profit for servicing such obligations.
The remaining net assets acquired were valued at their respective carrying amounts as of the acquisition date, as the Company believes that these amounts approximate their fair values.
The total purchase consideration was less than the fair value of the net assets acquired resulting in the recognition of a gain on bargain purchase of $1.5 million in nonoperating income on our consolidated statements of operations for the year ended December 31, 2019.
Pro Forma Financial Information (Unaudited)
The following table summarizes certain supplemental pro forma financial information of the Company for the year ended December 31, 2019 as if the acquisition of Yandy had occurred as of January 1, 2018. The unaudited pro forma financial information for the year ended December 31, 2019 reflects (i) the elimination of transaction costs of $2.5 million related to the Yandy acquisition recorded in 2019; (ii) the reduction of $2.6 million in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy; (iii) the elimination of interest costs of $2.7 million associated with Yandy’s debt retired as a result of the acquisition; (iv) the reversal of the gain on bargain purchase of $1.5 million; (v) and the reversal of the impairment to goodwill of $15.8 million recorded by Yandy in 2019 as the acquisition by the Company was a bargain purchase. The unaudited pro forma financial information was prepared for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made at that date or of results which may occur in the future (in thousands).
	Year Ended December 31, 2019
	As Reported	Pro Forma
Net revenues	$78,110	$121,212
Net loss	$(23,576)	$(21,178)

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
5.   Redeemable Noncontrolling Interest
On April 13, 2015, the Company sold 25% of the membership interest in its subsidiary, After Dark LLC, to an unaffiliated third party for $1.0 million. As part of the arrangement the Company granted a put right to this party which provides the right, but not the obligation, to the third party to cause the Company to purchase all of the third party’s interest in After Dark LLC at the then fair market value. This put right can be exercised on April 13 of each year. Additionally, the put right can be exercised upon a change of control of the Company. To date, the put right has not been exercised, including in connection with the Business Combination. The Company’s controlling interest in this subsidiary requires the operations of this subsidiary to be included in the consolidated financial statements. Noncontrolling interest with redemption features, such as put options, that are not solely within our control (redeemable noncontrolling interest) are reported as mezzanine equity on the consolidated balance sheets as of December 31, 2020 and 2019, between liabilities and equity. Net income or loss of After Dark LLC is allocated to its noncontrolling member interest based on the noncontrolling member interest’s ownership percentage. Additionally, the results of operations of the subsidiary that are not attributable to the Company are shown as “net (loss) income attributable to redeemable noncontrolling interest” in the consolidated statements of operations for the years ended December 31, 2020 and 2019. There was no change in the balance of the redeemable noncontrolling interest as After Dark LLC did not generate any operating activities during 2020 and 2019.
6.   Inventories, Net
The following table sets forth inventories, net, which are stated at the lower of cost (specific cost and first-in, first-out) and net realizable value (in thousands):
	December 31,
	2020	2019
Editorial and other pre-publication costs	$298	$322
Merchandise finished goods	11,490	11,428
Total	$11,788	$11,750
At December 31, 2020 and 2019, reserves for slow-moving and obsolete inventory related to merchandise finished goods amounted to $0.2 million and $0.2 million, respectively.
7.
Stock Receivable

In connection with the execution of the Merger Agreement, PEI, Sponsor, and Dr. Suying Liu entered into the Insider Stock Purchase Agreement, pursuant to which PEI purchased 700,000 shares of MCAC’s common stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, Sponsor was obligated to transfer the Initial Shares to PEI upon the closing of the Merger or, if the Merger Agreement was terminated, upon the consummation of any other business combination. In the event of any Compliance Failure (as defined in the Merger Agreement) that was not cured, upon PEI’s request as of the closing, or in the event the Merger Agreement was terminated, upon the consummation of any other business combination, up to $1.0 million of shares held by Dr. Liu were to be transferred to PEI (the “Balance Shares”) for out-of-pocket expenses actually and reasonably incurred by PEI in connection with the Merger. In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu was obligated to transfer additional shares held by the Sponsor to Playboy in accordance with the terms of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration was lower than the price per share at the time of the closing or, (ii) if the Merger Agreement was terminated, upon the consummation of any other business combination such that the total aggregate value of the Initial Shares was at least $4.4 million (or, if the Balance Shares were issued, at least $5.4 million). As of December 31, 2020, Playboy paid a nonrefundable $4.4 million prepayment, representing the purchase price of the 700,000 Initial Shares, at a price of $6.35 per share. This payment is included as a current asset in

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
the accompanying consolidated balance sheets. In February 2021, the Initial Shares were transferred to PEI upon the closing of the Merger and reclassified from “stock receivable” to “treasury stock” as part of the recapitalization.
8.
Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):
	December 31,
	2020	2019
Prepaid foreign withholding taxes	$2,207	$1,863
Prepaid agency fees and commissions	2,408	1,702
Contract assets, current portion	1,173	611
Licensed programming costs	497	502
Other	2,537	2,546
Total	$8,822	$7,224
As of December 31, 2020, the unamortized balance of the licensed programming costs will be recognized over two years. The Company recognized amortization expense of $0.4 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively.
9.   Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):
	December 31,
	2020	2019
Furniture and fixtures	$7,211	$6,994
Leasehold improvements	3,543	3,031
Total property and equipment, gross	10,754	10,025
Less: accumulated depreciation	(5,551)	(4,093)
Total	$5,203	$5,932
The aggregate depreciation expense related to property and equipment, net was $1.6 million and $2.0 million for the years ended December 31, 2020 and 2019, respectively.
10.   Trademarks, Trade Name, and Other Intangible Assets
Trademarks and Trade Name
Our indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of $331.4 million and $330.6 million of Playboy-branded trademarks and $5.3 million and $5.3 million of an acquired trade name as of December 31, 2020 and 2019, respectively.
Capitalized trademark costs include costs associated with the acquisition, registration and/or renewal of our trademarks. We expense certain costs associated with the defense of our trademarks. Registration and renewal costs of $0.7 million and $0.6 million were capitalized during the years ended December 31, 2020 and 2019, respectively. The weighted average period prior to the next renewal or extension of such trademarks is 9.6 years as of December 31, 2020.
Other Intangible Assets
Other intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth amortizable other intangible assets, net (in thousands):
	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2020
Distribution agreements	15	$3,720	$(2,438)	$1,282
Photo and magazine archives	10	2,000	(1,967)	33
Licensing agreements	9	5,913	(5,913)	—
Customer list	10	1,180	(118)	1,062
Total		$12,813	$(10,436)	$2,377
	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2019
Distribution agreements	15	$3,720	$(2,191)	$1,529
Photo and magazine archives	10	2,000	(1,767)	233
Licensing agreements	9	5,913	(5,803)	110
Customer list	10	1,180	—	1,180
Total		$12,813	$(9,761)	$3,052
The aggregate amortization expense for definite-lived intangible assets was $0.7 million and $1.1 million for the years ended December 31, 2020 and 2019, respectively.
The following table sets forth the aggregate amortization expense for definite-lived intangible assets as of December 31, 2020 (in thousands):
2021	$399
2022	366
2023	366
2024	366
2025	366
Thereafter	514
Total	$2,377
11.   Other Current Liabilities and Accrued Expenses
Other current liabilities and accrued expenses consist of the following (in thousands):
	December 31,
	2020	2019
Accrued interest	$3,991	$4,207
Accrued agency fees and commissions	5,950	5,821
Accrued legal settlements	—	5,825
Other	8,615	6,290
Total	$18,556	$22,143

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
12.   Debt
The following table sets forth debt (in thousands):
	December 31,
	2020	2019
Term loan, due 2023 (as amended)	$159,058	$161,373
Convertible promissory notes	6,230	13,500
Total debt	165,288	174,873
Less: unamortized debt issuance costs	(358)	(381)
Total debt, net of unamortized debt issuance costs	164,930	174,492
Less: current portion of long-term debt	(10,700)	(16,682)
Total debt, net of current portion	$154,230	$157,810
Term Loan
In June 2014, we borrowed $150.0 million under a four-and-one-half-year term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC pursuant to a credit agreement (the “Credit Agreement”). Our debt bore interest at a rate per annum equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. From 2016 and 2018, the term loan was amended multiple times to increase the commitment amount, extend the maturity date, set up a debt reserve account and excess cash account, and to revise the quarterly principal payments and applicable margin rates, among other amendments. In December 2018, the term loan was amended again to extend the maturity date to December 31, 2023, to borrow additional amounts, to change the frequency of principal payments from monthly to quarterly, and to update the definition of the Eurodollar Rate. This amendment resulted in the application of extinguishment accounting. The prior amendments were assessed and were accounted for as modifications rather than extinguishments.
In March 2019, the term loan was amended to adjust the excess cash flow payments commencing with the first Settlement Date (as defined in the Credit Agreement) for the period ending March 31, 2019 and for each Settlement Date thereafter, among other amendments.
In December 2019, the term loan was amended to borrow an additional $12.0 million, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. The Company analyzed the amendment to determine whether it was an extinguishment or a modification of the term loan and concluded that it was a modification. We incurred additional financing costs of $0.3 million related to this amendment that were capitalized. Under the amended agreement, the applicable margin for the term loan ranges from 6.00% to 7.75%. The applicable margin rate for our loan as of December 31, 2019 was 6.25%.
In March 2020, the term loan was amended to establish new quarterly principal payment amounts among other amendments. The amendment was assessed and was accounted for as a modification. We incurred additional financing costs of $0.1 million related to this amendment that were capitalized.
Original issue discounts and deferred financing costs were incurred in connection with the issuance of the Company’s debt. Costs incurred in connection with debt are capitalized and offset against the carrying amount of the related indebtedness. These costs are amortized over the term of the related indebtedness and are included in “interest expense” in the consolidated statements of operations. Amortization expense related to deferred financing costs was immaterial for the years ended December 31, 2020 and 2019. Interest expense related to the Company’s debt was $13.5 million and $14.2 million for the years ended December 31, 2020 and 2019, respectively. The stated interest rate as of December 31, 2020 and 2019 was 8.25% and 8.35%, respectively.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The terms of the Credit Agreement limit or prohibit, among other things, our ability to: incur liens, incur additional indebtedness, make investments, transfer, sell or acquire assets, pay dividends and change the business we conduct. DBD Credit Funding LLC has a lien on all our assets as stated in the Credit Agreement.
The following table sets forth maturities of the principal amount of the Company’s term loan as of December 31, 2020 (in thousands):
2021	$4,592
2022	3,758
2023	150,708
Total	$159,058
Convertible Promissory Notes — Creative Artists Agency — Global Brands Group LLP
In August 2018, a convertible promissory note was issued to CAA Brand Management, LLC, (“CAA”), for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited, (“GBG”), for $7.3 million. These notes were noninterest bearing and were convertible into shares of the Company’s common stock no later than December 31, 2020. As described further below, the terms of these notes were subject to negotiation in December 2020, and the CBG note was settled in December 2020 and the CAA note was settled in January 2021.
These notes were to automatically convert into shares of common stock upon the closing of an additional equity financing resulting in gross proceeds to the Company of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company received gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), CAA and GBG could have elected to convert each note into shares of common stock. Upon a change in control before the conversion of the notes, CAA and GBG had the option to convert the outstanding amounts on the notes into shares of common stock or terminate the notes in exchange for new promissory notes issued by the Company. If the notes were still outstanding at the maturity date, each note would have automatically converted into shares of common stock. The number of shares issued upon conversion were to equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing was to be equal to the price per share of common stock being paid by independent third-party investors in an arm’s length additional equity financing. The applicable conversion price at maturity was to be equal to the fair market value per share of common stock as of the maturity date as determined by an appraiser. The applicable conversion price under a change of control, if it involved the sale of common stock, was to be the price per share of common stock paid by the third party in such a transaction, and under any other change of control was to be an amount equal to the fair market value per share of common stock immediately prior to the change of control.
In December 2020, the Company settled the outstanding GBG note at a 20% discount for $5.8 million, resulting in a gain on extinguishment of $1.5 million. In January 2021, the outstanding note with CAA converted into 51,857 shares of the Company’s common stock (see Note 22, Subsequent Events).
Convertible Promissory Note — United Talent Agency, LLC
In March 2018, the Company issued a convertible promissory note to United Talent Agency, LLC, (“UTA”), for $2.0 million. In June 2018, the Company issued a second convertible promissory note to UTA for $1.5 million. These notes were noninterest bearing and were to be convertible into shares of the Company’s common stock no later than December 31, 2020.
These notes were to automatically convert into shares of common stock upon the closing of an additional equity financing resulting in gross proceeds to the Company of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company received gross proceeds of less than

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
$5.0 million (excluding the aggregate amount of the notes), UTA could have elected to convert each note into shares of common stock. If the notes were still outstanding at the maturity date, each note would have automatically converted into shares of common stock. The number of shares issued upon conversion was to be equal to the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing was to be equal to the price per share of common stock being paid by investors of such additional equity financing. The applicable conversion price at maturity was to be equal to the fair market value per share of common stock as of the maturity date.
In January 2021, the settlement terms of the notes were amended to extend the term to the one-month anniversary of the termination or expiration of the Merger Agreement. Upon the consummation of the Merger, the notes were to be repaid in cash at a 20% discount subsequent to the closing of the Merger. In February 2021, the outstanding convertible note with UTA was settled for $2.8 million resulting in a gain on extinguishment of $0.7 million (see Note 22, Subsequent Events).
13.   Stockholders’ Equity
Common Stock
The holders of the Company’s common stock have one vote for each share of common stock. Common stockholders are entitled to dividends when, as, and if declared by the Company’s Board of Directors (the “Board of Directors”). As of December 31, 2020, no dividends had been declared by the Board of Directors.
Common stock reserved for future issuance consists of the following:
	December 31,
	2020	2019
Shares available for grant under stock option plan	294,021	401,353
Options issued and outstanding under stock option plan	463,062	404,172
Unvested restricted stock units	56,036	87,455
Vested restricted stock units not issued	309,050	229,189
Convertible promissory note payable to CAA	51,857	—
Total common stock reserved for future issuance	1,174,026	1,122,169
Treasury Stock
The Company held 1,164,847 shares of treasury stock as of December 31, 2020 and 2019. Treasury stock shares can be used by the Company to settle outstanding equity awards and convertible notes.
14.   Stock-Based Compensation
In June 2018, the Company adopted its 2018 Equity Incentive Plan (“2018 Plan”), under which 1,122,169 of Playboy’s common shares were originally reserved for issuance. Playboy’s employees, directors, officers, and consultants are eligible to receive nonqualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other share awards under the 2018 Plan. There were 294,021 and 401,353 shares available for grant under the 2018 Plan at December 31, 2020 and 2019, respectively.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Stock Option Activity
A summary of the stock option activity under the 2018 Plan is as follows:
	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
				(in thousands)
Balance – December 31, 2019	404,172	$18.73	9.3	$3,795
Granted	66,095	35.88
Forfeited	(7,205)	18.73
Balance – December 31, 2020	463,062	$21.18	8.5	$13,791
Exercisable – December 31, 2020	309,116	$18.97	8.3	$9,889
The aggregate intrinsic value is calculated as the difference between the exercise price of all outstanding and exercisable stock options and the fair value of the Company’s common stock at December 31, 2020. There were no options exercised during the years ended December 31, 2020 and 2019.
The grant date fair value of options that vested during the years ended December 31, 2020 and 2019 was $1.1 million and $2.1 million, respectively. The options granted during the years ended December 31, 2020 and 2019 had a weighted-average fair value of $18.03 and $10.28 per share, respectively, at the grant date.
Restricted Stock Units
A summary of restricted stock unit activity under the 2018 Plan is as follows:
	Number of Awards	Weighted- Average Grant Date Fair Value per Share
Unvested and outstanding balance at December 31, 2019	87,455	$22.09
Granted	44,437	29.86
Vested	(75,856)	25.18
Forfeited	—	—
Unvested and outstanding balance at December 31, 2020	56,036	$24.07
The total fair value of restricted stock units that vested during the years ended December 31, 2020 and 2019 was approximately $1.9 million and $5.1 million, respectively. Such restricted stock units remained unissued at December 31, 2020 and are excluded from outstanding shares of common stock.
Stock Options Granted
To determine the value of stock option awards for stock-based compensation purposes, the Company uses the Black-Scholes option-pricing model and the assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment.
Fair value of common stock — The fair value of our shares of common stock underlying the awards has historically been determined by the Board of Directors with input from management and contemporaneous third-party valuations, as there was no public market for our common stock. The Board of Directors determines the fair value of the common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, our operating and financial performance, the lack of liquidity of our common stock, transactions in our common stock, and general and industry specific economic outlook, among other factors.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Expected term — For employee awards granted at-the-money, we estimate the expected term based on the simplified method, which is the midpoint between the vesting date and the end of the contractual term for each award since our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. For nonemployee awards and employee awards granted out-of-the-money, our best estimate of the expected term is the contractual term of the award.
Volatility — We derive the volatility from the average historical stock volatilities of several peer public companies over a period equivalent to the expected term of the awards. We selected companies with comparable characteristics to us, including enterprise value, risk profiles, and position within the industry and with historical share price information sufficient to meet the expected term of the stock options.
Risk-free interest rate — The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant, the term of which is consistent with the expected life of the award.
Dividend yield — We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.
The Company estimated the fair value of each option on the date of grant using the Black-Scholes option-pricing model applying the weighted-average assumptions in the following table:
	Year Ended December 31,
	2020	2019
Fair value of common stock	$28.12 – $48.66	$22.09 – $23.34
Expected term, in years	5 – 6.06	4.94 – 6.07
Expected volatility	40% – 50%	41%
Risk-free interest rate	0.39% – 1.46%	1.70% – 2.39%
Expected dividend yield	0%	0%
Stock-Based Compensation Expense(in thousands)
Stock-based compensation expense under the Company’s 2018 Plan was as follows (in thousands):
	Year Ended December 31,
	2020	2019
Cost of sales	$10	$18
Selling and administrative expenses	2,978	7,350
Total	$2,988	$7,368
At December 31, 2020, total unrecognized compensation expense related to unvested stock option awards was $2.1 million and is expected to be recognized over the remaining weighted-average service period of 1.6 years. At December 31, 2020, total unrecognized compensation expense related to unvested restricted stock unit awards was $1.3 million and is expected to be recognized over the remaining weighted-average service period of 0.7 years.
Phantom Stock Appreciation Rights(in thousands)
In September 2020, the Company established the Yandy Phantom Stock Appreciation Rights Plan (“PSAR Plan”) whereby PSARs are granted to certain executives. PSARs granted under the plan are non-assignable and are cash-settled based on the fair value of a common stock unit of Yandy on a minority, non-marketable basis, on the four-year anniversary of the vesting commencement date. The Company granted 91,500 PSARs during 2020 which vest over a four-year period, commencing on December 31, 2019, with a one-year cliff and monthly vesting thereafter. The liability associated with the PSARs is remeasured at the end of each reporting period and is recorded within “other noncurrent liabilities” on our consolidated balance sheets at its fair value of $0.9 million as of December 31, 2020.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
15.
Accrued Salaries, Wages, and Employee Benefits

Our Employee Investment Savings Plan is a defined-contribution plan consisting of two components: a 401(k) plan and a profit-sharing plan. Eligible employees may participate in our 401(k) plan upon their date of hire. The 401(k) plan offers several mutual fund investment options. The purchase of our stock has never been an option. We make matching contributions to the 401(k) plan based on each participating employee’s contributions and eligible compensation. The matching contribution expense related to this plan was $0.6 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively.
The profit-sharing plan covers all employees who have completed 12 months of service or at least 1,000 hours. Our discretionary contribution to the profit-sharing plan is distributed to each eligible employee’s account in an amount equal to the ratio of each eligible employee’s compensation, subject to Internal Revenue Service limitations, to the total compensation paid to all such employees. We did not make any contributions to the plan during the years ended December 31, 2020 and 2019.
We currently maintain a policy of paying a separation allowance, which is not funded, under our salary continuation policy to employees with at least five years of continuous service who voluntarily terminate employment with us and are at age 60 or thereafter. In 2012, such policy was modified, limiting the number of employees eligible for this benefit to those employed as of December 31, 2012, as defined. Payments under this policy were approximately $0.1 million for the year ended December 31, 2019. No payments were made for the year ended December 31,2020. There were no adjustments to plan reserves during the year ended December 31, 2020 and 2019. At December 31, 2020 and 2019, there were no obligations due. Obligations related to this policy are reflected in “accrued salaries, wages, and employee benefits” on our consolidated balance sheets. There are no future benefit payments related to this policy.
The Company has incurred severance costs stemming from reducing its headcount as the business has shifted from primarily a print and digital media business, generating advertising and sponsorship revenues, to primarily a commerce business marketing consumer products. The costs incurred in 2019 resulted from the reorganization of the television and digital subscription business as an overall right-sizing and consolidation of those activities. The costs incurred in 2020 resulted from the closure of Playboy magazine and reduction in content creation and its various support functions, additional headcount reductions in the television business, and the reorganization of marketing to increasingly focus on e-commerce revenue generation. The Company recorded severance costs of $0.6 million and $0.3 million as of December 31, 2020 and 2019, respectively, in “accrued salaries, wages, and employee benefits” and $0.1 million in “other noncurrent liabilities” as of December 31, 2020.
Severance costs in the consolidated statements of operations were as follows (in thousands):
	Year Ended December 31, 2020
	Licensing	Direct-to- Consumer	Digital Subscriptions and Content	Other	Corporate	Total
Cost of sales	$48	$16	$710	$248	$153	$1,175
Selling and administrative expenses	76	—	—	130	463	669
Total severance costs	$124	$16	$710	$378	$616	$1,844
	Year Ended December 31, 2019
	Licensing	Direct-to- Consumer	Digital Subscriptions and Content	Corporate	Total
Cost of sales	$—	$—	$204	$—	$204
Selling and administrative expenses	59	681	108	132	980
Total severance costs	$59	$681	$312	$132	$1,184

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
16.   Commitments and Contingencies
Leases
Our principal lease commitments are for office space and operations under several noncancelable operating leases with contractual terms expiring from 2020 to 2027. Some of these leases contain renewal options and rent escalations.
In 2019, the Company entered into an agreement to lease space for its corporate headquarters in Los Angeles, which it occupied under a sublease with a third party. The new lease commenced in July 2020 upon the expiration of the sublease and is for a term of approximately seven years. The Company has $2.0 million and $0.9 million in cash collateralized letters of credit related to the lease and sublease as of December 31, 2020 and 2019, respectively.
Yandy’s operating lease for warehousing and office space in Phoenix, Arizona expired in February 2021, following an extension of the original December 2020 expiration. On August 26, 2020, the Company entered into a non-cancellable operating lease for 51,962 square feet of warehousing and office space in Phoenix, Arizona for Yandy’s operations. The lease commenced on February 1, 2021 and expires on May 31, 2031, with an option to renew for an additional five or 10 years at market rates. Rent, which commences in June 2021, is payable monthly and is subject to annual increases of 3% for a total lease commitment of $4.1 million.
In 2017, we vacated our New York office space and entered into an agreement to sublease the space for a period approximating the remaining term of our lease. This lease expires in 2024.
The following table sets forth rent expense, net (in thousands):
	Year Ended December 31,
	2020	2019
Rent expense	$3,083	$3,557
Sublease income	(280)	(274)
Total	$2,803	$3,283
There was no contingent rent expense for the years ended December 31, 2020 and 2019.
The following table sets forth the future minimum lease commitments and future sublease income as of December 31, 2020, under operating leases with initial or remaining noncancelable terms in excess of one year (in thousands):
Years ending December 31:	Minimum Lease Commitments	Sublease Income
2021	$3,433	$(288)
2022	3,451	(313)
2023	3,564	(322)
2024	3,828	(246)
2025	3,588	—
Thereafter	7,553	—
Total	$25,417	$(1,169)
Legal Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.
In January 2019, a class action suit was initiated against the Company on behalf of a group of Michigan Playboy magazine subscribers, where the subscribers sued after their personal details were disclosed in violation of the Michigan Preservation of Personal Privacy Act. The parties entered into a Settlement Agreement which was approved, and the court entered a final judgement on August 19, 2020 in the amount of $3.9 million to be paid by the Company. The amount was accrued by the Company as of December 31, 2019 and was paid in September 2020.
On April 1, 2019, a former employee, through counsel, delivered to the Company a letter which set forth various potential claims against the Company related to the individual’s former employment with the Company. A settlement was reached in October 2020 in the amount of $2.6 million. The Company has employment practices liability insurance for such claims which is capped at $2.5 million. The Company paid $0.4 million in November 2020, representing the amount of the settlement not covered by the employment practices liability insurance and had a $0.3 million receivable from the insurance provider as of December 31, 2020.
On May 21, 2019, Michael Whalen, as Trustee for the Hugh M. Hefner 1991 Trust, (the “Trust”), initiated an arbitration against the Company asserting that the Company had breached that certain License Agreement between Hugh M. Hefner (“Mr. Hefner”) and the Company dated on or about March 4, 2011, wherein Mr. Hefner licensed his image, signature, voice, likeness and other elements of his persona and identity to the Company. The Trust has also asserted statutory claims against the Company for the alleged violation of Mr. Hefner’s right of publicity. The parties entered into a Settlement Agreement, dated August 21, 2020, pursuant to which the Company paid to the Trust $1.8 million to settle this matter in September 2020. The amount was accrued by the Company as of December 31, 2019.
The Company may periodically be involved in other legal proceedings arising in the ordinary course of business. These matters are not expected to have a material adverse effect on the Company’s consolidated financial statements.
COVID-19
In March 2020, the coronavirus, COVID-19, was declared a pandemic by the World Health Organization. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of industries. As a result, the Company announced its plan to discontinue its print version of Playboy magazine. As of the date of these consolidated financial statements, the Company has not suffered any other significant adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on the Company’s future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on employees and vendors all of which are uncertain and cannot be predicted. As of the date of these consolidated financial statements, the extent to which COVID-19 may impact the Company’s future financial condition or results of operations is uncertain.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
17.   Income Taxes
The following table sets forth income tax expense (benefit) (in thousands):
	Year Ended December 31,
	2020	2019
Current income tax provision:
Federal	$—	$—
State	237	1
Foreign	4,422	5,495
Total current income tax provision	4,659	5,496
Deferred income tax provision (benefit):
Federal	(567)	570
State	2,980	(1,216)
Foreign	—	—
Total deferred income tax provision (benefit)	2,413	(646)
Total	$7,072	$4,850
The following table sets forth a reconciliation from the U.S. statutory federal income tax rate to the effective income tax rate:
	Year ended December 31,
	2020	2019
Federal income tax rate	21.0%	21.0%
State income tax, net of federal benefit	10.1	1.3
Foreign withholding taxes, net of credits(1)	189.9	(24.1)
Transaction costs	29.5	—
Change in the statutory rate	96.3	4.5
Change in valuation allowance	(80.8)	(1.8)
Adjustment to deferred taxes(2)	125.4	(25.1)
Other	1.3	(1.9)
Effective rate	392.7%	(26.1)%

(1)
Foreign withholding taxes, net of credits relate to foreign tax withholdings on royalties received from various foreign jurisdictions.

(2)
The 2020 adjustment to deferred taxes relates to expired foreign tax credits and state net loss operating carryforwards written off during the year. The 2019 adjustment to deferred taxes relates to expired foreign tax credits written off during the year.

On March 18, 2020, the Families First Coronavirus Response Act (“FFCR Act”), and on March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) were each enacted in response to the COVID-19 pandemic. The FFCR Act and the CARES Act contain numerous income tax provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The FFCR Act and CARES Act did not have a material impact on the Company’s consolidated financial statements as of December 31, 2020.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
On June 29, 2020, Assembly Bill 85 (“A.B. 85”) was signed into California law. A.B. 85 provides for a three-year suspension of the use of net operating losses for medium and large businesses and a three-year cap on the use of business incentive tax credits to offset no more than $5.0 million of tax per year. A.B. 85 suspends the use of net operating losses for taxable years 2020, 2021 and 2022 for certain taxpayers with taxable income of $1.0 million or more. The carryover period for any net operating losses that are suspended under this provision will be extended. A.B. 85 also requires that business incentive tax credits including carryovers may not reduce the applicable tax by more than $5.0 million for taxable years 2020, 2021 and 2022. Due to A.B.85, the Company was not able to offset its California taxable income with its net operating losses during the current year.
In general, if the Company experiences a greater than 50 percentage point aggregate change in ownership of certain stockholders over a three-year period, utilization of its pre-change net operating loss (“NOL”) carryforwards is subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, as amended, and similar state laws. The annual limitation generally is determined by multiplying the value of the Company’s stock at the time of such ownership change, subject to certain adjustments, by the applicable long-term tax-exempt rate. The annual limitation may result in the expiration of NOL carryforwards before utilization and may be material. The Company completed an analysis on its pre-2011 NOLs but has not completed an analysis to determine whether its NOLs generated between 2011 through 2018 are likely to be limited by Section 382 and 383. The Company anticipates that an ownership change as defined under Section 382 may have occurred during this period and that the resulting limitation could significantly reduce the Company’s ability to utilize its NOL carryforwards before they expire. Additionally, future ownership changes under Section 382 and 383 may also limit the Company’s ability to fully utilize any remaining tax benefits. The Company’s deferred tax assets have been offset by a valuation allowance. Therefore, any resulting reduction to the Company’s NOL carryforwards once the analysis is complete will be offset by a corresponding reduction of the valuation allowance and there would be no impact on the Company’s balance sheet, statement of operations, or cash flows.
Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse.
The following table sets forth the significant components of deferred tax assets and liabilities (in thousands):
	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$45,113	$46,477
Tax credit carryforwards	2,805	4,566
Deferred revenue	1,312	520
Stock compensation	2,557	1,628
Other deductible temporary differences	16,398	16,582
Total deferred tax assets	68,185	69,773
Less valuation allowance	(67,444)	(68,899)
Deferred tax assets	741	874
Deferred tax liabilities:
Fixed assets	219	171
Intangible assets	(75,757)	(73,225)
Other deductible temporary differences	(112)	(108)
Total deferred tax liabilities	(75,650)	(73,162)
Deferred tax liabilities, net	$(74,909)	$(72,288)

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized based on an assessment of positive and negative evidence. The Company has a valuation allowance against its deferred tax assets as of December 31, 2020 as it is more likely than not that we will not realize a benefit from these assets in a future period. The Company also maintains a deferred tax liability for indefinite life intangible assets that cannot be used as a source of income for non-indefinite lived deferred tax assets, resulting in a net deferred tax liability as of December 31, 2020. As of December 31, 2020, the Company’s valuation allowance decreased by $1.5 million from $68.9 million to $67.4 million primarily due to the write off of foreign tax credit deferred tax assets that expired unutilized in 2020.
At December 31, 2020, we had federal NOLs of $180.2 million expiring between 2027 and 2038, state and local NOLs of $99.3 million expiring between 2021 and 2038, and no foreign NOLs. In addition, we had foreign tax credit carryforwards of $2.8 million that will expire by the end of 2021.
At both December 31, 2020 and 2019, we had unrecognized tax benefits of $0.6 million, of which $0.6 million would be included in the effective tax rate if it was recognized in a subsequent period. We do not expect the December 31, 2020 amount to change significantly over the next 12 months. Our continuing practice is to recognize interest and penalties related to income tax matters in income tax expense.
Unrecognized tax benefits (in thousands):
	Fiscal Years Ended December 31,
	2020	2019
Balance at the beginning of the year	$610	$8,610
Increase (decrease) for positions taken in the prior year	—	—
Increase (decrease) for positions taken in the current year	—	—
Decrease related to settlements with taxing authorities	—	—
Decrease from lapse in statute of limitations	—	(8,000)
Balance at the end of the year	$610	$610
The statute of limitations for tax years 2016 and forward remains open to examination by the major U.S. taxing jurisdictions to which we are subject. In addition, due to the NOL carryforward position, tax authorities continue to have the ability to adjust the amount of our carryforward.
18.   Net Loss Per Share
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:
	Year Ended December 31,
	2020	2019
Stock options to purchase common stock	463,062	404,172
Unvested restricted stock units	56,036	87,455
Convertible promissory notes	122,253	480,085
Total	641,351	971,712
19.   Related Party Transactions
During 2011, the Company entered into a management agreement with an affiliate of one of its stockholders for management and consulting services. Based on the terms of this agreement, management fees are $1.0 million per calendar year. The Company recorded management fees of $1.0 million for each of the years ended December 31, 2020 and 2019. There were no amounts due to or due from this affiliate as

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
of December 31, 2020. There was approximately $5,000 due to this affiliate and no amounts due from this affiliate as of December 31, 2019. The Company terminated this agreement in the first quarter of 2021 upon consummation of the Merger.
20.   Segments
The Company has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses. The Direct-to-Consumer segment derives revenue from sales of consumer products sold through third-party retailers or online direct-to-customer. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming that is distributed through various channels, including websites and domestic and international television, and from trademark licenses for online gaming.
Segment information is presented in the same manner that the Company’s chief operating decision maker, (“CODM”), reviews the operating results in assessing performance and allocating resources. Total asset information is not included in the tables below as it is not provided to and reviewed by the Company’s CODM. The “All Other” line items in the tables below are primarily attributable to Playboy magazine and brand marketing and these segments do not meet the quantitative threshold for determining reportable segments. The Company discontinued publishing Playboy magazine in the first quarter of 2020. The “Corporate” line item in the tables below includes certain operating expenses that are not allocated to the reporting segments presented to the Company’s CODM. These expenses include legal, human resources, accounting/finance, information technology, facilities and the Chief Executive Officer. The accounting policies of the reportable segments are the same as those described in Note 1, Basis of Presentation and Summary of Significant Accounting Policies.
The following table sets forth financial information by reportable segment (in thousands):
	Year Ended December 31,
	2020	2019
Net revenues:
Licensing	$61,142	$50,906
Direct-to-Consumer	64,116	268
Digital Subscriptions and Content	20,913	23,243
All Other	1,491	3,693
Total	$147,662	$78,110
Operating income (loss):
Licensing	$44,466	$35,086
Direct-to-Consumer	(752)	(2,955)
Digital Subscriptions and Content	9,478	9,084
Corporate	(38,462)	(39,580)
All Other	(1,118)	(7,671)
Total	$13,612	$(6,036)
Depreciation and amortization:
Licensing	$(606)	$(1,295)
Direct-to-Consumer	(402)	(347)
Digital Subscriptions and Content	(240)	(365)
Corporate	(808)	(885)
All Other	(202)	(201)
Total	$(2,258)	$(3,093)

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Geographic Information
Revenue by geography is based on where the customer is located. The following table sets forth net revenues by geographic area (in thousands):
	Year Ended December 31,
	2020	2019
China	$39,236	$31,362
United States	76,426	18,194
Other	32,000	28,554
Total	$147,662	$78,110
21.   Correction of Prior Year Error
During the preparation of its consolidated financial statements for the year ended December 31, 2020, the Company noted that the number of authorized shares on the face of its consolidated balance sheet as of December 31, 2019 was improperly stated at 10,000,000 shares and was not revised to reflect the reduction of 5,000,000 shares per the Company’s Third Amended and Restated Certificate of Incorporation and the amendment thereto as filed with the State of Delaware on February 28, 2019. Additionally, the consolidated financial statements as of and for the year ended December 31, 2019 did not reflect the retirement of 800,961 treasury shares. The Company evaluated the error in accordance with Staff Accounting Bulletin No. 99, Materiality, and based upon quantitative and qualitative factors, determined that the error was not material to the previously issued annual and interim financial statements and disclosures included in previously filed proxy and registration statements, as the error was a reclassification between two equity accounts and did not change total stockholders’ equity. The Company has revised its prior period financial statements to correct the number of authorized shares and to reclassify $15.0 million, representing the cost basis of the treasury shares retired, from “treasury stock” to “additional paid-in capital” on the 2019 consolidated balance sheet. Additionally, the statement of stockholders’ equity has been revised to reflect the retirement of the treasury shares during the year ended December 31, 2019 and retirement of the treasury shares has been included as a noncash financing activity in the consolidated statement of cash flows for the year ended December 31, 2019.
22.   Subsequent Events
We have evaluated subsequent events from the balance sheet date through the date the consolidated financial statements were issued.
Convertible Promissory Notes
In January 2021, the outstanding convertible promissory note with CAA converted into 51,857 shares of the Company’s common stock. Additionally, the settlement terms of the outstanding notes with UTA were amended to extend the term to the one-month anniversary of the termination or expiration of the Merger Agreement. In connection with the consummation of the Merger, the notes will be repaid in cash at a 20% discount subsequent to the closing of the Merger. In February 2021, the outstanding convertible note with UTA was settled for $2.8 million resulting in a gain on extinguishment of $0.7 million.
Stock Options Granted
On January 31, 2021, the Company granted its Chief Executive Officer and President, an option to purchase 172,393 shares of Playboy stock at an exercise price of $58.89 per share, which have been assumed by PLBY Group, Inc. in connection with the Business Combination and converted into an option to purchase common stock of PLBY Group, Inc. in accordance with the conversion mechanics for other outstanding options described in the Merger Agreement. The option did not accelerate upon the closing of the Business Combination. The option will generally vest as follows, subject to continued employment or

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
service as a director through the applicable vesting date: one third on the first anniversary of the closing of the Business Combination and ratably in 24 monthly installments thereafter.
Merger with MCAC
On February 10, 2021, the Company completed the Merger with a wholly-owned subsidiary of MCAC, and the common stock of PLBY Group, Inc. (formerly known as MCAC), the Company’s parent company, began trading on February 11, 2021 on the Nasdaq Global Market. Refer to Note 1, Basis of Presentation and Summary of Significant Accounting Policies.
Acquisition of TLA
On March 1, 2021, the Company completed the acquisition of 100% of the equity of TLA Acquisition Corp. (“TLA”) for $25.1 million in cash consideration. TLA is the parent company of the Lovers family of stores, a leading omni-channel online and brick and mortar sexual wellness chain, with 41 stores in five states.

YANDY HOLDINGS, LLC AND SUBSIDIARY
Phoenix, Arizona
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

INDEPENDENT AUDITOR’S REPORT
To the Members of
Yandy Holdings, LLC and Subsidiary
Phoenix, Arizona
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Yandy Holdings, LLC and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations and members’ (deficit) capital, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yandy Holdings, LLC and Subsidiary as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Crowe LLP
Sherman Oaks, California
September 22, 2020

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2019 and 2018
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$382,068	$338,914
Other receivable	367,705	377,219
Inventory, net	8,198,088	6,509,998
Other current assets	221,779	244,844
Total current assets	9,169,640	7,470,975
Property, improvements and equipment, net	149,214	214,532
Intangible assets, net	12,744,250	15,484,250
Goodwill, net	—	15,807,801
Other assets	21,020	21,336
Total Assets	$22,084,124	$38,998,894
LIABILITIES AND MEMBERS’ (DEFICIT) CAPITAL
Current liabilities
Current portion of long term debt	$18,809,227	$11,952,665
Accounts payable	766,623	842,360
Accrued expenses	2,779,182	1,349,970
Contract liabilities	1,473,352	726,035
Accrued interest	596,226	—
Total current liabilities	24,424,610	14,871,030
Long-term debt, less current portion	—	6,707,291
Total liabilities	24,424,610	21,578,321
Members’ (deficit) capital (Note 4)
Total members’ (deficit) capital	(2,340,486)	17,420,573
Total Liabilities and Members’ (Deficit) Capital	$22,084,124	$38,998,894
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS’ (DEFICIT) CAPITAL
For the years ended December 31, 2019 and 2018
	2019		2018
Net sales	$43,101,855	100.0%	$42,427,835	100.0%
Cost of goods sold	26,291,726	61.0	26,382,482	62.2
Gross profit	16,810,129	39.0	16,045,353	37.8
Selling, general and administrative expenses	13,207,388	30.6	11,545,871	27.2
Impairment loss	15,807,801	36.7	—	—
Capital restructuring expense	2,180,444	5.1	422,741	1.0
Depreciation and amortization	2,860,470	6.6	2,891,556	6.8
	34,056,103	79.0	14,860,168	35.0
(Loss) Income from operations	(17,245,974)	(40.0)	1,185,185	2.8
Other income (expense)
Other income	220,572	0.5	251,122	0.6
Interest expense, net	(2,735,657)	(6.3)	(2,387,658)	(5.6)
	(2,515,085)	(5.8)	(2,136,536)	(5.0)
	(19,761,059)	(45.8)	(951,351)	(2.2)
Members’ (deficit) capital, beginning of period	17,420,573		18,371,924
Members’ (deficit) capital, end of period	$(2,340,486)		$17,420,573
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2019 and 2018
	2019	2018
Cash flows from operating activities
Net loss	$(19,761,059)	$(951,351)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	120,470	132,556
Amortization of intangible assets	2,740,000	2,759,000
Impairment of goodwill	15,807,801	—
Amortization of deferred financing costs	96,375	128,500
Loss on asset disposal	3,704	—
Payment in kind interest on seller note	552,896	510,791
Changes in operating assets and liabilities:
Other receivable	9,514	95,830
Inventory	(1,688,090)	429,707
Other assets	23,381	162,828
Accounts payable	(75,737)	(162,349)
Accrued expenses	1,429,212	(166,067)
Accrued interest	596,226	—
Contract liabilities	747,317	(60,682)
Net cash from operating activities	602,010	2,878,764
Cash flows from investing activities
Acquisition of property, improvements and equipment	(62,856)	(109,216)
Cash proceeds from disposal of fixed assets	4,000	—
Net cash from investing activities	(58,856)	(109,216)
Cash flows from financing activities
Principal payments on long-term debt	(500,000)	(3,212,437)
Net cash from financing activities	(500,000)	(3,212,437)
Net change in cash & cash equivalents	43,154	(442,889)
Cash & cash equivalents at beginning of period	338,914	781,803
Cash & cash equivalents at end of period	$382,068	$338,914
Supplemental cash flow information:
Cash paid during the year for:
Interest	$1,488,679	$1,748,367
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the consolidated financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been applied consistently in all material respects.
Nature of Business:   On September 30, 2014, Yandy Holdings, LLC (the “Company”) was organized in the state of Delaware and acquired all the member units of Yandy, LLC from Synergy Warehouse Solutions LLC (the “Acquisition”). The Company is engaged in the business of retailing intimate women’s apparel through its website (online retailer) which operates in their corporate and warehouse facilities in Phoenix, Arizona.
Principles of Consolidation:   The consolidated financial statements present the financial position and results of operations of Yandy Holdings, LLC and its wholly owned subsidiary, Yandy, LLC. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements. The financial statements as of and for the year ended December 31, 2019 reflect the activity just prior to the closing of the transaction discussed in note 10.
Use of Estimates:   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying footnotes. Actual results could differ from those estimates. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for returns, useful lives of fixed assets, inventory valuation, and fair value and recoverability of carrying value of long-lived assets, goodwill and intangible assets.
Revenue Recognition:   The Company generates revenue from the sale of Company-owned inventory of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels.
The Company adopted Accounting Standards Updates (“ASU”) 2014-09, Revenue from Contracts with Customers Topic 606 (“ASC 606”) as of January 1, 2019, using the using the modified retrospective method for all contracts that were not complete as of the date of adoption. The adoption of Topic 606 did not have a material impact on the Company’s financial statements for year ended December 31, 2019
The Company recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point. Revenue is recognized net of incentives and estimated returns. Sales tax assessed by governmental authorities is excluded from revenue. The Company periodically offers promotional incentives to customers, which include basket promotional code discounts and other credits. These are treated as a reduction of revenue.
A portion of the Company’s product sales is generated through third-party sellers, who list the Yandy product on their website. These sales are either fulfilled by Yandy or through the third-party seller’s fulfilment services. The Company’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to Yandy’s customers. In these arrangements, Yandy is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically controls the transaction price. Yandy is the principal in these transactions and recognizes gross revenue from product sales upon delivery of the products to end-customers. The Company recognizes expenses for the fees retained by the third-party sellers and cost of sales for inventory provided through drop-shipment arrangements.
The Company charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, the Company accounts for these activities as fulfillment activities. Expenses incurred for shipping and handling costs on shipments to customers are recorded as cost of goods sold and amounted to $6,825,241 and $6,652,357 for the years ended December 31, 2019 and 2018, respectively. Related costs paid to third-party shippers for freight-in from the Company’s suppliers are included in cost of

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
goods sold. Freight billed to customers is included in net sales and amounted to $4,302,220 and $4,470,458 for the years ended December 31, 2019 and 2018, respectively.
The Company’s contractual liabilities consist of unearned revenue and deferred revenue related to unredeemed site credits. The balance of unearned revenue totals $580,514 and $0 as of December 31, 2019 and 2018, respectively. Unearned revenue represents customer orders that have not been delivered to the customer and is estimated as orders placed in the last five calendar days of the year.
The balance of unredeemed site credits totals $892,838 and $726,036 as of December 31, 2019 and 2018, respectively. Revenue from issuances of site credits is recognized when the site credit is redeemed by the customer, or the likelihood of the site credit being redeemed by the customer is remote (breakage). The company has identified that the likelihood of redemption of site credits is remote after they are aged 2 years. The Company recognized breakage of $254,813 and $263,993 during years ended December 31, 2019 and 2018, respectively. Contract liabilities are recorded in other current liabilities on the consolidated balance sheets.
The Company maintains a reserve for future returns. The balance of the returns reserve is $427,320 and $52,365 as of December 31, 2019 and 2018, respectively. The returns reserve represents an estimate of product returns expected in a future period.
Cash and Cash Equivalents:   The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Concentration of Credit Risk:   The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.
Inventory:   Inventory consists primarily of finished goods and has been recorded at lower of cost or net realizable value. Cost is determined on a first-in, first-out basis. At December 31, 2019 and 2018, reserves for slow-moving and obsolete inventory amounted to $209,422 and $257,363, respectively.
Property, Improvements and Equipment:   Property, improvements and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives, which generally are seven years. Maintenance and repairs are charged directly to expense when incurred. Additions and betterments to property, improvements and equipment are capitalized.
When assets are disposed of, the related costs and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in operations.
Intangible Assets:   Intangible assets with definite useful lives are being amortized over their respective estimated useful lives. The Company annually evaluates the remaining useful lives of definite life intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization.
Goodwill:   Goodwill represents the excess of the cost of a company acquired over the fair value of the net assets at the date of acquisition.
Impairment of Long-Lived Assets and Goodwill:   The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. In accordance with ASC 360, the Company periodically reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent on the cash flows of other groups of assets and liabilities. Recoverability

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
of these assets (or asset group) is measured by comparison of the carrying value of each asset (or asset group) to the future undiscounted cash flows the asset (or asset group) is expected to generate over its remaining life. The estimated future net undiscounted cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. When indications of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value.
An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (determined based on estimated discounted future cash flows) of the long-lived assets. As of December 31, 2019 and 2018, management has determined that there were no impairments of its long-lived assets, other than goodwill.
The Company reviews goodwill for impairment annually or whenever events or changes in circumstances indicate that an impairment may exist. In conducting its annual impairment test, the Company first reviews qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the implied fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company performs its annual impairment tests at the end of each fiscal year.
The sale of assets to Playboy (see Note 10) is a triggering event that resulted in impairment of goodwill of approximately $15.8 million as of December 31, 2019. Intangible assets were also assessed for impairment and none was identified as of December 31, 2019. The Company did not recognize any impairment for intangible assets or goodwill in the year ended December 31, 2018. See Notes 3 and 4.
Deferred Financing Costs:   The Company capitalizes costs incurred from the issuance of debt as deferred financing costs. Deferred financing costs are amortized as additional interest expense over the life of the underlying debt.
Advertising Costs:   The Company expenses advertising costs as incurred. For the years ended December 31, 2019 and 2018, the Company reported $7,517,645, and $6,265,042, respectively, of advertising costs as a component of selling, general and administrative expenses.
Income Taxes:   The Company is a limited liability company formed under state statutes and taxed for federal and state purposes as a partnership. Accordingly, all taxable earnings of the Company are taxed to the individual members and accordingly, there is no provision for federal income taxes.
A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more likely than not test, no tax benefit is recorded. Management is not aware of any uncertain tax positions and there are no unrecognized benefits required to be recognized as a liability as of December 31, 2019 and 2018. The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense. The Company has no amounts accrued for interest or penalties as of December 31, 2019 and 2018.
Due to the pass-through status, the Company is not subject to U.S. federal income tax or state income tax, other than the gross receipts fee. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.
Sales Tax:   In 2018, the Company had physical nexus only in the state of Arizona. Therefore, the Company charged sales tax only to consumers in Arizona. The Supreme Court decision in South Dakota v Wayfair Inc. (2018) established a precedent for economic nexus for sales tax laws. In 2019, the Company

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
registered to pay sales tax in all U.S. states with economic nexus laws. The sales tax liability as of December 31, 2019 and 2018 was $345,512 and $14,553, respectively.
Major Vendors:   For the year ended December 31, 2019, one supplier represented approximately 11% of purchases. As of December 31, 2019, there were $19 of payable invoices related to the supplier. For the year ended December 31, 2018, one supplier represented approximately 13% of purchases. There were $487 of payable invoices related to this supplier at December 31, 2018.
NOTE 2 — PROPERTY, IMPROVEMENTS AND EQUIPMENT
Property, improvements and equipment as of December 31 consist of the following:
	2019	2018
Machinery and equipment	$307,847	$329,950
Computer equipment	223,532	211,067
Furniture and fixtures	49,983	48,608
Leasehold improvement	246,867	201,539
	828,229	791,164
Less accumulated depreciation and amortization	(679,015)	(576,632)
	$149,214	$214,532
For the years ended December 31, 2019 and 2018, depreciation expense amounted to $120,470 and $132,556, respectively.
NOTE 3 — INTANGIBLE ASSETS
Intangible assets as of December 31 consist of the following:
	Cost	Accumulated Amortization	Net Book Value
December 31, 2019
Non-Compete (5 years)	$380,000	$(380,000)	$—
Customer list (10 years)	12,450,000	(6,536,250)	5,913,750
Trademark (10 years)	14,380,000	(7,549,500)	6,830,500
	$27,210,000	$(14,465,750)	$12,744,250
December 31, 2018
Non-Compete (5 years)	$380,000	$(323,000)	$57,000
Customer list (10 years)	12,450,000	(5,291,250)	7,158,750
Trademark (10 years)	14,380,000	(6,111,500)	8,268,500
	$27,210,000	$(11,725,750)	$15,484,250
For the years ended December 31, 2019 and 2018, amortization expense recognized on all amortizable intangible assets amounted to $2,740,000 and $2,759,000, respectively.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 4 — GOODWILL
Goodwill consists of the following at December 31:
	2019	2018
Goodwill	$15,807,801	$15,807,801
Accumulated Impairment	(15,807,801)	—
	$—	$15,807,801
The Company sold substantially all its net assets to Playboy (see Note 10). The sale of the assets represented a triggering event that indicates the fair value of the Company’s net assets as of December 31, 2019 could have been impaired. Upon the completion of the quantitative goodwill impairment test, the Company determined that the full value of goodwill was impaired.
In connection with the sale to Playboy the Company became a Public Business Entity and the financial statements have been recast to reflect the revocation of the Private Company Council alternatives related to the amortization of goodwill resulting from previous business combinations
The effect of the retrospective change related to Goodwill, net and Members’ capital on the consolidated balance sheet was as follows:
	As Reported	Adjustments due to change in accounting principle	Balance at January 1, 2018
Balance Sheet
Goodwill, net	$10,670,264	$5,137,537	$15,807,801
Members’ capital	13,234,387	5,137,537	18,371,924
NOTE 5 — LONG-TERM DEBT
Long-term debt at December 31 consists of the following:
	2019	2018
Term loan	$11,549,040	$12,049,040
Seller note	7,260,187	6,707,291
	18,809,227	18,756,331
Less debt issuance costs	—	(96,375)
	18,809,227	18,659,956
Less current maturities	(18,809,227)	(11,952,665)
Total debt, net of current portion	$—	$6,707,291
Term Loan and Revolving Commitment:   Term loan and revolving commitment consists of total borrowings of $24,500,000, which consists of a term loan of $21,500,000 and a revolving commitment of $3,000,000. The term loan is payable to the lender in quarterly installments of $268,750. The Company paid down outstanding principal through cash flow sweeps of excess cash during 2018 and 2019. The term loan and revolving commitment are collateralized by substantially all of the Company’s assets. Principal amounts outstanding under the term loan accrue interest at the LIBOR Rate (with 1% floor) plus 11% (13% at December 31, 2019 and 2018) and are payable monthly.
A default interest rate adjustment was made in January 2017 that increased the calculation from LIBOR plus 9% to LIBOR plus 11%. Interest expense of $453,875 related to the default interest rate

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
adjustment was booked as accrued interest payable. Interest expense associated with the default interest rate adjustment was included in monthly cash payments beginning in May 2018. December 2019 interest expense of $142,351 was accrued and paid from the Playboy (see Note 10) transaction waterfall.
The Term Loan is subject to certain financial covenants. At December 31, 2019 and 2018, the Company was not in compliance with the EBITDA covenant requirement. The lack of compliance at both December 31, 2019 and 2018, are events of default as defined by the credit agreement. As such, outstanding borrowings under the term loan are classified as current in the consolidated balance sheet. The loan agreement requires that the borrower not have a condition of default as a condition precedent for future borrowings.
The Company executed two amendments to the credit agreement during 2019. As a result of the second amendment, the Termination Date changed from September 30, 2019 to January 31, 2020.
The Company incurred debt issuance costs of $642,500 that were capitalized as deferred financing costs. The unamortized balance of debt issuance costs at December 31, 2018 was $96,375. The debt issuance costs were fully amortized by December 31, 2019.
Seller Note:   In connection with the 2014 Acquisition, the Company entered into a promissory note with the seller in the principal amount of $6,075,000. The note is subordinated to the Term Loan. The principal amount outstanding accrues interest at an annual rate of 8% and is payable quarterly. In accordance with the Subordination Agreement, the Company has suspended cash interest payments on the promissory note beginning on December 31, 2017. The Company is now paying interest on the Seller Note via payment-in-kind (PIK) interest. At December 31, 2019 and December 31, 2018, the Company has $1,185,186 and $632,291 of additional principal outstanding due to payment-in-kind. The note payable matures in September 2020.
Scheduled principal maturities of long-term debt as of December 31, 2019:
	Term Loan	Seller Note	Total
2020	11,549,040	7,260,187	18,809,227
	$11,549,040	$7,260,187	$18,809,227
For the years ended December 31, 2019 and 2018, interest expense amounted to $2,735,657 and $2,387,658, respectively. Interest expense is inclusive of amortization of debt issuance costs amounting to $96,375 and $128,500 in 2019 and 2018, respectively.
NOTE 6 — EMPLOYEE BENEFITS
Defined Contribution Plan:   The Company maintains a defined contribution 401(k) plan (the “Plan”) designed in compliance with safe harbor provisions. All employees that are at least 18 years of age, have completed three months of service, and worked at least 400 hours of service are eligible to participate. The Plan provides for fixed contributions in which the Company contributes up to 3% of employee’s eligible earnings, as defined by the Plan.
Total expense related to the defined contribution plan amounted to $110,915 and $82,816 for the years ended December 31, 2019 and 2018, respectively. At December 31, 2019 and 2018, the Company has $110,915 and $57,779, respectively, accrued as defined contribution plan expense which is included in accrued expenses in the accompanying consolidated balance sheets.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 7 — COMMITMENTS
Leases:   The Company leases one warehouse and office facility in Phoenix, Arizona, under an operating lease agreement with an unrelated party. This lease was amended during 2019 and is set to expire in December 2020. For the years ended December 31, 2019 and 2018, total rent expense amounted to $310,098 and $264,084, respectively. The lease agreement contains provisions which require the Company to pay for all normal maintenance and property taxes.
Future minimum rental payments under operating lease agreements as of December 31, 2019 are as follows:
2020	$352,497
$352,497
NOTE 8 — RELATED PARTY TRANSACTIONS
Management Fees:   The Company entered into a management fee agreement with SPK Manager LLC, a shareholder of Yandy Holdings LLC, for financial advisory services. For each of the years ended December 31, 2019 and 2018, management fee expense amounted to $180,000. At December 31, 2019 and 2018, the Company has $360,000 and $180,000, respectively, of accrued management fees included in accrued expenses in the accompanying consolidated balance sheet.
NOTE 9 — MEMBERS’ CAPITAL
The Company has issued 14,014,244 Class A member Units as of December 31, 2019 and 2018, respectively. The Class A Units are entitled to all the rights of ownership. The holders of the Class A Units are entitled to one vote for each Class A Unit held. As of December 31, 2019, there were 14,014,244 Class A member Units outstanding
The Company has issued 6,006,105 Class B member Units as of December 31, 2019 and 2018, respectively. The Class B Units are entitled to all the rights of ownership. The holders of the Class B Units are entitled to one vote for each Class B Unit held. As of December 31, 2019, there were 6,006,105 Class B member units outstanding.
The Company has issued 1,214,878 Class C restricted member units to various key employees as of December 31, 2019 and 2018, respectively. The various employee agreements have different vesting schedules including four-year, three-year and upon a change of control. Termination of employment or service results in the forfeiture of all unvested restricted member units. These Class C units are intended to constitute a “profits interests” in the Company. As of December 31, 2019, there were 484,065 Class C member units vested and outstanding.
Upon liquidation, distributions are made first to Class A unitholders up to their initial capital contributions, then to Class B unitholders up to their initial capital contributions, then among all members (Class A, B & C) on a pro rata basis. No distributions were made to equity holders of Class A, B or C units as a result of the Playboy Transaction.
NOTE 10 — SUBSEQUENT EVENTS
Management has performed an analysis of the activities and transactions subsequent to December 31, 2019 to determine the need for any adjustments to and/or disclosures within the consolidated financial statements. Management has performed their analysis through September 22, 2020, the date the consolidated financial statements were available to be issued.
As of the close of business on December 31, 2019, the Company closed a transaction to sell its net assets, excluding cash and debt, to Y Acquisition Co LLC (later known as Yandy Enterprises LLC), a

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
wholly owned subsidiary of Playboy Enterprises Inc. (“Playboy”). The proceeds of the sale are to be used to pay obligations to existing stakeholders of Yandy Holdings, LLC.
A global pandemic related to the COVID-19 virus occurred during 2020. The pandemic has caused uncertainty to the economy and its impact to the business cannot be predicted. The Company made changes to its internal operations including remote-working and increased safety protocols to address risks associated with the virus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.
SEC registration fees	$5,979
Accounting fees and expenses	$35,000
Legal fees and expenses	$75,000
Financial printing and miscellaneous expenses	$20,000
Total	$135,979
Item 14.   Indemnification of Directors and Officers.
Our Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Item 15.   Recent Sales of Unregistered Securities.
In November 2019, MCAC issued 100 shares of common stock to certain of our initial shareholders. In January 2020, MCAC declared a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being outstanding. In May 2020, MCAC declared a reverse share dividend of one share of common stock for every 1.5 outstanding shares of common stock, resulting in 1,437,500 shares of common stock being outstanding, and the aggregate purchase price for the insider shares was $25,000, or approximately $0.017 per share.

Simultaneously with the closing of our IPO, MCAC consummated the sale of 321,500 Private Units to our Sponsor and Chardan, generating gross proceeds of $3,215,000. On June 17, 2020, Chardan exercised its over-allotment option in part and MCAC sold an additional 749,800 MCAC Units at an offering price of $10.00 per MCAC Unit, generating additional gross proceeds of $7,498,000. In connection with the underwriters’ partial exercise of their over-allotment option, our Sponsor and Chardan purchased from us an additional 33,741 Private Units for a total purchase price of $330,741, of which 29,992 Private Units was purchased by our Sponsor and 3,749 Private Units was purchased by Chardan.
In connection with the Business Combination, MCAC entered into Subscription Agreements with certain PIPE Investors, pursuant to which MCAC issued and sold to the PIPE Investors, in a private placement closed immediately prior to the closing of the Business Combination, 5,000,000 PIPE Shares at $10.00 per share, for an aggregate purchase price of $50,000,000.
At the Closing and pursuant to the Merger Agreement, MCAC (i) issued an aggregate of 20,916,812 shares of common stock to existing stockholders of Playboy, (ii) assumed Playboy options exercisable for an aggregate of 3,560,541 shares of common stock at a weighted average exercise price of $5.61 and (iii) assumed the obligation to issue shares in respect of terminated Playboy restricted stock units for an aggregate of 2,045,634 shares of common stock to be settled approximately one year following the Closing.
Upon the consummation of the Business Combination, Craig-Hallum Capital Group LLC and Roth Capital Partners LLC each received 100,000 shares of common stock as compensation for advisory services rendered to MCAC, including in their role as placement agents in the PIPE investment pursuant to an agreement, dated July 22, 2020, which was subsequently amended to join Roth Capital Partners, LLC on September 30, 2020. The services were completed as of September 30, 2020.
All securities stated above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors. No underwriting discounts or commissions were paid with respect to such sales.
Item 16. Exhibits and Financial Statement Schedules.
Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp, MCAC Merger Sub Inc., Suying Liu and Playboy Enterprises, Inc. (incorporated by reference to Annex A to MCAC’s Preliminary Proxy Statement file with the SEC on November 9, 2020)
3.1*	Second Amended and Restated Certificate of Incorporation of PLBY Group, Inc. (incorporated by reference to Exhibit 3.1 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
3.2*	Amended and Restated Bylaws of PLBY Group, Inc. (incorporated by reference to Exhibit 3.2 to PLBY’s Form 8-K filed with the SEC on February 16, 2021)
5.1*	Opinion of Loeb & Loeb LLP (incorporated by reference to Exhibit 5.1 of MCAC’s Registration Statement on Form S-1 (Registration No. 333-250017) filed with the SEC on May 27, 2020)
10.1*	Form of Subscription Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors (incorporated by reference to Exhibit 10.1 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)

Exhibit No.	Description
10.2*	Form of Registration Rights Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors (incorporated by reference to Exhibit 10.2 of Form 8-K filed with the SEC on October 1, 2020)
10.3*	Form of Support Agreement, dated as of September 30, 2020, by and among Playboy Enterprises, Inc., officers and directors of Mountain Crest Acquisition Corp, Sunlight Global Investment, LLC, Suying Liu and Dong Liu (incorporated by reference to Exhibit 10.3 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.4*	Amended and Restated Registration Rights Agreement, dated as of February 10, 2021, by and among PLBY Group, Inc., Suying Liu, Dong Liu, Nelson Haight, Todd Milbourn, Wenhua Zhang, RT-ICON Holdings LLC, and each of the other shareholders of Playboy Enterprises, Inc. whose names are listed on Exhibit A thereto (incorporated by reference to Exhibit 10.4 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.5*	Investor Rights Agreement, dated as of February 10, 2021, by and among PLBY Group, Inc. and RT-ICON Holdings LLC. (incorporated by reference to Exhibit 10.5 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.6*	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.6 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.7*	Voting Agreement, dated as of February 10, 2021, by and among PLBY Group, Inc., RT-ICON Holdings LLC and Drawbridge Special Opportunities Fund LP (incorporated by reference to Exhibit 10.7 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.8*	Form of PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.8 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.9*	Letter Agreement, dated June 4, 2020 by and between MCAC and Sunlight Global Investment LLC (incorporated by reference to Exhibit 10.6 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.10*	Investment Management Trust Agreement, dated June 4, 2020 by and between MCAC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 of MCAC’s Form 8-K filed with the SEC on June 10, 2020)
10.11*†	Consent to Merger Transaction and Wavier to Credit Agreement, dated as of December 31, 2020, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., and Yandy Enterprises LLC (f/k/a Y Acquisition Co. LLC), DBD Credit Funding LLC, as Administrative Agent, and the Lenders whose signatories are affixed hereto (incorporated by reference to Exhibit 10.30 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.12*	Subscription Agreement, dated June 4, 2020, by and between the Company and Sunlight Global Investment LLC (incorporated by reference to Exhibit 10.6 of MCAC’s Form 8-K filed with the SEC on June 10, 2020)
10.13*	Subscription Agreement, dated June 4, 2020, by and between the Company and Chardan Capital Markets, LLC (incorporated by reference to Exhibit 10.7 of MCAC’s Form 8-K filed with the SEC on June 10, 2020)
10.14*	Stock Purchase Agreement, dated September 30, 2020, by and among Sunlight Global Investment LLC, Suying Liu and Playboy Enterprises, Inc. (incorporated by reference to Exhibit 10.12 of MCAC’s Form S-1/A filed with the SEC on February 4, 2021)
10.15*†	Credit Agreement, dated as of June 24, 2014, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.9 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.16*	First Amendment to the Credit Agreement, dated as of June 7, 2016, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.10 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

Exhibit No.	Description
10.17*†	Second Amendment to the Credit Agreement, dated as of August 29, 2016, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.11 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.18*	Third Amendment to the Credit Agreement, dated as of July 20, 2017, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.12 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.19*†	Fourth Amendment to the Credit Agreement, dated as of April 12, 2018, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.13 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.20*†	Fifth Amendment to the Credit Agreement, dated as of June 14, 2018, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.14 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.21*	Sixth Amendment to the Credit Agreement, dated as of August 13, 2018, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.15 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.22*†	Seventh Amendment and Joinder to the Credit Agreement, dated as of December 24, 2018, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.16 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.23*	Eighth Amendment to the Credit Agreement, dated as of March 15, 2019, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.17 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.24*†	Ninth Amendment and Joinder to the Credit Agreement, dated as of December 31, 2019, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., Y Acquisition Co. LLC, China Products Licensing, LLC., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.18 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.25*†	Tenth Amendment to the Credit Agreement, dated as of March 27, 2020, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., Y Acquisition Co. LLC, China Products Licensing, LLC, Yandy Enterprises LLC., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.19 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.26*†	Eleventh Amendment to the Credit Agreement and Waiver, dated as of January 4, 2021, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., Y Acquisition Co. LLC, China Products Licensing, LLC, Yandy Enterprises LLC., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.20 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.27*	Commercial-Industrial Triple Net Lease, dated as of August 26, 2020, by and between Yandy Enterprises, LLC and 67 VB Owner, LP (incorporated by reference to Exhibit 10.21 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

Exhibit No.	Description
10.28*‡
Offer Letter, dated as of December 20, 2012, by and between Playboy Enterprises, Inc. and David Israel, as amended on February 8, 2021 (incorporated by reference to Exhibit 10.22 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

10.29*‡
Employment Agreement, dated as of January 31, 2021, by and between Playboy Enterprises, Inc. and Ben Kohn (as assumed by PLBY Group, Inc.) (incorporated by reference to Exhibit 10.23 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

10.30*‡
Employment Agreement, dated as of February 10, 2021, by and between Playboy Enterprises, Inc. and Chris Riley (as assumed by PLBY Group, Inc.) (incorporated by reference to Exhibit 10.24 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

10.31*‡
Offer Letter, dated as of January 23, 2021, by and between Playboy Enterprises, Inc. and Florus Beuting, as amended on February 8, 2021 (incorporated by reference to Exhibit 10.25 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

10.32*‡
Form of Indemnification Agreement, by and between PLBY Group, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.26 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

10.33*‡	PLBY Group, Inc. Non-Employee Director Compensation Policy, effective February 10, 2021 (incorporated by reference to Exhibit 10.27 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.34*†+
Product License Agreement, effective as of December 6, 2019, by and between Playboy Enterprises International, Inc. and New Handong Investment (Guangdong) Co., Ltd. (incorporated by reference to Exhibit 10.28 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)

10.35*+	First Amendment, effective as of June 18, 2020, to the Product License Agreement, effective as of December 6, 2019, by and between Playboy Enterprises International, Inc. and New Handong Investment (Guangdong) Co., Ltd. (incorporated by reference to Exhibit 10.29 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.36*‡	Employment Agreement, dated February 11, 2021, between PLBY Group, Inc. and Lance Barton (incorporated by reference to Exhibit 10.31 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.37*‡	Form of Option/RSU Acknowledgement and Lock-up Agreement (incorporated by reference to Exhibit 10.32 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.38*‡	Playboy Enterprises, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.33 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.39*‡	Form of Stock Option Award Agreement under Playboy Enterprises, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.34 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
10.40*†	Form of Aircraft Purchase Agreement, dated as of April 1, 2021 (incorporated by reference to Exhibit 10.1 of PLBY’s Form 8-K filed with the SEC on April 7, 2021)
14.1*	Code of Conduct and Ethics, adopted by PLBY Group, Inc.’s board of directors on February 10, 2021 (incorporated by reference to Exhibit 14.1 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
16.1*	Letter from Marcum LLP to the SEC, dated as of February 16, 2021 (incorporated by reference to Exhibit 16.1 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
21.1*	List of subsidiaries of PLBY Group, Inc. (incorporated by reference to Exhibit 21.1 of PLBY’s Form 8-K filed with the SEC on February 16, 2021)
23.1	Consent of Marcum LLP, independent registered public accounting firm of Mountain Crest Acquisition Corp.
23.2	Consent of Prager Metis CPAs LLP, independent registered public accounting firm of Playboy Enterprises, Inc.

Exhibit No.	Description
23.3	Consent of Crowe LLP, independent auditor of Yandy Holdings, LLC and Subsidiary.
23.4*	Consent of Loeb & Loeb LLP(included as part of Exhibit 5.1).
101. INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*
Previously filed.

†
Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted portions of the exhibit upon request.

‡
Management contract or compensation plan or arrangement.

(a)
Financial Statements. The financial statements filed as a part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.   Undertakings.
The undersigned registrant, hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on April 21, 2021.
PLBY GROUP, INC.
By:
/s/ Ben Kohn

Name:  Ben Kohn
Title:   Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ben Kohn and Lance Barton and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Ben Kohn Ben Kohn	Chief Executive Officer, President and Director (Principal executive officer)	April 21, 2021
/s/ Lance Barton Lance Barton	Chief Financial Officer, (Principal financial officer)	April 21, 2021
/s/ Florus Beuting Florus Beuting	Chief Accounting Officer, (Principal accounting officer)	April 21, 2021
/s/ Suhail Rizvi Suhail Rizvi	Chairman of the Board	April 21, 2021
/s/ Suying Liu Suying Liu	Director	April 21, 2021
/s/ Tracey Edmonds Tracey Edmonds	Director	April 21, 2021
/s/ James Yaffe James Yaffe	Director	April 21, 2021